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                                                                  EXHIBIT 10.24


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                        ENSTAR CABLE OF CUMBERLAND VALLEY

                                 LOAN AGREEMENT

                            As of September 30, 1997



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                                TABLE OF CONTENTS

                                                                                                       Page
                                                                                                       ----
1.         DEFINITIONS..................................................................................  1

2.         THE CREDITS..................................................................................  1
           2.1.           The Revolving Credit..........................................................  1
                          2.1.1.  Maximum Amount of Credit..............................................  1
                          2.1.2.  Loan Account; Promissory Notes........................................  1
                          2.1.3.  Interest; Maturity....................................................  1
           2.2.           Application of Proceeds.......................................................  1
                          2.2.1.  Revolving Credit......................................................  2
                          2.2.2.  Specifically Prohibited Applications..................................  2
           2.3.           Lender's Credit Agreement.....................................................  2

3.         INTEREST; PRICING OPTIONS; FEES..............................................................  2
           3.1.           Interest......................................................................  2
                          3.1.1.  Certain Definitions...................................................  3
           3.2.           Commitment Fee................................................................  3
           3.3.           The Offshore Loans............................................................  3
                          3.3.1.  Certain Definitions...................................................  3
                          3.3.2.  Election of the Offshore Rate.........................................  3
                          3.3.3.  Selection of Interest Periods.........................................  3
           3.4.           Computation of Interest.......................................................  3
           3.5.           Reimbursement of Certain Expenses.............................................  3

4.         CONDITIONS TO MAKING LOANS...................................................................  4
           4.1.           Notes.........................................................................  4
           4.2.           Security Documents............................................................  4
           4.3.           Partner's Certificate.........................................................  4
           4.4.           Proper Proceedings............................................................  4
           4.5.           Required Consents and Approvals...............................................  4
           4.6.           Legality, etc.................................................................  4
           4.7.           Legal Opinions................................................................  5
           4.8.           Insurance Policies............................................................  5
           4.9.           General.......................................................................  5

5.         PAYMENT PROVISIONS...........................................................................  5
           5.1.           Payment on Maturity...........................................................  5
           5.2.           Contingent Required Prepayments...............................................  5
                          5.2.1.  Excess Loans..........................................................  5
                          5.2.2.  Mandatory Prepayments From Net Proceeds...............................  5
                          5.2.3.  Debt Issuance.........................................................  5
                          5.2.4.  Mandatory Prepayments From Excess Cash Flow...........................  5
                          5.2.5.  Voluntary Prepayments.................................................  6

6.         LOAN SECURITY................................................................................  6
           6.1.           Security Interests............................................................  6
                          6.1.1.  Tangible Personal Property............................................  6
                          6.1.2.  Rights to Payment of Money............................................  6
                          6.1.3.  Intangibles...........................................................  7
                          6.1.4.  Pledged Securities....................................................  7
                          6.1.5.  Other Property........................................................  7
                          6.1.6.  Proceeds and Products.................................................  7
           6.2.           Additional Security...........................................................  7
           6.3.           Representations, Warranties and Covenants With Respect to Loan Security.......  8
                          6.3.1.  Pledged Stock.........................................................  8
                          6.3.2.  Affiliate Pledged Indebtedness........................................  8
                          6.3.3.  Other Pledged Indebtedness............................................  8
                          6.3.4.  Specified Liens.......................................................  8
                          6.3.5.  Location of Accounts..................................................  8
                          6.3.6.  Name for Conducting Business..........................................  8


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
                          6.3.7.  Location of Tangible Property.........................................  8
                          6.3.8.  Insurance.............................................................  9
           6.4.           Perfection of Loan Security...................................................  9
           6.5.           Indemnity.....................................................................  9
           6.6.           Administration of Loan Security...............................................  9
                          6.6.1.  Accounts..............................................................  9
                          6.6.2.  The Pledged Securities................................................ 10
                          6.6.3.  Use of Loan Security.................................................. 10
                          6.6.4.  Custody of Loan Security.............................................. 11

7.         GENERAL COVENANTS............................................................................ 11
           7.1.           Taxes, etc.................................................................... 11
           7.2.           Conduct of Business, etc...................................................... 11
                          7.2.1.  Types of Business..................................................... 11
                          7.2.2.  Maintenance of Properties; Compliance With Franchises, etc. .......... 11
                          7.2.3.  Statutory Compliance.................................................. 11
                          7.2.4.  Transactions With Affiliates.......................................... 12
           7.3.           Insurance..................................................................... 12
           7.4.           Financial Statements.......................................................... 12
                          7.4.1.  Annual Statements..................................................... 12
                          7.4.2.  Quarterly Statements.................................................. 13
                          7.4.3.  Other Reports; Information Returns.................................... 13
                          7.4.4.  Regulatory or Other Action; Defaults.................................. 13
                          7.4.5.  Other Information..................................................... 14
           7.5.           Restrictions on Indebtedness.................................................. 14
           7.6.           Restrictions on Guarantees.................................................... 14
           7.7.           Restrictions on Liens......................................................... 14
           7.8.           Investments................................................................... 15
           7.9.           Distributions................................................................. 16
           7.10.          Certain Financial Tests....................................................... 16
                          7.10.1. Maximum Leverage Ratio................................................ 16
                          7.10.2. Minimum Interest Coverage............................................. 16
                          7.10.3. Minimum Fixed Charge Coverage Ratio................................... 16
           7.11.          Limitation on Lease Obligations............................................... 16
           7.12.          Merger, Consolidation and Sale of Assets...................................... 17
           7.13.          Partnership Agreement; Management Agreement................................... 17
           7.14.          Pension Plans................................................................. 17
           7.15.          Indebtedness.................................................................. 17
           7.16.          Plan Assets................................................................... 17
           7.17.          Use of Proceeds............................................................... 17
           7.18.          Payment of Obligations........................................................ 17
           7.19.          Compliance With Laws.......................................................... 18
           7.20.          Compliance With ERISA......................................................... 18
           7.21.          Environmental Laws............................................................ 18
           7.22.          Further Assurances............................................................ 18
           7.23.          Contingent Obligations........................................................ 18
           7.24.          Joint Ventures................................................................ 18
           7.25.          Subsidiaries.................................................................. 19

8.         REPRESENTATIONS AND WARRANTIES............................................................... 19
           8.1.           Organization and Business..................................................... 19
                          8.1.1.  The Company........................................................... 19
                          8.1.2.  Enstar Communications................................................. 19
                          8.1.3.  Qualification......................................................... 19
           8.2.           No Contravention.............................................................. 19
           8.3.           Governmental Authorization.................................................... 19
           8.4.           Binding Effect................................................................ 20
           8.5.           Financial Statements.......................................................... 20
           8.6.           Licenses, etc................................................................. 20
                          8.6.1.  Franchises; Licenses.................................................. 20
                          8.6.2.  FCC and Other Matters................................................. 20
           8.7.           Changes in Condition.......................................................... 21
           8.8.           Assets........................................................................ 21
           8.9.           Litigation.................................................................... 21
           8.10.          Tax Returns................................................................... 21




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


           8.11.          No Legal Obstacle to Agreement................................................ 21
           8.12.          Defaults...................................................................... 22
           8.13.          Certain Obligations........................................................... 22
           8.14.          Government Regulation; Margin Stock........................................... 22
                          8.14.1. Government Regulation................................................. 22
                          8.14.2. Margin Stock.......................................................... 22
           8.15.          Pension Plans................................................................. 22
           8.16.          Insurance..................................................................... 22
           8.17.          Disclosure.................................................................... 22
           8.18.          Plan Assets................................................................... 22

9.         DEFAULTS..................................................................................... 22
           9.1.           Events of Default............................................................. 22
           9.2.           Annulment of Defaults......................................................... 24
           9.3.           Waivers....................................................................... 24
           9.4.           Course of Dealing............................................................. 24
           9.5.           Right to Realize Upon Loan Security........................................... 24
                          9.5.1.  Marshaling, etc....................................................... 25
                          9.5.2.  Sales of the Loan Security............................................ 25
                          9.5.3.  Application of Proceeds............................................... 25
           9.6.           Governmental Regulation....................................................... 25

9A.        GUARANTEES................................................................................... 26
           9.A.1.         Guarantee of Bank Obligations................................................. 26
           9.A.2.         Waivers With Respect to Guaranteed Obligations................................ 27
           9.A.3.         Power to Waive, etc........................................................... 27
           9.A.4.         Information re Company, etc................................................... 28
           9.A.5.         Subordination................................................................. 28
           9.A.6.         Further Assurances............................................................ 29
           9.A.7.         Representation and Warranties................................................. 29
                          9.A.7.1.  Partnership Authority............................................... 29
                          9.A.7.2.  No Legal Obstacle to Agreement...................................... 29
           9.A.8.         Financial Statements.......................................................... 29
           9.A.9.         Other Reports; Information Returns............................................ 29

10.        DEFINITIONS.................................................................................. 29

11.        EXPENSES; INDEMNITY; FEES.................................................................... 36

12.        NOTICES...................................................................................... 37

13.        PAYMENTS..................................................................................... 37

14.        AMENDMENTS................................................................................... 37

15.        LIMITED RECOURSE AGAINST GENERAL PARTNERS.................................................... 38

16.        SURVIVAL OF COVENANTS........................................................................ 38

17.        WAIVER OF JURY TRIAL......................................................................... 38

18.        DEFEASANCE................................................................................... 38

19.        SERVICE OF PROCESS........................................................................... 38

20.        SUCCESSORS AND ASSIGNS....................................................................... 38

21.        MISCELLANEOUS................................................................................ 39

                                CREDIT AGREEMENT


Enstar Finance Company, LLC
474 South Raymond Avenue
Suite 200
Pasadena, CA  91105

Gentlemen:

        In connection with the loans provided for herein, the undersigned Enstar Cable of Cumberland Valley, L.P., a Georgia general partnership (the "Company"), hereby agrees with you (sometimes referred to herein as the "Lender") as follows:

1. DEFINITIONS. Certain terms are used in this Agreement as specifically defined herein. These definitions are set forth or referred to in Section 10 hereof.

2. THE CREDITS. Subject to all of the terms and conditions hereof,there is hereby established the Revolving Credit referred to below:

        2.1. The Revolving Credit. Subject to all the terms and conditions hereof and so long as there shall exist no Default, on September 30, 1997 (the "Initial Closing Date"), and thereafter on such dates prior to August 31, 2001, as the Company may request by 10:00 a.m. (Los Angeles time) not less than four (or, if no part of the requested loan is to be subject to an Offshore Rate, two) Business Days' prior written notice to you (which dates, together with the Initial Closing Date, are called "Closing Dates"), you will lend to the Company such amounts (in integral multiples of $50,000) as the Company may from time to time request in such notice (each loan hereunder shall be considered an "Advance"); provided, however, that the aggregate principal amount of all such loans at any one time outstanding shall not exceed the Maximum Amount of Credit. The proceeds of each such loan shall be applied only as provided in Section 2.2 below. In connection with each loan hereunder, you shall have received a certificate dated the applicable Closing Date in substantially the form of
Exhibit 4.3 hereto.

                   2.1.1. Maximum Amount of Credit. The aggregate principal amount of all loans evidenced by the Loan Account shall at no time exceed $9,180,952 (or such lesser amount being an integral multiple of $50,000 as the Company shall have irrevocably specified from time to time by written notice to the Lender) (the "Maximum Amount of Credit").

                   2.1.2. Loan Account; Promissory Notes. The Lender will establish on its books a loan account for the Company (the "Loan Account") which shall be administered as follows: the Lender shall debit to the Loan Account, and the Loan Account shall evidence, the principal amount of all loans from time to time made by the Lender pursuant to Section 2 hereof, and the Lender shall credit to the Loan Account all payments made on account of the Indebtedness evidenced by the Loan Account. The aggregate principal amount of the loans evidenced by the Loan Account from time to time is referred to herein as the "Loans". The Loans made hereunder shall be evidenced by one or more Notes, in addition to the Loan Account. The Lender shall endorse on the schedules annexed to the Note(s) the date, amount and maturity of each Loan and the amount of each payment of principal made by the Company with respect thereto. The Lender is irrevocably authorized by the Company to endorse its Note(s) and the Lender's record shall be conclusive absent manifest error; provided, however, that the failure of the Lender to make, or an error in making, a notation on the Notes or the Loan Account or other records maintained with respect thereto with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to the Lender.

                   2.1.3. Interest; Maturity. The Loans shall bear interest at the rates specified in Section 3 hereof, and shall be payable and prepayable as set forth in Section 5 hereof. The stated maturity of the Loans is August 31, 2001.

        2.2. Application of Proceeds. The Company covenants that it will apply


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

the proceeds of the Loans only as follows:

                   2.2.1. Revolving Credit. The Company shall apply the proceeds of the Loans made to it pursuant to Section 2 hereof on the Initial Closing Date to pay in full the principal amount of its Indebtedness to Merita Bank, Ltd., outstanding on such date together with all accrued and unpaid interest thereon as of such date, and, subject to Section 2.2.2 hereof, the Company shall apply the proceeds of all other Loans made to it pursuant to Section 2 hereof on or after the Initial Closing Date for the purposes set forth in Section 7.17.

                   2.2.2. Specifically Prohibited Applications. The Company will not directly or indirectly apply any part of the proceeds of any Loan made pursuant to this Agreement for the purposes of purchasing or carrying of any "margin stock" within the meaning of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder, all as from time to time in effect, or to the refunding of any loan incurred for such purpose.

        2.3. Lender's Credit Agreement. The obligation of the Lender to make the Loans set forth in Section 2 is subject to the Lender's compliance with the provisions of its Credit Agreement dated as of September 30, 1997 with Banque Paribas, as Administrative Agent, Bank of America National Trust and Savings Association, as Documentation Agent, and the other financial institutions party thereto attached hereto as Exhibit 2.3 (the "Lender's Credit Agreement"). If for any reason (including without limitation the occurrence or continuation of an "Event of Default" under the Lender's Credit Agreement (as defined therein) or the failure of the Lender to satisfy any condition required to borrow under the Lender's Credit Agreement), the Lender is unable to, or not permitted to, borrow under the Lender's Credit Agreement, the obligation of the Lender to make Loans hereunder shall terminate.

3.      INTEREST; PRICING OPTIONS; FEES.

        3.1. Interest. The Loan shall accrue and bear daily interest at a rate per annum which shall at all times equal the Applicable Rate. Prior to any stated or accelerated maturity of the Loan the Company will, on the last Business Day of each March, June, September and December of each year (each a "Payment Date"), beginning on the first such date after the Initial Closing Date, pay to you the accrued and unpaid interest on the portion of the Loan which was not subject to an Offshore Rate. Prior to any stated or accelerated maturity of the Loan, on the last day of each Interest Period for each Offshore Rate Loan or on any earlier termination of any Offshore Rate Loan, the Company will pay to you the accrued and unpaid interest on the portion of the Loan which was subject to the Offshore Rate which expired or terminated on such date; provided, however, that if any Interest Period is longer than three months, the Company will pay to you the accrued and unpaid interest on the portion of the principal amount of the Loan (i) at three-month intervals, the first such payment to be made on the last Business Day of the three-month period which begins on the first day of such Interest Period, and (ii) on the last day of such Interest Period. On any stated or accelerated maturity of the Loan, all accrued and unpaid interest on a Loan shall be immediately due and payable, including without limitation any accrued and unpaid interest on any portion of the Loan which is subject to an Offshore Rate. In addition, the Company will, on demand, pay to you interest on any overdue installments of principal and, to the extent not prohibited by applicable law, on any overdue installments of interest, and fees and other amounts owed to you hereunder at a rate per annum which is at all times equal to the sum of 2% plus the Applicable Rate then in effect; provided, however, that on and after the expiration of any Interest Period applicable to any Offshore Rate Loan outstanding on the date of occurrence of any Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration bear interest at a rate per annum equal to the Base Rate plus 2%.



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                   3.1.1. Certain Definitions. For purposes of this Agreement:

                          (a) The term "Applicable Rate" shall mean, on any day:

                                        (i) with respect to any portion of the
                                Loan which is at the time subject to an
                                effective Offshore Rate, the Offshore Rate plus 1.875%;

                                        (ii) with respect to any other portion
                                of the Loan, the sum of 0.625% plus the Base
                                Rate.

                          (b) The term "Base Rate" shall mean for any day, the
higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced by Banque Paribas in Los Angeles as its "base rate". Any change in the Base Rate shall take effect at the opening of business on a day specified in the public announcement of such change.

        3.2. Commitment Fee. In consideration of Lender's commitment to make the loans provided for in Section 2 hereof, while such commitment is outstanding, the Company will pay to you, on each Payment Date, commencing on the first Payment Date after the Initial Closing Date, a fee equal to 1/2% per annum on the amount by which (i) the average daily Maximum Amount of Credit exceeded (ii) the average daily principal amount of the Loan outstanding during the three-month period or portion thereof ending on such Payment Date; provided, however, that the commitment fee payable on the first such Payment Date shall be for the period from the Initial Closing Date through such Payment Date.

        3.3.       The Offshore Loans.

                   3.3.1. Certain Definitions. For purposes of this Agreement, the terms "Offshore Rate" and "Interest Period" shall have the meanings ascribed to such term in the Lender's Credit Agreement.

                   3.3.2. Election of the Offshore Rate. Subject to all the terms and conditions hereof and so long as there exists no Default, the Company may, by irrevocable notice to you received not less than four Business Days prior to the commencement of the Interest Period selected in such notice, elect to have all or such portion of the Loan as the Company may specify in such notice accrue and bear daily interest during the Interest Period so selected at a per annum rate equal to the Applicable Rate computed on the basis of the Offshore Rate for such Interest Period; provided, however, that no such election shall become effective if, prior to the commencement of such Interest Period, you in your sole discretion determine that you are unable to obtain a corresponding loan at the Offshore Rate under the Lender's Credit Agreement; and provided, further, that no such election shall be made with respect to any portion of the Loan which is less than $100,000.

                   3.3.3. Selection of Interest Periods. Interest Periods shall be selected so that (i) there are no more than two (2) Interest Periods in effect and (ii) no Interest Period shall expire later than August 31, 2001.

        3.4. Computation of Interest. All computations of interest for Base Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

        3.5. Reimbursement of Certain Expenses. To the extent the Lender is required to make any payments pursuant to Sections 3.1, 3.2, 3.3 or 3.4, of the Lender's Credit Agreement, and such payments relate to any actions of the

Company or relate to loans of the Lender which were used to fund any part of or all of the Loans outstanding hereunder, the Company shall pay to the Lender its pro rata share of all such reimbursements. The Lender shall determine, in its reasonable discretion, the Company's pro rata share of such reimbursements which shall be conclusive in absence of manifest error. To the extent reimbursements relate to Offshore Rate Loans, the Company's pro rata share shall be its portion of all Offshore Rate Loans then made by the Lender; to the extent the reimbursements relate to Base Rate Loans, the Company's pro rata share of such expenses shall be the Company's pro rata share of all Base Rate Loans then borrowed by the Lender. In addition, if the Lender is required under the Lender's Credit Agreement to enter into Swap Contracts (as defined in the Lender's Credit Agreements) with respect to any amounts outstanding under the Lender's Credit Agreement, the Company shall pay its pro rata share of the net costs incurred by the Lender with respect to such Swap Contracts. The Company's share of such expenses shall be based upon the principal amount of the Loans then outstanding to the Company over the principal amount of all loans made by the Lender to the Company and other borrowers.

4. CONDITIONS TO MAKING LOANS. Your obligation to make any Loan pursuant to this Agreement shall be subject to compliance by the Company with its agreements herein contained, subject to Section 2.3 and to the satisfaction, at or before the making of such Loan, of the following further conditions:

        4.1. Notes. The Company shall have executed and delivered the Note(s) evidencing the Loans.

        4.2. Security Documents. The Company shall have duly authorized, executed, acknowledged, delivered, filed, registered, recorded such security agreements, mortgages, notices, financing statements and other instruments as you may have requested in order to perfect the security interests and encumbrances purported or required to be created in the Loan Security.

        4.3. Partner's Certificate. The representations and warranties contained in Sections 6.3 and 8 hereof shall be true and correct on and as of each Closing Date with the same force and effect as though made on and as of such Closing Date; no Default shall exist prior to or after giving effect to the extension of credit to be made on such Closing Date; between June 30, 1997 and such Closing Date, neither the business nor the assets nor the condition, financial or otherwise, of the Company shall have been materially and adversely affected as the result of any fire, flood, explosion, accident, drought, strike, lockout, riot, sabotage, confiscation, condemnation or purchase of any property by governmental authority, activities of armed forces, acts of God or the public enemy, new or amended legislation or regulation, regulatory order, judicial decision or other event or development whether or not related to those enumerated above; and you shall have received on such Closing Date a Partner's Certificate to these effects and to the effect that each of the conditions set forth in this Section 4.3 to be satisfied on or prior to such Closing Date has been satisfied in substantially the form of Exhibit 4.3 hereto signed by the president, vice president or the chief financial officer of the Corporate General Partner at the time in office.

        4.4. Proper Proceedings. All proper partnership and corporate proceedings shall have been taken by the Company and the Corporate General Partner to authorize this Agreement, each other Loan Agreement and the transactions contemplated hereby and thereby.

        4.5. Required Consents and Approvals. All necessary consents, approvals and authorizations of any Person (including without limitation any governmental or administrative agency) to or of any of the transactions contemplated by this Agreement or any other Loan Agreement shall have been obtained and shall be in full force and effect.

        4.6. Legality, etc. The making of the requested loan shall not subject you to any penalty or special tax, shall not be prohibited by any law or governmental order or regulation applicable to you or to the Company, and shall not violate any voluntary foreign credit restraint program of the executive branch of the government of the United States of America, the Board of Governors of the Federal Reserve System or any other governmental or administrative agency.

        4.7. Legal Opinions. You shall have received an opinion of Weinstein, Boldt, Racine, Halfhide & Camel dated as of the Initial Closing Date addressed to you substantially in the form of Exhibit 4.7.

        4.8. Insurance Policies. You shall have received standard lenders' payable endorsements with respect to the insurance policies or other instruments or documents evidencing insurance coverage on the properties of the Company in accordance with Section 7.3.

        4.9. General. All instruments and legal, partnership and corporate proceedings in connection with the transactions contemplated by this Agreement or any other Loan Agreement shall be satisfactory in form and substance to you and the Banks under the Lender's Credit Agreement and you and the Banks under the Lender's Credit Agreement shall have received copies of all documents, including without limitation records of partnership and corporate proceedings and opinions of counsel, which you may have reasonably requested in connection therewith, such documents where appropriate to be certified by proper partnership, corporate or governmental authorities.

5. PAYMENT PROVISIONS. The Company covenants that so long as you shall be committed to extend credit under this Agreement and so long as any Loan Obligations are outstanding:

        5.1. Payment on Maturity. On the Termination Date or any accelerated maturity of the Loans, the Company will pay to you an amount equal to the entire outstanding principal amount of the Loans, together with all accrued and unpaid interest with respect thereto and, upon any accelerated maturity of the Loans, any other Loan Obligations then outstanding. The "Termination Date" shall be the earlier of (i) August 31, 2001, (ii) the date occurring on the four year anniversary of the Initial Closing Date, or (iii) the "Termination Date" under and as defined in the Lender's Credit Agreement.

        5.2.       Contingent Required Prepayments.

                   5.2.1. Excess Loans. If at any time the aggregate principal amount of the Loans exceeds the Maximum Amount of Credit, the Company will promptly pay to you the amount of such excess.

                   5.2.2. Mandatory Prepayments From Net Proceeds. Within three
(3) days from (i) the date of any Disposition or (ii) an Event of Loss, the Company will pay to you, without premium (except as provided in Section 3.5 hereof), as a mandatory prepayment on account of the principal amount of the Loans, the lesser of (i) an amount equal to 100% of the Net Proceeds received by the Company with respect to such Disposition or Event of Loss, as the case may be, or (ii) such principal amount of the Loans as may then be outstanding. The principal amount of the Loans prepaid pursuant to this Section 5.2.2 may not be reborrowed and shall reduce the Maximum Amount of Credit.

                   5.2.3. Debt Issuance. If the Company enters into any transaction pursuant to which the Company incurs Indebtedness, the Company shall promptly notify you of the amount of such Indebtedness. Promptly upon, and in no event later than one day after, receipt by the Company of any amounts in respect of such Indebtedness, the Company shall prepay, without premium (except as provided in Section 3.5 hereof) the Loans in an aggregate amount equal to the amount of such Indebtedness. The principal amount of the Loans prepaid pursuant to this Section 5.2.3 may not be reborrowed and shall reduce the Maximum Amount of the Credit.

                   5.2.4. Mandatory Prepayments From Excess Cash Flow. So long as the Company's Maximum Leverage Ratio for any Fiscal Quarter is greater than 4.25:1.00, then at the time of furnishing the financial statements required by
Section 7.4.2, 7.4.2 hereof with respect to any Fiscal Quarters of the Company and in any event within 60 days after the end of each such Fiscal Quarter of the Company, commencing with the Fiscal Quarter ending December 31, 1997, the Company will pay to you, without premium (except as provided in Section 3.5 hereof), as a mandatory prepayment on account of the principal amount of the Loans, the lesser of (i) an amount equal to 100% of the Excess Cash Flow as of the end of each such Fiscal Quarter, or (ii) the principal amount of the Loans as may then be outstanding. The principal amount of the Loans prepaid pursuant to this Section 5.2.4 may not be reborrowed and shall reduce the Maximum Amount of Credit.

                   5.2.5. Voluntary Prepayments. Upon not less than two (2) Business Days' prior notice to you, the Company may at any time or from time to time prepay, without premium (except as provided in Section 3.5 hereof), all or any portion of the outstanding principal amount of the Loans in integral multiples of $50,000. Notice of prepayment having been given in accordance with this Section 5.2.5, the amount specified to be prepaid shall become due and payable on the date specified for prepayment and from and after such date (unless the Company shall fail to make payment thereof) interest thereon shall cease to accrue. The principal amount of the Loans prepaid pursuant to this
Section 5.2.5 may be reborrowed pursuant to Section 2 hereof, subject to the limitations thereof.

6. LOAN SECURITY. The payment and performance of the Loan Obligations shall at all times be secured as follows:

        6.1. Security Interests. This Agreement secures, and the Loan Security is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), of all obligations and liabilities of every nature of the Company now or hereafter existing under or arising out of or in connection with, the Loan Obligations, this Agreement and the other Loan Agreements, now or hereafter existing, and all extensions or renewals thereof, whether for principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to the Company, would accrue on such obligations), fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Lender as a preference, fraudulent transfer or otherwise (all such obligations and liabilities being the "Secured Obligations"). The Company hereby assigns to you for your benefit and the benefit of the holders from time to time of the Notes, and hereby grants to you for your benefit and the benefit of the holders from time to time of the Notes, a security interest in, to and under all of the Company's right, title and interest in and to the following, in each case whether now or hereafter existing or in which the Company now has or hereafter acquires an interest and wherever the same may be located (the "Loan Security"):

                   6.1.1. Tangible Personal Property. All of its goods, machinery, equipment, inventory and all other tangible personal property of any nature whatsoever, wherever located, including without limitation antennae, microwave and other receivers and transmitters, earth stations, studio and head end equipment, computers, computer equipment, converters, decoders, power supplies, electronic equipment, mechanical fittings, signal processors, wire, cable of all types (including without limitation coaxial and fiber optic cable), amplifiers, filters, traps, connectors, anchors, radio, television, motion picture and video tape equipment, including camera, recorders and players, tools and lifts.

                   6.1.2. Rights to Payment of Money. All accounts and other rights to receive the payment of money, including without limitation, receivables, rights to receive the payment of money under present or future contracts or agreements (whether or not earned by performance) and rights to receive payments from cable television subscribers (all such accounts and other such rights being referred to herein as "Accounts").

                   6.1.3. Intangibles. To the extent that the valid and enforceable terms thereof or any valid and enforceable law or regulation applicable thereto does not prohibit their being subjected to a security interest, all Franchises, rights under agreements with public utilities and microwave transmission companies, distribution and exhibition rights, common law and statutory copyrights and rights in literary property and rights and licenses thereunder, contracts, licenses and agreements (including without limitation pole rental, attachment or use agreements) and all rights thereunder (to the extent not included in Section 6.1.2 hereof), trade names, goodwill, patents and patent rights, inventions, processes, licenses (including FCC Licenses), leases, royalties, chattel paper, documents, permits, negotiable and non-negotiable instruments, judgments, chooses in action and all other general intangibles and intangible property and all rights thereunder (to the extent not included in Section 6.1.2 hereof).

                   6.1.4. Pledged Securities.

                          (a) (i) All Shares of capital stock or membership
interests, as the case may be, in any Person which is a corporation or a limited liability company, (ii) all limited partnership interests in any Person which is a limited partnership and (iii) all warrants, options and similar rights to acquire such shares, membership interests or such limited partnership interests. All such capital stock, limited partnership interests, membership interests, warrants and other rights are collectively referred to herein as the "Pledged Stock".

                          (b) All rights to receive profits or surplus of, or
other Distributions by way of income, return of capital or liquidating distributions from, any person that is a partnership, including without limitation any distributions to general partners. All such rights are collectively referred to herein as the "Pledged Rights".

                          (c) All Indebtedness from time to time owing to the
Company from any Person, including without limitation all Investments permitted by Section 7.8 hereof, together with all security held by the Company with respect to such Indebtedness (all such Indebtedness being referred to herein as the "Pledged Indebtedness"). The Pledged Stock, the Pledged Rights and the Pledged Indebtedness are collectively referred to herein as the "Pledged Securities".

                   6.1.5. Other Property. All other personal property, assets and things of value of every kind and nature, tangible or intangible, absolute or contingent, legal or equitable, of which the Company may be possessed of or entitled to or which are now owned or may be hereafter acquired by the Company.

                   6.1.6. Proceeds and Products. All proceeds (including insurance proceeds) and products of the items of Loan Security described in Sections 6.1.1 through Section 6.1.5 hereof.

        6.2. Additional Security. As additional Loan Security, the Company covenants that it will from time to time upon your request mortgage or assign to you and create in you a security interest in, all of its right, title and interest in and to such of the real and immovable property and fixtures, leasehold interests and easements, permits, rights, licenses, benefits and other interest of any kind or nature whatsoever in or in respect of real and immovable property as you may from time to time specify by notice to it, whether now owned or hereafter acquired, and the proceeds (including insurance proceeds) and products thereof, subject to Liens permitted by Section 7.7.2 hereof. Upon your request, the Company (i) will furnish you with a title insurance policy insuring your interest in any real property mortgaged hereunder in such amounts as you may reasonably request, (ii) will provide you with an engineer's or other appropriate certification as to whether any property which is to be mortgaged hereunder is in a flood plain and whether federal flood insurance is available for such property, and (iii) if federal flood insurance is so available, will obtain such insurance.

        6.3. Representations, Warranties and Covenants With Respect to Loan Security. The Company hereby represents, warrants and covenants that:

                   6.3.1. Pledged Stock. The Pledged Stock constituting capital stock, membership or limited partnership interests is and shall be at all times duly authorized, validly issued, fully paid and nonassessable. The Company will deliver to you certificates representing any of the Pledged Stock accompanied by a stock transfer power executed in blank and, if you so request, with the signature guaranteed, all in form and manner satisfactory to you. If the interests in any Pledged Stock are not evidenced by certificates but are registered on transfer books or other records maintained for purposes of registration or transfer of such interests, such Pledged Stock is and shall be registered in your name, as pledgee, on such transfer books or records.

                   6.3.2. Affiliate Pledged Indebtedness. All Pledged Indebtedness owed by any Subsidiary of the Company shall, if you request, be secured by the assets of the Subsidiary issuing such Indebtedness. All Pledged Indebtedness owned by any Subsidiary of the Company or by any other Affiliate of the Company shall, if you request, be evidenced by or embodied in a promissory note or other instrument, which note or instrument shall be delivered to you after having been endorsed in blank. Unless you shall so request, the Pledged Indebtedness owed by each Subsidiary of the Company or such Affiliate shall be on open account and shall not be evidenced by a note or any other instrument. The Company will forthwith upon the receipt thereof, deliver to you any promissory note or similar instrument representing any other Pledged Indebtedness, after having endorsed such promissory note or instruments in blank.

                   6.3.3. Other Pledged Indebtedness. Your security interest in each instrument evidencing Pledged Indebtedness constituting Investments permitted by Section 7.8 shall be perfected by delivery to you of such instrument in bearer form or endorsed in blank, by delivery of such instrument to another Person acceptable to you as your pledgeholder, or by such other method as you may in your sole discretion approve.

                   6.3.4. Specified Liens. All Loan Security is and shall be free and clear of any Liens and restrictions on the transfer thereof except for
(i) restrictions on transfer of the Pledged Stock imposed by state, federal or other applicable securities laws, and (ii) Liens on tangible property permitted by Section 7.7.2.

                   6.3.5. Location of Accounts. The Company does and shall at all times keep its records concerning the Accounts at its chief executive offices and chief place of business, which offices and place of business shall be at the address specified in Exhibit 12 hereof, or at such other address as the Company may specify by notice actually received by you not less than ten
(10) Business Days prior to such change of address and so long as the Company takes all steps requested by you to perfect your security interest in the Loan Security with respect to such change in location.

                   6.3.6. Name for Conducting Business. The Company will not adopt or do business under any name other than a name specified in Exhibit 8.1.1 B hereto or any other name specified by notice actually received by you not less than ten (10) Business Days prior to the conduct of business under such other name and so long as the Company takes all steps requested by you to perfect your security interest in the Loan Security with respect to such change in name.

                   6.3.7. Location of Tangible Property. The Company shall not at any time keep tangible personal property in any jurisdiction other than one in which a financing statement satisfactory to you has theretofore been filed, a jurisdiction previously furnished in writing to you or in such other jurisdictions as it may specify by notice actually received by you not less than ten (10) Business Days prior to moving such tangible personal property into such other jurisdiction and so long as the Company takes all steps requested by you to perfect your security interest in the Loan Security with respect to such other jurisdiction.

                   6.3.8. Insurance. Each policy of insurance insuring against loss or damage to the Loan Security shall name you as loss payee for amounts in excess of $250,000 and shall not be cancelable or subject to termination or reduction in amount or scope of coverage until after at least thirty (30) days' prior notice to you. At least thirty (30) days prior to the expiration of any such policy of insurance for any reason, the Company shall furnish you with evidence of a renewal or replacement policy and evidence of payment of the premiums therefor.

        6.4. Perfection of Loan Security. Before the making of any loans pursuant to this Agreement and upon your written request from time to time thereafter, the Company will make, execute, acknowledge and deliver, and file and record in the proper filing and recording places, all such instruments, including without limitation appropriate financing statements, and take all such action as you or your special counsel may reasonably deem necessary or advisable to carry out the intent and purposes of this Agreement or for assuring and confirming to you the Loan Security provided for hereunder and under the Loan Agreements. Without limiting the generality of the foregoing sentence: (i) the Company will, from time to time upon your request, cause its accounting books and records to be marked with such legends or segregated in such manner as you may specify, and take or cause to be taken such other action and adopt such procedures, including the appointment of trustees, the institution of depositary account, or collateral lock box collection or other revolving credit procedures as you may reasonably specify, to give notice of or to better assure the security interest in the Loan Security intended to be created hereby or by any other Loan Agreement; (ii) the Company will from time to time execute such mortgages, deeds of trust, security deeds or other security documents relating to the real property or interests therein constituting Loan Security as you may request; (iii) the Company will from time to time execute such other security documents relating to the motor vehicles constituting Loan Security as you may request and make notations concerning any Liens on certificates of title relating to such motor vehicles; (iv) the Company will use its best efforts to obtain any necessary consents of any Person to the creation of the security interests in the Loan Security listed in Section 6.1.3 hereof; and (v) the Company will use its efforts to exclude from any Franchises, contracts, licenses or agreements to which it hereafter becomes a party provisions which prevent a change in the control of the Franchisee or the creation of a security interest in the ownership of the franchisee or the rights under such Franchises, contracts, licenses or agreements or the property which was acquired under such Franchises, contracts, licenses or agreements.

        6.5. Indemnity. The Company will indemnify and save and hold you harmless from and against any and all claims, damages, loss, liability or judgments which may be incurred or sustained by you or asserted against you, directly or indirectly, in connection with the existence of or the exercise of any of the security rights with respect to the Loan Security; provided, however, that the foregoing shall not extend to actions not taken in good faith. The covenants contained in this Section 6.5 shall survive the termination of the other provisions of this Agreement.

        6.6. Administration of Loan Security. The following provisions shall govern the administration of all the Loan Security, and in case of the occurrence of an Event of Default, the provisions of Section 9 hereof with respect to your rights to realize upon the Loan Security shall govern.

                   6.6.1. Accounts. You are hereby given full power and authority to ask for, demand, take, collect, sue for and receive all payments in respect of the Accounts which the Company, except for the execution hereof, could ask for, demand, take, collect, sue for and receive for its own use, and in connection therewith to enforce all rights and remedies thereunder which the

Company could enforce if this Agreement had not been made; and the Company hereby ratifies any action which you shall lawfully take to enforce your rights hereunder. In connection with the above, you are hereby authorized and empowered to enforce the payment of each Account, either in the name of the Company or in your own name, and to endorse the name of the Company on all checks, drafts, money orders and other instruments tendered to or received in payment of any such Account. The Company hereby authorizes you to notify any and all obligors with respect to the Accounts of the existence of the security interest created hereby, and, after the occurrence of an Event of Default, to cause all payments in respect thereof thereafter to be made directly to you. Whether or not you shall have so notified any obligors, the Company shall at its expense render all reasonable assistance to you in collecting such items and in enforcing claims thereon. You hereby constitute the Company your attorney-in-fact to notify any and all obligors with respect to the Accounts of the existence of the security interest created hereby and to ask for, demand, take, collect, sue for and receive all payments made in respect of such Accounts and to enforce all rights and remedies thereunder; provided, however, that such appointment of the Company as such attorney-in-fact may be revoked by you at any time after the occurrence of an Event of Default, and shall be automatically revoked upon the occurrence of an Event of Default under Section 9.1.9 hereof; and provided, further, that until the occurrence of an Event of Default and such appointment as attorney-in-fact is so revoked, your power and authority under the foregoing provisions of this Section 6.6 shall be exercised only by the Company as your attorney-in-fact. From and after the occurrence of an Event of Default, all sums collected or received and all property recovered or possessed by the Company in connection with the Accounts shall be received and held by the Company in trust for and on your behalf, and shall be segregated from the assets and funds of the Company. Upon receipt of any such sums, the Company shall forthwith deliver the same to you, or upon your order, for application to the payment of the Loan Obligations in such order and such manner as you in your sole discretion may determine. In connection with the Company obligations under this Section 6.6, the Company agrees to execute such instrument (including without limitation applications to governmental authorities for the delivery of mail through an agent) and to take such other steps as you may from time to time request to provide for the direct collection by you of amounts due under the Accounts.

                   6.6.2. The Pledged Securities. Until there shall occur an Event of Default, the Company shall (i) be entitled to receive all dividends, interest and other Distributions or payments on or with respect to the Pledged Securities (other than dividends, Distributions or payments constituting Pledged Securities) and (ii) be entitled to vote or consent with respect to the Pledged Securities in any manner not inconsistent with the terms of the Loan Agreements (and you will, if so requested, execute appropriate revocable proxies therefor). All Distributions constituting Pledged Securities made or paid on the Pledged Securities will be retained by you (or if received by the Company or a Subsidiary of the Company shall be held by such Person in trust and shall be forthwith delivered by it to you in the original form received, endorsed in blank) and held by you as a part of the Loan Security. If there shall have occurred an Event of Default, all dividends, interests and other Distributions and payments with respect to Pledged Securities shall be retained by you (or if received by the Company or a Subsidiary of the Company shall be held by such Person in trust and shall be forthwith delivered by it to you in the original form received, endorsed in blank) and held by you as part of the Loan Security or applied by you to the payment of the Loan Obligations in such order and in such manner as you may determine in your sole discretion, and, if and to the extent that you shall so notify the Company in writing, only you shall be entitled to vote or consent or take any other action with respect to the Pledged Securities (and the Company or the appropriate Subsidiary of the Company will, if so requested, execute or cause to be executed appropriate proxies therefor). You at your option shall at all times have the right to transfer at any time into your name or that of your nominee any or all of the Pledged Securities.

                   6.6.3. Use of Loan Security. Until there shall have occurred an Event of Default or so long as you do not request otherwise in order to perfect your security interest in the Loan Security pursuant to Section 6.4 hereof, the Company may use, commingle and dispose of all or part of the Loan Security described in Section 6 hereof and the proceeds thereof in the ordinary course of its business, all subject to the provisions of Section 7.12 hereof.

                   6.6.4. Custody of Loan Security. Except as provided by applicable law which cannot be waived, you shall not have any duty as to the custody and preservation of the Loan Security, the collection of any part thereof or of any income thereon, or the preservation or exercise of any rights pertaining thereto beyond the use of reasonable care in the custody and physical preservation of any Loan Security in your possession.

7. GENERAL COVENANTS. The Company covenants that until all of the Loan Obligations shall have been paid in full and so long as you shall be committed to extend credit under this Agreement, it will comply with such of the following provisions as are applicable to it:

        7.1. Taxes, etc. The Company will duly pay and discharge, or cause to be paid and discharged, before the same shall become in arrears, all taxes, assessments and other governmental charges or levies, imposed upon it and its properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials or supplies which if unpaid might by law become a Lien upon any of its property; provided, however, that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP; and provided, further, that the Company will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor to the extent necessary to stay such proceedings. The Company will promptly pay when due, or in conformance with customary trade terms, all other Indebtedness incident to the operations of the Company; provided, however, that any such Indebtedness need not be paid if the validity or amount thereof shall currently be contested in good faith and if the Company shall have set aside on its books adequate reserves with respect thereto in accordance with generally accepted accounting principles.

        7.2.       Conduct of Business, etc.

                   7.2.1. Types of Business. The Company will engage only in the business of developing, acquiring, constructing, improving, owning and operating the Cable Systems and such other Systems as the Company may acquire in accordance with the terms of this Agreement, and other businesses incidental thereto (a) in respect of areas presently covered by the Franchises currently held by the Company and in respect of areas for which a Franchise is not required for operation of a cable television system, and (b) in areas covered by such other Franchises as the Company may acquire in accordance with the terms of this Agreement.

                   7.2.2. Maintenance of Properties; Compliance With Franchises, etc. The Company (i) will keep its properties in such repair, working order and condition and will from time to time make such repairs, renewals, replacements, additions and improvements thereto as its management deems necessary and appropriate, and will comply at all times in all material respects with the provisions of all Franchises and FCC Licenses, leases and other material agreements to which it is a party so as to prevent any loss or forfeiture thereof or thereunder unless compliance therewith is being at the time contested in good faith by appropriate proceedings, and (ii) will do all things necessary to preserve, renew and keep in full force and effect and in good standing its legal existence and authority necessary to continue such business.

                   7.2.3. Statutory Compliance. The Company will comply in all material respects with the Communications Act and the Copyright Act, including without limitation the rules and regulations of the FCC relating to the carriage of television signals, and with all other valid and applicable statutes, ordinances, zoning and building codes, and other rules and regulations of the United States of America, of the states thereof and their counties, municipalities and other subdivisions and of any other jurisdiction applicable to it, except where compliance therewith shall at the time be contested in good faith by appropriate proceedings.

                   7.2.4. Transactions With Affiliates. The Company shall not effect any transaction with any Affiliate on a basis less favorable to the Company than would be the case if such transaction had been effected with a non-Affiliate provided, however, that the Company may, subject to Section 7.9 hereof, perform all of its obligations under the Management Agreement or Partnership Agreement.

        7.3. Insurance. The Company will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion or hazards insured against by extended coverage in amounts sufficient to prevent it from becoming a co-insurer and not in any event less than eighty percent (80%) of the insurable value of the property insured (other than overhead and buried cable or amplifiers, tap-off devices, cables, house drops and other components of its cable television distribution systems which are actually affixed to overhead or buried cable), and maintain with financially sound and reputable insurers, insurance against liability for defamation, libel, slander and invasion of privacy and other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated; provided, however, that it may effect workers' compensation insurance or similar coverage with respect to operations in any particular state or other jurisdiction through an insurance fund operated by such state or jurisdiction or by meeting the self-insurance requirements of such state or jurisdiction. The Company shall cause each policy of insurance insuring against loss or damage to the Loan Security to name the Lender (or its designee) as loss payee for amounts in excess of $250,000 and the Company shall ensure that such policies of insurance are not cancelable or subject to termination or reduction in amount or scope of coverage until after at least 30 days prior notice to the Lender. The Company shall not (i) increase the $250,000 threshold referred to above and (ii) cause the Lender or its designee to be removed as a loss payee from any such policy of insurance.

        7.4. Financial Statements. The Company will maintain a standard modern system of accounting in which full, true and correct entries will be made of all dealings and transactions in relation to its business and affairs in accordance with GAAP. The fiscal year of the Company will end on December 31 of each year.

                   7.4.1. Annual Statements. The Company will furnish to you as soon as practicable after the end of each fiscal year, and in any event within one hundred five (105) days thereafter, the balance sheet of the Company as of the end of such year, and the statements of income, cash flows and of Partners' capital of the Company for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by a report and opinion on financial statements of Ernst & Young LLP or other independent certified public accountants of recognized national standing selected by the Company and satisfactory to you, together with (a) computations by the Company substantially in the form of Exhibit 7.4.1 hereto demonstrating, as of the close of such fiscal year, compliance with Sections 7.5.2, 7.5.4, 7.10.1, 7.10.2, 7.10.3, 7.11.2 and 7.15 hereof, (b) a Partner's
Certificate signed by the president, vice president, chief financial officer or controller of the Corporate General Partner of the Company (i) stating that such person has reviewed this Agreement and has made, or caused to be made under its supervision, a review of the transactions and conditions of the Company during such year, and (ii) stating that such review has not disclosed the existence during such year (and that such signer does not have knowledge of the existence, as of the date of such Certificate) of any Default, or, if any such Default existed or exists, specifying the nature and period of existence thereof and what action the Company has taken, is taking or proposes to take with respect thereto, and (c) a certificate by such accountants (i) stating that such financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis and fairly present the financial condition of the Company at the dates thereof and the results of its operations for the periods covered thereby, and
(ii) stating whether or not in the course of the examination upon which their opinion on such financial statements was based (which shall include a review of the relevant provisions of this Agreement but need not include any special or additional audit procedures) they became aware of the existence, at the end of the fiscal year covered by such financial statements, of any Default under Sections 7.5 through 7.12 hereof, and, if their examination has disclosed such a Default, specifying the nature and period of the existence thereof.

                   7.4.2. Quarterly Statements. The Company will furnish to you as soon as practicable after the end of each of the first three (3) Fiscal Quarters of each fiscal year of the Company, and in any event within forty (40) days thereafter, the balance sheet of the Company as of the end of such period and statements of income of the Company and cash flows for the period from the beginning of the current fiscal year to the end of such quarter and internally prepared quarterly operating statements of the Company by operating regions for the portion of the fiscal year of the Company then ended, setting forth in each case in comparative form the figures for the corresponding period of the previous fiscal year, all in reasonable detail and accompanied by (i) a Partner's Certificate signed by the president, vice president, chief financial officer or controller of the Corporate General Partner of the Company stating that such statements are complete and correct, subject only to normal changes resulting from year-end audit adjustments, have been prepared in accordance with GAAP applied on a consistent basis and fairly present the financial condition of the Company at the dates thereof and the results of its operations for the periods covered thereby, (ii) computations by the Company substantially in the form of Exhibit 7.4.1 hereto demonstrating, as of the close of such fiscal quarter, compliance with Sections 7.5.2, 7.5.4, 7.10.1, 7.10.2, 7.10.3, 7.11.2 and 7.15 hereof, (iii) a Partner's Certificate signed by the president, vice president, chief financial officer or controller of the Corporate General Partner of the Company (a) stating that each signer has reviewed this Agreement and has made, or caused to be made under its supervision, a review of the transactions and conditions of the Company during the accounting period covered by such financial statements, and (b) stating that such review has not disclosed the existence during such accounting period (and that such signer does not have knowledge of the existence, as of the date of such certificate) of any Default, or, if any such Default existed or exists, specifying the nature and period of existence thereof and what action the Company has taken, is taking or proposes to take with respect thereto.

                   7.4.3 Other Reports; Information Returns. The Company will furnish to you as soon as available (i) all reports furnished by the Company or made available by the Company to the General Partners or limited partners, and
(ii) all appraisals of the fair market value of the Company's Systems which the Company may from time to time obtain. From time to time upon request of you, the Company will furnish you with a copy of the annual information return filed by the Company with the Internal Revenue Service.

                   7.4.4. Regulatory or Other Action; Defaults. The Company will furnish to you notice in writing thereof promptly upon the happening of (i) the Company's becoming aware of the issuance by the issuer of any of the Franchises now or hereafter held by the Company of a notice of default under, or of proceedings threatening the suspension, termination or amendment of, any Franchise or the taking of any other action by any such issuer of which the Company learns and which may affect your or the Company's interest in a materially adverse manner; (ii) the Company's becoming aware of any lapse, suspension or termination of any mandatory FCC certification, license or permit issued to the Company; (iii) any refusal by the FCC to extend or renew any such certification, license or permit, (iv) the issuance by the FCC of any notice to the Company of any formal or informal proceedings threatening the suspension, termination or refusal to extend or renew any such certification, license or permit; (v) receipt of any notice of termination of any material pole rental, attachment or use agreement; or (vi) any litigation or any administrative or arbitration proceedings to which the Company may hereafter become a party which may involve any risk of any material judgment which after giving effect to any applicable insurance may result in any material adverse change in the business or assets or in the condition, financial or otherwise, of the Company. Promptly upon acquiring knowledge thereof, the Company will notify you of the existence of any Default, specifying the nature thereof and what action the Company has taken, is taking or proposes to take with respect thereto.

                   7.4.5. Other Information. From time to time upon your reasonable request, the Company will furnish to you such other information regarding the business, affairs and condition, financial or otherwise, of the Company, including operational and financial information on a regional basis. Your authorized officers and representatives shall have the right during normal business hours to examine the books and records of the Company, to make copies, notes and abstracts therefrom, and to make an independent examination of its books and records for the purpose of verifying the accuracy of the reports delivered by the Company pursuant to this Section 7.4 or otherwise and ascertaining compliance with this Agreement or any other Loan Agreement.

        7.5. Restrictions on Indebtedness. The Company will not create, incur, assume or guarantee, either directly or indirectly, or otherwise become or remain liable with respect to any Indebtedness except the following:

                   7.5.1. Indebtedness in respect of the Loan Obligations.

                   7.5.2. Indebtedness of the Company, all to the extent permitted by Section 7.7.2 hereof; provided, however, that the aggregate principal amount of all Indebtedness permitted by this Section 7.5.2 shall not exceed $50,000 at any one time outstanding.

                   7.5.3. Indebtedness in respect of Guarantees permitted by
Section 7.6 hereof.

                   7.5.4. Indebtedness in respect of judgments or awards not in excess of $100,000 in aggregate principal amount at any one time outstanding which have been in force for less than the applicable appeal period so long as execution is not levied thereunder or in respect of which the Company shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review.

       7.6. Restrictions on Guarantees. The Company will not become or remain liable with respect to any Guarantee of any obligation except the following:

                   7.6.1. Guarantees to governmental authorities in respect of performance under Franchises and to obligors upon letters of credit or indemnity, performance or similar bonds made in the ordinary course of business, not involving Guarantees of Indebtedness for money borrowed; provided, however, that the aggregate principal amount of all Guarantees permitted by this Section
7.6.1 shall not exceed $50,000 at any one time outstanding.

                   7.6.2. Endorsements for collection or deposit in the ordinary course of business.

        7.7. Restrictions on Liens. The Company will not, directly or indirectly, (i) create or incur or suffer to be created or incurred or to exist any encumbrance, mortgage, pledge, lien, charge or other security interest of any kind upon any of its property or assets of any character, whether now owned or hereafter acquired, or upon the income or profits therefrom; or (ii) enter into or permit to exist any arrangement or agreement which prohibits it from creating such encumbrances, mortgages, pledges, liens, charges or other security interests; or (iii) transfer any of such property or assets for the purposes of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; or (iv) acquire or agree or have an option to acquire any property or assets upon conditional sale or other title retention agreement, device or arrangement (including a Capitalized Lease); or (v) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness against it which if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (vi) sell, assign, pledge or otherwise transfer for security any of its accounts, contract rights, general intangibles, or chattel paper, with or without recourse (the foregoing items or actions listed in clauses (i) through (vi) above being sometimes referred to collectively herein as "Liens"); provided, however, that the Company may create or incur or suffer to be created or incurred or to exist the following Liens, which shall be "Permitted Liens":

                   7.7.1. Liens which secure the Loan Obligations.

                   7.7.2. With respect to property of the Company existing or created at the time of acquisition thereof, and the renewal, extension and refunding of any such Lien in an amount not exceeding the amount thereof remaining unpaid immediately prior to such renewal, extension or refunding; provided, however, that the principal amount of Indebtedness (including Indebtedness in respect of Capitalized Lease Obligations) secured by each such Lien in each item of property shall not exceed the cost (including all such Indebtedness secured thereby, whether or not assumed) of the item subject thereto and such Lien shall attach solely to the particular item of property so acquired; and provided, further, that the aggregate principal amount of all such Indebtedness shall not exceed the amount permitted by Section 7.5.2 hereof.

                   7.7.3. Deposits or pledges made in connection with, or to secure payment of, indemnity, performance or similar bonds permitted by Section
7.6.1 hereof.

                   7.7.4. Liens to secure taxes, assessments and other governmental charges or claims of carriers, warehousemen, mechanics and materialmen and similar claims for labor, material or supplies to the extent that payment thereof shall not at the time be required to be made in accordance with Section 7.1 hereof.

                   7.7.5. Deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance, or in connection with contests to the extent that payment thereof shall not at that time be required to be made in accordance with Section 7.1 hereof.

                   7.7.6. Liens in respect of judgments or awards to the extent that such judgments or awards are permitted as Indebtedness by Section 7.5.4 hereof.

                   7.7.7. Encumbrances in the nature of zoning restrictions, easements, rights or restrictions of record on the use of real property and landlord's and lessor's liens under leases of movable and immovable property, liens of utilities under pole rental and similar agreements on cables and other property affixed to poles, restrictions on the transfer of Franchises and restrictions under state and federal securities laws on the transfer of securities, which do not materially detract from the value of such property or impair the use thereof in the business of the Company.

       7.8. Investments. The Company will not have outstanding or acquire or commit itself to acquire or hold any Investment, including without limitation any Subsidiary, except:

                   7.8.1. Investments of the Company consisting of the Cable Systems.

                   7.8.2. Investments in: (i) negotiable certificates of deposit, time deposits and bankers' acceptances issued by you or any United States bank or trust company having capital and surplus and undivided profits aggregating at least $100,000,000; (ii) short-term corporate obligations rated Prime-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Corporation; and (iii) any direct obligation of the United States of America or any agency or instrumentality thereof (a) which has a remaining maturity at the time of purchase of not more than two years or (b) which is subject to a repurchase agreement exercisable within two years with one of the banks or trust companies referred to in clause (i) hereof.

       7.9. Distributions. The Company shall not make any Distribution, except that:

                   7.9.1. So long as immediately after giving effect thereto (i) there shall exist no Default and (ii) the Maximum Leverage Ratio is 4.00:1.00 or less, the Company may, as provided in the Management Agreement, make payments to Enstar Cable in respect of direct expenses incurred pursuant to the Management Agreement and the Partnership Agreement and management fees (including any accrued but theretofore unpaid management fees and reimbursed expenses) in accordance with the Management Agreement as in effect on the date hereof; provided, however, that the aggregate amount of such management fees paid with respect to any fiscal year of the Company shall not exceed 5% of Gross Revenue for such fiscal year.

                   7.9.2. So long as immediately after giving effect thereto (i) there shall exist no Default and (ii) the Maximum Leverage Ratio is 4.00:1.00 or less, the Company may, as provided in the Partnership Agreement, make Distributions (other than the Distributions described in Section 7.9.1 hereof) to its partners in accordance with the Partnership Agreement as in effect on the date hereof.

        7.10.      Certain Financial Tests.

                   7.10.1. Maximum Leverage Ratio. The Company shall not at any time and as of any date of calculation permit the ratio of (i) Total Debt of the Company (as of the date of calculation) to (ii) Pro Forma Annualized EBITDA of the Company as of the last day of any Fiscal Quarter ("Maximum Leverage Ratio") on or preceding such date of calculation to exceed the indicated correlative ratio:

Calculation Date Occurring                                Maximum Leverage Ratio

Initial Closing through July 31, 2000                                  4.75:1.00
August 1, 2000 through December 31, 2000                               4.50:1.00
January 1, 2001 through July 31, 2001                                  4.25:1.00
August 1, 2001 and thereafter                                          4.00:1.00

                   7.10.2. Minimum Interest Coverage. The Company shall not permit the ratio of (i) EBITDA of the Company to (ii) Cash Interest Expense of the Company for any four (4) consecutive Fiscal Quarter periods to be less than 2.00:1.00.

                   7.10.3. Minimum Fixed Charge Coverage Ratio. The Company will not permit the ratio of (i) EBITDA of the Company to (ii) Fixed Charges of the Company for any four (4) consecutive Fiscal Quarter periods to be less than 1.20:1.00.

        7.11. Limitation on Lease Obligations. The Company will not enter into any arrangement, directly or indirectly, whereby the Company shall sell or transfer any property owned by it in order then or thereafter to lease such property or to lease other property which the Company intends to use for substantially the same purpose as the property being sold or transferred. The Company will not be or become obligated as lessee under any lease except:

                   7.11.1. Capitalized Leases permitted by Section 7.5.2 hereof.

                   7.11.2. Lease, other than Capitalized Leases; provided, however, that the aggregate fixed rental obligations for any fiscal year of the Company under all such leases (including payments required to be made by the lessee in respect of taxes and insurance,whether or not denominated as rent, but excluding rental payments made by the Company under pole attachment or use agreements, leases of microwave services, maintenance contracts and payments under programming agreements) shall not exceed $50,000.

        7.12. Merger, Consolidation and Sale of Assets. The Company will not become a party to any merger or consolidation or sell or otherwise dispose of any property, except that:

                   7.12.1. The Company may sell or otherwise dispose of assets in the ordinary course of its business; provided, however, that (i) the Net Proceeds received with respect to all such sales or other dispositions from the date hereof shall not exceed $50,000 and (ii) immediately after giving effect to such sale or disposition, no Default shall have occurred or be in existence.

                   7.12.2. The Company may sell or otherwise dispose of assets, the net cash proceeds of which are applied to the prepayment of the Loan and the reduction in the Maximum Amount of the Loan pursuant to Section 5.2.2 if immediately after giving effect to such sale or disposition, no Default shall have occurred or be in existence.

        7.13. Partnership Agreement; Management Agreement. The Company will comply in all material respects with its Amended and Restated Partnership Agreement dated as of May 28, 1988 (the "Partnership Agreement") and the Amended and Restated Management Agreement dated as of December 9, 1993 (the "Management Agreement") between the Company and Enstar Cable to the extent not inconsistent with the provisions of this Agreement or any other Loan Agreement. The provisions of the Partnership Agreement and the Management Agreement shall not be amended, modified, waived or terminated without your prior written consent.

        7.14. Pension Plans. Neither the Company, nor any Subsidiary of the Company, will create, maintain, participate in or make contributions to any Plan (including any Multiemployer Plan) without your prior written consent.

        7.15. Indebtedness. The Company will not permit at any time Indebtedness to exceed one-third of Adjusted Capital.

        7.16. Plan Assets. The Company will not take any action, issue any partnership interests in the Company or permit any transfers of partnership interests in the Company if such action, issuance or transfer would result in the Company's assets being deemed to be "plan assets" as such term is defined under ERISA (the "Plan Assets").

        7.17. Use of Proceeds. The Company shall not use any portion of the proceeds of the Loans, directly or indirectly, for any purpose other than (i) to pay in full the principal amount of Indebtedness outstanding on the Initial Closing Date (together with all accrued and unpaid interest thereon as of the such date), (ii) to pay management fees and reimbursed expenses, including programming expenses, to the Corporate General Partner and its Affiliates, (iii) to pay for capital expenditures otherwise permitted by this Agreement, (iv) to pay the fees and expenses described in Section 11 hereof, or (v) to make Distributions permitted under Section 7.9.

        7.18. Payment of Obligations. The Company shall pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

                   (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company;

                   (b) all lawful claims which, if unpaid, would by law become a lien upon its property; and

                   (c) all indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

        7.19. Compliance With Laws. The Company shall comply in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards
Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

        7.20. Compliance With ERISA. The Company shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

        7.21. Environmental Laws.

                   (a) The Company shall conduct its operations and keep and maintain its property in compliance with all Environmental Laws.

                   (b) Upon your written request, the Company shall submit to you, at the Company's sole cost and expense, at reasonable intervals, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified by the Company, that could, individually or in the aggregate, result in liability in excess of $50,000.

        7.22. Further Assurances.

                   (a) The Company shall ensure that all written information, exhibits and reports furnished to you do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to you and correct any defect or error that may be discovered therein or in any Loan Agreement or in the execution, acknowledgment or recordation thereof.

                   (b) promptly upon your request, the Company shall do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments you may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Agreement, (ii) to subject to the liens created by any of the Loan Agreements any of the properties, rights or interests covered by any of the Loan Agreements, (iii) to perfect and maintain the validity, effectiveness and priority of any of the liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to you the rights granted or now or hereafter intended to be granted to you under any Loan Agreement or under any other document executed in connection therewith.

        7.23. Contingent Obligations. The Company shall not create, incur, assume or suffer to exist any Contingent Obligations except:

                   (a) endorsements for collection or deposit in the ordinary course of business;

                   (b) obligations pursuant to Section 3.5 hereof.

        7.24. Joint Ventures. The Company shall not enter into any Joint
Venture.

        7.25. Subsidiaries. The Company shall not form, acquire, own, make an Investment in or permit to exist any Subsidiary.

8. REPRESENTATIONS AND WARRANTIES. In order to induce you to enter into this Agreement and to extend credit to the Company hereunder, the Company hereby represents and warrants that:

        8.1. Organization and Business.

                   8.1.1. The Company. The Company is a duly organized and validly existing general partnership under the laws of the State of Georgia with powers adequate for the making and performing of this Agreement and all other Loan Agreements executed in connection herewith, for the issuance of the Loan Obligations, for securing the Loan Obligations with the Loan Security, for owning its properties and for carrying on its business as now conducted or proposed to be conducted by it. The name of each general partner of the Company and the interests of each in the Company are set forth on Exhibit 8.1.1 A hereto. Each of the Company and each General Partner has taken all action required to make all the provisions of this Agreement and all Loan Agreements executed in connection herewith the valid and enforceable obligations they purport to be. The Company has filed the Partnership Agreement in all places where such filing is required and has made all requisite filings under fictitious name or similar statutes. Exhibit 8.1.1 B hereto sets forth each name under which the Company conducts or proposes to conduct its business and the jurisdictions in which such name is used.

                   8.1.2. Enstar Communications. Enstar Communications Corporation ("Enstar Communications") is a duly organized and validly existing corporation in good standing under the laws of the State of Georgia with powers and authorizations adequate for the making and performing of the Partnership Agreement, for acting as a general partner of the Company and for executing and delivering this Agreement and each other Loan Agreement on behalf of the Company. Certified copies of the charter and by-laws of Enstar Communications have been previously delivered to you and are true, accurate and complete. Enstar Communications has taken all action required to make all of the provisions of the Loan Agreements the valid and enforceable obligations they purport to be.

                   8.1.3. Qualification. Each of the Company and Enstar Communications is duly qualified and in good standing as a foreign general partnership or corporation or has filed all necessary documents to become qualified to do business as a foreign general partnership or corporation in each jurisdiction in which such qualification is required and each of the Company and Enstar Communications is duly authorized, qualified and licensed under all laws, regulations, ordinances or orders of public authorities or otherwise to carry on its business in the places and in the manner presently conducted.

        8.2. No Contravention. The execution, delivery and performance by the Company of this Agreement and each other Loan Agreement to which the Company is party, and do not and will not:

                   (a) contravene the terms of any of the Company's Partnership Agreements;

                   (b) conflict with or result in any breach or contravention of, or the creation of any lien under, any document evidencing any contractual obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or

                   (c)  violate any Requirement of Law.

        8.3. Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority (except for recordings or filings in connection with the liens granted to you hereunder is necessary or required in connection with the execution, delivery or performance by, or enforcement against the Company of the Agreement or any other Loan Agreement).

        8.4. Binding Effect. This Agreement and each other Loan Agreement to which the Company is a party constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

        8.5. Financial Statements. The Company has previously furnished you its audited and unaudited financial statements dated December 31, 1996 and June 30, 1997, respectively, and the related statements of operations, partners' equity (deficit) and cash flows for the Fiscal Year and the six month period ended on such respective dates. Such financial statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject in the case of unaudited statements to the absence of footnotes and to ordinary good faith year-end adjustments;
(ii) fairly present the financial condition of the Company as of the date thereof and results of operations for the period covered thereby; and (iii) show all material Indebtedness and other liabilities, direct or contingent, of the Company including liabilities for taxes, material commitments and contingent liabilities.

        8.6. Licenses, etc. The Company has all patents, patent applications, patent licenses, patent rights, trademarks, licenses, including without limitation Franchises, FCC Licenses and cable television licenses, permits, authorizations and other rights, including without limitation agreements with public utilities and microwave transmission companies, pole use, access or rental agreements and utility easements, as are necessary for the conduct of the business of the Company and the operation of its Franchises and Systems. All of the foregoing are in full force and effect, and the Company is in substantial compliance with the foregoing without any known conflict with the valid rights of others which could affect or impair in a material manner the business or assets or financial condition of the Company. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such license, any Franchise or other right, or materially and adversely affect the rights of the Company thereunder. There is no litigation or other proceeding or dispute with respect to the validity or, where applicable, the extension or renewal of any of the foregoing to which the Company is a party, and to the best of the Company's knowledge, there is no other such litigation or other proceeding or dispute with respect to the validity or, where applicable, the extension or renewal of any of the foregoing.

                   8.6.1. Franchises; Licenses. Attached hereto as Exhibit 8.6.1 is a schedule which identifies all the Franchises of the Company and all the cable television and microwave Systems which relate thereto, specifying the franchisee holding each Franchise, the termination date of each Franchise and the extent to which consent of the grantor of the Franchise is necessary for the creation of a security interest therein or for the sale thereof pursuant to the power of sale granted to you pursuant to Section 9.5 hereof. Exhibit 8.6.1 hereto also identifies each FCC License of the Company. Each such Franchise and FCC License held by the Company is validly issued, and the Company is not in violation of the terms of any of its Franchises or FCC Licenses so as to affect or impair in any material manner the business or assets or condition, financial or otherwise, of the Company.

                   8.6.2. FCC and Other Matters. The Company has duly and timely filed all cable television registration statements and other filings which are required to be filed by the Company under the Communications Act. The Company is in all material respects in substantial compliance with the Communications Act, including without limitation the rules and regulations of the FCC relating to the carriage of television signals. The execution, delivery and performance by the Company of this Agreement does not require the approval of the FCC and will not result in any violation of the Communications Act. The Company has recorded or deposited with and paid to the United States Copyright Office, the Register of Copyright and the Copyright Royalty Tribunal all notices, statements of account, royalty fees and other documents and instruments required under Title 17 of the United States Code and all rules and regulations thereunder (collectively and as from time to time in effect, the "Copyright Act"), including without limitation such of the foregoing required by Section 111(d) of the Copyright transmission subject to compulsory licensing pursuant to the provisions of Section 111(c) of the Copyright Act. The Company is in compliance with the provisions of the Copyright Act applicable to any secondary transmission by it to the public of a primary transmission and the Company is not liable to any Person for copyright infringement under the Copyright Act as a result of its cable television or other business operations.

        8.7. Changes in Condition. Since December 31, 1996, there has been no material adverse change in the business or assets or in the condition, financial or otherwise, of the Company or of Enstar Communications.

        8.8. Assets. The Company has good and marketable title to all assets necessary for or used in the operation of its business and reflected in the balance sheet contained in the Financial Statements referred to in Section 8.5, or acquired subsequent to such date, subject to no Liens except for those permitted by Section 7.7 hereof and except for assets disposed of as permitted by Section 7.12 hereof.

        8.9. Litigation. There is no litigation, at law or in equity, or any proceeding before any federal, state, provincial or municipal court, board or other governmental or administrative agency or any arbitrator pending or to the knowledge of the Company threatened which may involve any material risk of any final judgment or liability which, after giving effect to any applicable insurance, would result in any material adverse change in the business or assets or in the condition, financial or otherwise, of the Company, or which seeks to enjoin the consummation of, or which questions the validity of, any of the transactions contemplated by this Agreement or any other Loan Agreement, and no judgment, decree or order of any federal, state, provincial or municipal court, board or other governmental or administrative agency or arbitrator has been issued against the Company, which has, or is likely to have, any material adverse effect on the business or assets or on the condition, financial or otherwise, of the Company.

        8.10. Tax Returns. Each of the Company and Enstar Communications has filed all tax returns which are required to be filed and has paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to such returns or to assessments received. Neither the Company nor Enstar Communications knows of any material additional assessments or basis therefor. Each of the Company and Enstar Communications has made adequate provision for all current taxes.

        8.11. No Legal Obstacle to Agreement. Neither the execution and delivery of this Agreement or any other Loan Agreement, nor the making by the Company of any borrowings hereunder, nor the consummation of any transaction herein or therein referred to or contemplated hereby or thereby, nor the fulfillment of the terms hereof or thereof or other agreement or instrument referred to in this Agreement or any other Loan Agreement has constituted or resulted in or will constitute or result in a breach of the provisions of any contract or any Franchise to which the Company is a party or by which it is or will be bound or of the Partnership Agreement or the Charter or By-laws of Enstar Communications or the violation of any law, judgment, decree or governmental order, rule or regulation application to the Company or any of the General Partners, or result in the creation under any agreement or instrument of any Lien upon any of the assets of the Company. No consent, approval, authorization, order, or other action by any governmental authority or unit or any other Person is required to be obtained by the Company or any of the General Partners in connection with the execution, delivery and performance of this Agreement or any other Loan Agreement, or the transactions contemplated hereby or thereby including the creation of a security interest in the Loan

Security pursuant to Section 5.2.5 hereof, or the making of any borrowing by the Company hereunder.

        8.12. Defaults. The Company is not in default under any provision of the Partnership Agreement, any Loan Agreement, Franchise, agreement relating to the borrowing of money, or other material agreement, lease or other instrument to which it or its property is a party or by which it is bound or of any law, judgment, decree, governmental order, rule or regulation so as to affect adversely in any material manner its business or assets or its financial condition.

        8.13. Certain Obligations. The Company is not a party to or bound by any Franchise, agreement, deed, lease or other instrument, or subject to any partnership agreement or certificate, charter, by-law or other similar restriction which, in the opinion of the Company, will in the foreseeable future materially and adversely affect or impair the condition, financial or otherwise, of the Company. The Company does not presently anticipate that future expenditures needed to meet the provisions of any federal or state statutes, orders, rules or regulations will affect or impair in a materially adverse manner the condition, financial or otherwise, of the Company.

        8.14. Government Regulation; Margin Stock.

                   8.14.1. Government Regulation. Neither the Company nor any Person controlling the Company or under common control with the Company is subject to regulation under the Public Utility Holding Company Act of 1935, the Investment Company Act of 1940, the Interstate Commerce Act or any statute or regulation which regulates the incurring by the Company of Indebtedness for borrowed money.

                   8.14.2. Margin Stock. The Company does not own any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder.

        8.15. Pension Plans. Neither the Company, nor any Subsidiary of the Company, within six (6) years preceding the date on which this representation is made, maintained, made contributions or participated in any Plan (including a Multiemployer Plan).

        8.16. Insurance. The properties of the Company (other than its trunk and distribution system and drops and cables) are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company operates.

        8.17. Disclosure. Neither this Agreement nor any agreement, document, certificate or statement furnished to you by or on behalf of the Company in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to the Company which materially and adversely affects or in the future may (so far as the Company can now foresee) materially and adversely affect the business, operations, assets, properties, affairs or condition, financial or otherwise, of the Company, except to the extent that they may be affected by future general economic conditions.

        8.18. Plan Assets. None of the Company's assets are Plan Assets.

9.      DEFAULTS.

        9.1. Events of Default. If any one or more of the following events (herein termed "Events of Default") shall happen, that is to say:

                   9.1.1. The Company shall fail to make any payment in respect of principal of any of the Loan Obligations as the same shall become due, whether at maturity or by acceleration or otherwise; or

                   9.1.2. The Company shall fail to make any payment in respect of interest or any fee on or other amounts in respect of any of the Loan Obligations as the same shall become due and such Default shall continue for a period of three (3) days; or

                   9.1.3. The Company shall fail to perform or observe any of the provisions of Sections 7.1 through 7.16 hereof; or

                   9.1.4. Either the Company or Enstar Communications shall fail to perform or observe any other covenant, agreement or provision to be performed or observed by the Company or Enstar Communications under this Agreement or any other Loan Agreement, and such failure shall not be rectified or cured to your satisfaction within thirty (30) days after the occurrence thereof; or

                   9.1.5. Any representation or warranty of the Company or of Enstar Communications to you in connection with this Agreement or any other Loan Agreement or any amendment to either shall prove to have been materially false on the date as of which it was made; or

                   9.1.6. The Company shall fail to make any payment with respect to any Indebtedness for money borrowed (other than Indebtedness constituting Loan Obligations) or arising under notes, debentures or other instruments or in respect of any Capitalized Lease or other purchase money obligation, or to perform or observe the terms of any agreement or mortgage relating to such Indebtedness, and such failure or condition shall continue, without having been duly cured, waived or consented to, beyond the period of grace, if any, therein specified, or if any such Indebtedness shall have become due or payable prior to its stated maturity for any reason whatsoever, or if any Lien on any property of the Company securing any such Indebtedness shall be enforced; or

                   9.1.7. (i) Any Franchise held by the Company shall be terminated, which termination has or could have, individually or in the aggregate with other Franchises previously held by the Company that have been terminated, a material adverse effect on the business, operations, assets or financial condition of the Company, or (ii) the Management Agreement shall be terminated or if Enstar Cable shall fail to provide any of the financial, management, supervisory or marketing services to the Company to be provided under the Management Agreement; or

                   9.1.8. The Company shall be dissolved, whether pursuant to the provisions of the Partnership Agreement or otherwise; or the Corporate General Partner shall cease to be a General Partner of the Company; or

                   9.1.9. The Company or the Corporate General Partner shall:

                          (a) commence a voluntary case under Title 11 of the United States Code as from time to time in effect, or authorize, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case;

                          (b) have filed against it a petition commencing an involuntary case under said Title 11;

                          (c) seek relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or consent to or acquiesce in such relief; or

                          (d) have entered against it an order by a court of competent jurisdiction (i) finding it to be bankrupt or insolvent, (ii) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or

        (iii) assuming custody of, or appointing a receiver or other custodian for, all or a substantial portion of its property; or

                          (e) make an assignment for the benefit of, or enter into a composition with, its creditors, or appoint or consent to the appointment of a receiver or other custodian for all or a substantial portion of its property;

then and in each and every such case, you may proceed to protect and enforce your rights by suit in equity, action at law and/or other appropriate proceeding either for specific performance of any covenant or condition contained in this Agreement or any other Loan Agreement or in any instrument or assignment delivered to you pursuant to this Agreement or any other Loan Agreement, or in aid of the exercise of any power granted in this Agreement or any other Loan Agreement or any such instrument or assignment, and (unless there shall have occurred an Event of Default under Section 9.1.9 hereof, in which case the unpaid balance of the Loan Obligations shall automatically become due and payable) may by notice in writing to the Company declare all or any part of the unpaid balance of the Loan Obligations then outstanding to be forthwith due and payable, and thereupon such unpaid balance or part thereof shall become so due and payable without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived, your obligation to make further loans hereunder shall terminate, and you may proceed to enforce payment of such balance or part thereof in such manner as you may elect, and you may offset and apply toward the payment of such balance or part thereof any Indebtedness from you to the Company or to the Corporate General Partner or any other obligor on the Loan Obligations, including without limitation any Indebtedness represented by deposits in any security for the Loan Obligations, and you shall have no duty to determine the adequacy of any such security in connection with any such offset.

        9.2. Annulment of Defaults. An Event of Default shall not be deemed to be in existence for any purpose of this Agreement if you shall have waived such event in writing or stated in writing that the same has been cured to your reasonable satisfaction, but no such waiver shall extend to or affect any subsequent Event of Default or impair any of your rights upon the occurrence thereof.

        9.3. Waivers. The Company hereby waives to the extent not prohibited by applicable law (i) all presentments, demands for performance, notice of nonperformance (except to the extent required by the provisions hereof or of any other Loan Agreement), protests, notices of protest and notices of dishonor,
(ii) any requirement of diligence or promptness on your part in the enforcement of your rights under the provisions of this Agreement or any other Loan Agreement, (iii) any and all notices of every kind and description which may be required to be given by any statute or rule of law and (iv) any defense of any kind (other than payment) which it may now or hereafter have with respect to its liability under this Agreement or under any other Loan Agreement.

        9.4. Course of Dealing. No course of dealing between the Company and you shall operate as a waiver of any of your rights under this Agreement or any other Loan Agreement or with respect to any of the Loan Obligations. No delay or omission on your part in exercising any right under this Agreement or any other Loan Agreement or with respect to any of the Loan Obligations, shall operate as a waiver of such right or any other right hereunder. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. No waiver or consent shall be binding unless it is in writing and signed by you. The making of a loan hereunder during the existence of a Default shall not constitute a waiver thereof.

        9.5. Right to Realize Upon Loan Security. Except to the extent prohibited by applicable law which cannot be waived, the following provisions shall govern your right to realize upon the Loan Security if an Event of Default hereunder shall have occurred, in addition to any rights and remedies available at law or in equity, and in addition to the provisions contained in any other Loan Agreement (in case of a conflict between the provisions of this Section 9.5 and any other Loan Agreement, the provisions of this Section 9.5 shall govern):

                   9.5.1. Marshaling, etc. You shall not be required to make any demand upon or pursue or exhaust any of your rights with respect to the payment of the Loan Obligations, or to pursue or exhaust any of your rights or remedies with respect to any of the Loan Security therefor, or any direct or indirect Guarantee thereof. You shall not be required to marshal the Loan Security or any Guarantee of the Loan Obligations or to resort to the Loan Security or any such Guarantee in any particular order and all of your rights hereunder and under all other Loan Agreements shall be cumulative. The Company hereby agrees to waive, and does hereby absolutely and irrevocably waive and relinquish the benefit and advantage of, and does hereby covenant not to assert against you, any valuation, stay, appraisement, extension or redemption laws now existing or which may hereafter exist which, but for this provision, might be applicable to any sale made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement or otherwise based on this Agreement in respect of any Loan Security. Without limiting the generality of the foregoing, the Company hereby agrees that it will not invoke or utilize any law which might cause delay in or impede the enforcement of your rights under this Agreement, and hereby waives the same. In addition, the Company hereby waives any right to prior notice (except to the extent expressly provided in this Agreement) or judicial hearing in connection with the taking possession or the disposition of any of the Loan Security, including without limitation any such right which the Company would otherwise have under the Constitution of the United States of America, or any state or territory thereof. Upon your request, the Company agrees to assemble the Loan Security and otherwise make it available to you.

                   9.5.2. Sales of the Loan Security. Any item of the Loan Security may be sold for cash or other value in any number of lots at public or private sale without demand, advertisement or notice (except only that you shall give the Company ten (10) days' prior written notice of the time and place of any public sale, or the time after which a private sale may be made, which notice the Company and you hereby agree to be reasonable). At any sale or sales of the Loan Security (except to the extent prohibited by applicable law which cannot be waived) you or any of your officers acting on your behalf or assigns may bid for and purchase the whole or any part of the property and rights so sold and upon compliance with the terms of such sale may hold, exploit and dispose of such property and rights without further accountability to the Company except for the proceeds of such sale or sales. The Company will execute and deliver, or cause to be executed and delivered, such instruments, documents, assignments, waivers, certificates and affidavits and supply or cause to be supplied such further information and take such further action as you shall require in connection with such sale.

                   9.5.3. Application of Proceeds. The proceeds of all sales and collections, and any other moneys (including any cash contained in the Loan Security), the application of which is not otherwise herein provided for, shall be applied as follows:

                          First, to the payment of the costs and expenses of such sale or sales and collections, and the reasonable compensation of you and your counsel;

                          Second, any surplus then remaining to the payment of the Loan Obligations in such order and manner as you may in your sole discretion determine;

                          Third, any surplus then remaining shall be deposited in the account of the Company, subject, however, to the rights of the holder of any then existing Lien of which you have actual notice.

        9.6. Governmental Regulation. To the extent that Loan Security shall include Investments in or assets of a Person holding an FCC License or a

Franchise, then, notwithstanding anything else herein contained to the contrary, no action, shall be taken by you with respect to such FCC License, Franchise or assets unless and until all requirements of the Communications Act and of applicable state law, and any applicable rules and regulations thereunder, requiring the consent to or approval of such action by the FCC or of any governmental or other authority have been satisfied. The Company covenants that upon your request it will file or cause to be filed such applications and take such other action as you may request to obtain consent or approval of the FCC or of any governmental or other authority which has granted any Franchise to the Company to any action contemplated by this Agreement and to give effect to your security interests, including without limitation the execution of an application for consent by the FCC to an assignment or transfer involving a change in ownership or control pursuant to the provisions of the Communications Act. You are hereby irrevocably appointed the true and lawful attorney of the Company, in its name and stead, to execute and file all necessary applications with the FCC, to the extent permitted by the FCC's rules and regulations, and with any governmental or other authority. The Company acknowledges that your remedies at law for failure by it to comply with the preceding sentence would be inadequate and that such failure would not be adequately compensable in damages, and the Company therefore agrees that the covenants contained in this Section 9.6 may be specifically enforced.

9.A.    GUARANTEES.

        9.A.1. Guarantee of Bank Obligations. Each of Enstar Income/Growth Program Five-A, L.P. and Enstar Income/Growth Program Five-B, L.P. (said Persons in their capacities as guarantors hereunder being referred to herein as the "Guarantors") hereby unconditionally severally (and not jointly or jointly and severally) guarantees that the Loan Obligations will be paid in full in cash when due and payable, whether at the stated or accelerated maturity thereof or otherwise, this guarantee being a guarantee of payment and not of collectibility and being absolute and in no way conditional or contingent; and in case any part of the Loan Obligations shall not have been so paid in full when due and payable, each Guarantor will, not later than five days after written notice from you or, without notice, immediately upon the occurrence of an Event of Default under Section 9.1.9 hereof, pay or cause to be paid to you the amount of the Loan Obligations which are then due and payable and unpaid; provided, however, that the liability of each Guarantor any time payment is required hereunder shall be limited to 50% of the Loan Obligations then due and payable and unpaid. The obligations of each Guarantor under this Agreement shall not be affected by the invalidity or unenforceability of any of the Loan Obligations as against the Company, any other guarantor thereof or any other Person. For purposes of this
Section 9.A., the Loan Obligations shall be due and payable when and as the same shall be due and payable under the terms of this Agreement notwithstanding the fact that the collection or enforcement thereof may be stayed or enjoined against the Company under Title 11 of the United States Code, as from time to time in effect, or other applicable law. Each of the Guarantors acknowledges that you have entered into this Agreement in reliance on this guarantee being a continuing guarantee and on the irrevocability of this guarantee and agrees that this guarantee may not be revoked in whole or in part. The obligations of the Guarantors under this Section 9.A. shall terminate when your commitment to extend credit hereunder shall have terminated and all of the Loan Obligations have been paid in full and discharged; provided, however, that if a claim is made upon you at any time for repayment or recovery of any amounts or any property whether tangible or intangible received by you from any source in payment of or on account of any of the Loan Obligations and you repay or return any amounts or property so received or become liable for all or any part of such claim by reason of (a) any judgment, decree or order of any court or administrative body having competent jurisdiction, or (b) any settlement or compromise of any such claim, the Guarantors shall remain liable under this Agreement for the amounts or property so repaid or returned or the amounts for which you become liable (such amounts, together with an amount equal to the value of such property when it was received by you, being deemed part of the Loan Obligations) to the same extent as if such amount or property had never been received by you, notwithstanding any termination hereof, and the Guarantors shall, not later than five days after receipt of notice from you, pay to you an amount equal to the amount of such repayment or return or of such claim for which you have so become liable.

        9.A.2 Waivers With Respect to Guaranteed Obligations. Each Guarantor hereby consents to all of the terms and provisions of this Agreement which are applicable to the Company. Except to the extent that any of the following are expressly required by the provisions of this Agreement or any other Loan Agreement, each Guarantor hereby waives to the extent such Guarantor may lawfully do so (i) presentment, demand for payment and protest of nonpayment of any of the Loan Obligations, and notice of protest, dishonor or nonperformance,
(ii) notice of acceptance of this Agreement and notice that credit has been extended in reliance on such Guarantor's guarantee of the Loan Obligations,
(iii) notice of any Default under this Agreement or any other Loan Agreement or of any inability to enforce performance of the Company's obligations hereunder or thereunder, (iv) demand for performance or observance of, and any enforcement of any provision of, the Loan Obligations, this Agreement or any other Loan Agreement or any pursuit or exhaustion of rights or remedies with respect to any Loan Security or against the Company or any other guarantor or obligor in respect of any of the Loan Obligations or any other Person or any requirement of diligence or promptness on your part in connection with any of the foregoing,
(v) any action or non-action on your part which may impair or prejudice the rights of a Guarantor,including without limitation subrogation rights or rights to obtain exoneration, contribution, indemnification or any other reimbursement or compensation from the Company, any other Guarantor or obligor in respect of the Loan Obligations or any other Person, (vi) failure or delay to perfect or continue the perfection of any security interest in any Loan Security, (vii) any defense based upon an election of remedies, (viii) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal, (ix) any and all demands and notices of every kind and description with respect to the foregoing or which may be required to be given by any statute or rule of law and (x) all defenses which the Company may now or hereafter have to the payment of the Loan Obligations which could otherwise be asserted by such Guarantor. In addition to the defenses referred to above which have been expressly waived hereunder, each Guarantor, to the extent such Guarantor may lawfully do so, waives all other defenses which it may now or hereafter have to the payment by it of the Loan Obligations. No delay or omission on your part in exercising any right under this Agreement or any other Loan Agreement or under any guarantee of the Loan Obligations or with respect to the Loan Security shall operate as a waiver or relinquishment of such right. No action which you or the Company or any Guarantor may take or refrain from taking with respect to the Loan Obligations, including any amendments thereto or modifications thereof or waivers with respect thereto, shall affect the obligations of the Guarantors hereunder. None of your rights shall at any time in any way be prejudiced or impaired by any act or failure to act on your part or the Company or any Guarantor, or by any noncompliance by any Guarantor with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof which you may have or otherwise be charged with. To the extent each Guarantor may lawfully do so, such Guarantor hereby agrees to waive, and does hereby absolutely and irrevocably waive and relinquish the benefit and advantage of, and does hereby covenant not to assert, any appraisement, valuation, stay, extension, redemption or similar laws, now or at any time hereafter in force, which might delay, prevent or otherwise impede the performance or enforcement of this Agreement or any other Loan Agreement or the Loan Obligations.

        9.A.3 Power to Waive, etc. Each Guarantor hereby grants you the full power in your discretion, without notice to such Guarantor, such notice being hereby expressly waived, and without in any way affecting the liability of such Guarantor under this Agreement:

                   (a) To waive compliance with, and any Default or Event of Default under, and to consent to any amendment to or modification of any terms or provisions of, or to give any waiver in respect of, this

        Agreement, any other Loan Agreement, the Loan Security, the Loan Obligations or any guarantee thereof (each as from time to time in effect) except for provisions which are directly applicable to the Guarantor;

                   (b) To grant any one or more extensions or renewals of the Loan Obligations (for any period or periods no matter how long), and any other indulgence with respect thereto, and to effect any total or partial release (by operation of law or otherwise), discharge, compromise or settlement with respect to the obligations of the Company or any other Person in respect of the Loan Obligations, whether or not rights against the Guarantors under this Agreement are reserved in connection therewith;

                   (c) To take security in any form for the Loan Obligations, and to consent to the addition to or the substitution, exchange, surrender, release or other disposition of, or to deal in any other manner with, all or any part of any property contained in the Loan Security whether or not the property, if any, received upon the exercise of such power shall be of a character or value the same as or different from the character or value of any property disposed of, and to obtain, modify or release any present or future guarantees of the Loan Obligations and to proceed against any of the Loan Security or such guarantees in any order;

                   (d) To collect or liquidate any of the Loan Obligations or the Loan Security in any manner or to refrain from collecting or liquidating any of the Loan Obligations or the Loan Security; and

                   (e) To extend credit under this Agreement or any other Loan Agreement, or otherwise, in such amount as you may determine, whether for a greater or lesser amount than is hereby guaranteed, even though the condition of the Company, financial or otherwise, may have deteriorated since the date hereof.

        9.A.4 Information re Company, etc. Each Guarantor acknowledges and agrees that it has made such investigation as it deems desirable of the risks undertaken by each Guarantor in entering into this Agreement and is fully satisfied that it understands all such risks. Each Guarantor hereby waives any obligation which may now or hereafter exist on your part to inform it of the risks being undertaken by entering into this Agreement or of any changes in such risks and, from and after the date hereof, each Guarantor undertakes to keep itself informed of such risks and any changes therein. Further, each Guarantor hereby expressly waives any duty which may now or hereafter exist on your part to disclose to such Guarantor any matter, fact or thing related to the business, operations, character, collateral, credit or condition (financial or otherwise) or prospects of the Company, or its properties or management whether now or hereafter known by you. Each Guarantor represents, warrants and agrees that it assumes sole responsibility for obtaining from the Company all information concerning this Agreement and all other Loan Agreements and all other information as to the Company or its properties or management or anything relating to any of the above as such Guarantor deems necessary or desirable.

        9.A.5 Subordination. Each Guarantor hereby covenants and agrees that (i) it will not enforce or otherwise exercise any rights of reimbursement, subrogation, offset, contribution or other similar rights with respect to the Loan Obligations against any Person, including without limitation any other guarantor of the Loan Obligations or the Company, prior to the payment in full and discharge of the Loan Obligations, and (ii) all Indebtedness, claims and liabilities now or hereafter owing by the Company to such Guarantor are hereby subordinated to the prior payment in full of the Loan Obligations and are so subordinated as a claim against the Company or any of its assets, whether such claim be in the ordinary course of business or in the event of voluntary or involuntary liquidation, dissolution, insolvency or bankruptcy, so that no payment with respect to any such Indebtedness, claim or liability will be made or received while any of the Loan Obligations are outstanding; provided, however, that so long as there shall exist no Default, the Company may make payments with respect to Indebtedness other than Indebtedness of the Company to a Guarantor on account of payments made by such Guarantor pursuant to this

Guarantee.

        9.A.6 Further Assurances. Each Guarantor will, promptly upon your request from time to time, execute, acknowledge and deliver, and file and record, all such instruments, and take all such action, as you may deem necessary or advisable to carry out the intent and purpose of this Agreement.

        9.A.7 Representations and Warranties. Each Guarantor hereby represents and warrants as to itself, but not as to the other Guarantor, that:

                   9.A.7.1. Partnership Authority. Such Guarantor is a duly organized and validly existing limited partnership in good standing under the laws of the State of Georgia with powers adequate for the making and performance of this Agreement and such Guarantor has taken all necessary partnership and corporate action to make this Agreement the legal, valid, binding and enforceable obligation it purports to be.

                   9.A.7.2. No Legal Obstacle to Agreement. Neither the execution and delivery of this Agreement nor the consummation of any transaction contemplated hereby, nor the fulfillment of the terms hereof or of any other agreement or instrument referred to herein, has constituted or resulted in, or will constitute or result in, a breach of the provisions of any instrument, contract or agreement to which such Guarantor is a party or by which it is bound, or the violation of any law, judgment, decree or governmental or administrative order, rule or regulation applicable to it, or has resulted in or will result in the creation under any agreement or instrument of any lien upon any of its assets. No approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority is required to be obtained or made by such Guarantor in connection with the execution, delivery and performance of this Agreement.

        9.A.8 Financial Statements. Each of the Guarantors will (i) furnish to you as soon as practicable after the end of its fiscal year, which for each Guarantor is December 31, and in any event within 105 days thereafter, the balance sheet of such Guarantor as of the end of such year, and the statements of income and of partners' capital of such Guarantor for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by a report and opinion on financial statements of Ernst & Young LLP or other independent certified public accountants of recognized national standing selected by such Guarantor and satisfactory to you, and (ii) furnish to you as soon as practicable after the end of each of the first three fiscal quarters of each fiscal year of such Guarantor, and in any event within 45 days thereafter, the balance sheet of such Guarantor as of the end of such period and statements of income of such Guarantor for such period (and for the period from the beginning of the current fiscal year to the end of such quarter), setting forth in each case in comparative form the figures for the corresponding period of the previous fiscal year all in reasonable detail.

        9.A.9 Other Reports; Information Returns. Each of the Guarantors will furnish to you as soon as available all reports furnished by such Guarantor or made available by such Guarantor to its partners. From time to time upon request of any of your officers, each Guarantor will furnish you with a copy of the annual information return filed by such Guarantor with the Internal Revenue Service.

10.     DEFINITIONS.  For purposes of this Agreement:

        10.1. The following terms defined elsewhere in this Agreement in the Sections set forth below shall have the respective meanings therein defined:

              Term                                           Definition

              "Accounts"                                     Section 6.1.2.
              "Advances"                                     Section 2.1.
              "Applicable Rate"                              Section 3.1.1.(a)

              "Base Rate"                                    Section 3.1.1.(b)
              "Closing Dates"                                Section 2.1.
              "Commitment"                                   Section 3.2.
              "Company"                                      Preamble
              "Copyright Act"                                Section 8.3.2.
              "Enstar Communications"                        Section 8.1.2.
              "Events of Default"                            Section 9.1.
              "Guarantors"                                   Section 9.A.1.
              "Initial Closing Date"                         Section 2.1.
              "Interest Period"                              Section 3.3.1.
              "Lender's Credit Agreement"                    Section 2.3.
              "Liens"                                        Section 7.7.
              "Loan"                                         Section 2.1.2.
              "Loan Account"                                 Section 2.1.2.
              "Loan Security"                                Section 6.1.
              "Management Agreement"                         Section 7.13.
              "Maximum Amount of Credit"                     Section 2.1.1.
              "Maximum Leverage Ratio"                       Section 7.10.1.
              "Offshore Rate"                                Section 3.3.1.
              "Partnership Agreement"                        Section 7.13.
              "Payment Date"                                 Section 3.1.
              "Permitted Liens"                              Section 7.7.
              "Plan Assets"                                  Section 7.16.
              "Pledged Indebtedness"                         Section 6.1.4.(c)
              "Pledged Rights"                               Section 6.1.4.(b)
              "Pledged Securities"                           Section 6.1.4.(c)
              "Pledged Stock"                                Section 6.1.4.(a)
              "Secured Obligations"                          Section 6.1
              "Swap Contracts"                               Section 3.5

                   The term "Adjusted Capital" shall mean the sum of (i) aggregate Partners' capital contributions to the Company, minus (ii) the aggregate amount of cash and any other property that has been distributed (or deemed distributed) as distributions of Partners' capital by the Company to the Partners from the proceeds of sales of the Systems as determined by the Corporate General Partner.

                   The term "Affiliate" shall mean any Person directly or indirectly controlling, controlled by or under direct or indirect common control with the Company or other specified Person and shall include (i) any officer, director or partner of the Company, of the Corporate General Partner or of such specified Person and (ii) any Person of which the Company or such specified Person or an Affiliate (as defined above) of the Company or such specified Person shall, directly or indirectly, either beneficially own at least 10% of the outstanding equity securities having the general power to vote or constitute at least a 10% participant or be a general partner.

                   The term "Business Day" shall mean any day other than a Saturday or Sunday or other day on which banks in New York City or Los Angeles are authorized or required by law to close, and if the applicable Business Day relates to any Offshore Rate Loan, means such a day in which dealings are carried on in the applicable offshore dollar inter-bank market.

                   The term "By-laws" shall include all written rules, regulations, procedures and by-laws and all other documents, relating to the management, governance or internal regulation of a Person other than an individual, or interpretive of the Charter of such person, each as from time to time amended or modified.

                   The term "Cable Systems" shall mean the Systems owned by the Company on the date hereof.

                   The term "Capitalized Lease" shall mean any lease which is or should be capitalized on the balance sheet of the lessee in accordance with generally accepted accounting principles and Statement No. 13 of the Financial Accounting Standards Board.

                   The term "Capitalized Lease Obligations" shall mean the amount of the liability reflecting the aggregate discounted amount of future payments under all Capitalized Leases calculated in accordance with generally accepted accounting principles and Statement No. 13 of the Financial Accounting Standards Board.

                   The term "Cash Interest Expense" shall mean, for any Person and for any period, total interest expense (including that portion attributable to Capitalized Leases in accordance with GAAP and capitalized interest) of such Person and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of such Person and its Subsidiaries payable in cash during such period, including, all commissions, discounts and other fees and charges owed with respect to letters of credit and banker's acceptance financing.

                   The term "Charter" shall include the articles or certificate of incorporation, statute, constitution, joint venture or partnership agreement or articles or other charter of any Person other than an individual, each as from time to time amended and modified.

                   The term "Communications Act" shall mean the Communications Act of 1934 and the rules and regulations thereunder, as from time to time in effect.

                   The term "Contingent Obligation" shall mean as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments;
(c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations other than in respect of Swap Contracts, shall be equal to the maximum reasonably anticipated liability in respect thereof.

                   The term "Corporate General Partner" shall mean Enstar Communications.

                   The term "Default" shall mean an Event of Default as defined in Section 9.1, or an event or condition which with the passage of time or giving of notice, or both, would become such an Event of Default.

                   The term "Disposition" shall mean the sale, lease, conveyance or other disposition of property, other than sales or other dispositions expressly permitted under Section 7.12.1.

                   The term "Distribution" shall mean (i) any payment of any type by the Company to any Partner or other Affiliate of the Company whether in respect of a partnership interest in the Company or in respect of Indebtedness owed by the Company to such Affiliate or otherwise; (ii) any payment by the Company to Enstar Cable under the Management Agreement; (iii) any direct or indirect payment by the Company on or with respect to a partnership interest in the Company of a partnership interest in the Company, (iv) any payment on any Indebtedness that by its terms is subordinated in any way to payment of any of the Loan Obligations.

                   The term "EBITDA" shall mean, with respect to any Person and with respect to any period, net income for such period, plus income tax expense for such period, plus gross interest expense for such period, plus depreciation and amortization expense for such period, plus losses on sales of fixed assets during such period, plus other non-cash charges, minus gains on sales of fixed assets during such period, minus extraordinary gains for such period, and minus non-operating income for such period, all determined in accordance with GAAP.

                   The term "Enstar Cable" shall mean Enstar Cable Corporation, a Georgia corporation.

                   The term "Environmental Laws" shall mean all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters; including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act, the California Hazardous Waste Control Law, the California Solid Waste Management, Resource, Recovery and Recycling Act, the California Water Code and the California Health and Safety Code.

                   The term "ERISA" means, collectively, the Employee Retirement Income Security Act of 1974 (or any successor statute) and the rules and regulations thereunder, all as from time to time in effect.


                   The term "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

                   The term "Event of Loss" shall mean, with respect to any property, any of the following: (a) any loss, destruction or damage to such property; (b) any pending or threatened institution of any proceedings for the condemnation or seizure of such property or for the exercise of any right of eminent domain; or (c) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property, or confiscation of such property or the requisition of the use of such property.

                   The term "Excess Cash Flow" for any period shall mean the amount, if any, by which EBITDA for such period, exceeds the sum of (a) the aggregate principal amount of prepayments paid pursuant to Sections 5.2.2 and
5.2.5 hereof during such period, plus (b) the aggregate amount paid pursuant to
Section 3.1 hereof during such period in respect of the Loan Obligations, plus
(c) the aggregate amount of payments made or incurred by the Company during such period with respect to Capitalized Lease Obligations, plus (d) the aggregate amount of payments made by the Company during such period to be reflected in their consolidated fixed assets account in accordance with GAAP in respect of
(1) the construction, improvement, replacement or betterment of assets or leaseholds, and (2) to the extent related to and not included in clause (1) above, expenditures on account of materials, contract labor and direct labor (excluding expenditures properly chargeable to repairs and maintenance in accordance with GAAP).

                   The term "FCC" shall mean the Federal Communications Commission and any successor governmental agency.

                   The term "FCC License" shall mean any broadcasting community antenna television or relay systems, earth station, business radio, microwave and other license relating to a System issued by the FCC under the Communications Act.

                   The term "Federal Funds Rate" shall mean for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

                   The term "Fiscal Quarter" shall mean a Fiscal Quarter of the Fiscal Year of the Company ending on the last day of March, June, September and December of each calendar year.

                   The term "Fixed Charges" shall mean, for any period, the sum of (i) gross interest expense payable in cash during such period, (ii) scheduled principal payments during such period on Indebtedness described in clauses (a),
(b), (c), (d), (e), (f) and (g) of the definition of Indebtedness, (iii) expense for taxes paid during such period, and (iv) the amount of capital expenditures during such period for maintenance (as opposed to upgrade) of cable systems and other fixed assets.

                   The term "Franchise" shall include any franchise, permit, license or other authorization granted by any governmental unit or authority for the construction and operation of a System or for the reception and transmission of signals by microwave.

                   The term "GAAP" shall mean generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority in the United States' accounting profession) which are applicable to the circumstances as of the Initial Closing Date.

                   The term "General Partner" shall mean each of Enstar Communications, Robert T. Graff, Jr., and any other Person which shall become a general partner of the Company.

                   The term "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                   The term "Gross Revenue" for any period shall mean the gross revenue of the Company determined in accordance with generally accepted accounting principles.

                   The term "Guarantee" shall include (i) any guarantee of the payment or performance of any Indebtedness or other obligation of any obligor,
(ii) any other arrangement whereby credit is extended to one obligor on the basis of any promise or undertaking of another Person, whether that promise or undertaking is expressed in terms of an obligation to pay the Indebtedness of such obligor, or to purchase an obligation owed by such obligor, or to purchase or lease assets under circumstances that would enable such obligor to discharge one or more of its obligations or to maintain the capital, working capital, solvency or general financial condition of such obligor, whether or not such arrangement is disclosed in the balance sheet of such other Person or is referred to in a footnote thereto, and (iii) any liability as a general partner of a partnership in respect of Indebtedness of other obligations of such partnership.

                   The term "Indebtedness" of any Person shall mean, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms and accrued expenses); (c) all non-contingent reimbursement or payment obligations with respect to surety instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments,including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to Capitalized Leases; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (h) all obligations under Guarantees in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

                   For all purposes of this Agreement, the Indebtedness of any Person shall include all recourse Indebtedness of any partnership or joint venture or limited liability company in which such Person is a general partner or a joint venturer or a member.

                   The term "Investment" shall include (i) any share of capital stock, evidence of Indebtedness or other security issued by any other Person,
(ii) any loan, advance, contribution to capital or extension of credit or commitment therefor to any other Person,including without limitation the Guarantee of Indebtedness of any other Person, (iii) any purchase of the business or integral part of the business of any other Person, (iv) any System,
(v) any commitment or option to make a purchase described in the foregoing clauses (iii) or (iv) if, in the case of an option, the consideration therefor exceeds $100, and (vi) any other investment, and any of the foregoing shall be considered an Investment whether such investment is acquired by purchase, exchange, issuance of securities, merger, reorganization or any other method; provided, however, that the term "Investment" shall not include (a) current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms, (b) advances to employees for travel expenses, drawing accounts and similar expenditures in the ordinary course of business, (c) stock or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to the Company or as security for any such Indebtedness or claim, or (d) demand deposits in banks or trust companies. The amount of an Investment outstanding at any time shall be determined in accordance with generally accepted accounting principles; provided, however, that no Investment shall be increased as the result of an increase in the undistributed retained earnings of the Person in whom an Investment was made or decreased as a result of an equity in the losses of any such Person.

                   The term "Joint Venture" shall mean a single-purpose corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company with another Person in order to conduct a common venture or enterprise with such Person.

                   The term "Loan Agreements" shall include this Agreement, and any other present or future agreement from time to time entered into between the Company or any of the General Partners and you relating to this Agreement or which is stated to be a Loan Agreement within the meaning of this Agreement, each as from time to time amended or modified, and all statements, reports or certificates delivered by the Company or any of the General Partners to you in connection herewith or therewith.

                   The term "Loan Obligations" shall mean all present and future obligations and Indebtedness of the Company owing to you under this Agreement or under any other Loan Agreement, as from time to time amended or modified, including without limitation the obligation to pay the Loan and to pay interest, commitment fees, fees provided for in Section 11 hereof, indemnification and any other fees and charges from time to time owed hereunder or under any other Loan Agreement.

                   The term "Loan Security" shall mean all assets now or from time to time hereafter encumbered or subjected to a security interest or charge (or intended or required so to be pursuant to this Agreement or any other Loan Agreement) to secure the payment or performance of any of the Loan Obligations, including without limitation the assets described or referred to in Sections 6.1 and 6.2 hereof.

                   The term "Multiemployer Plan" means any Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                   The term "Net Proceeds" shall mean, as to any Disposition by a Person, proceeds in cash, checks or other cash equivalent financial instruments as and when received by such Person, net of: (a) the direct costs relating to such disposition excluding amounts payable to such Person or any Affiliate of such Person, (b) sale, use or other transaction taxes paid or payable by such Person as a direct result thereof, and (c) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a Lien on the asset which is the subject of such Disposition. "Net Proceeds" shall also include proceeds paid on account of any Event of Loss, net of: (i) all money actually applied to repair or reconstruct the damaged property or property affected by the condemnation or taking, (ii) all of the costs and expenses reasonably incurred in connection with the collection of such proceeds, award or other payments, and (iii) any amounts retained by or paid to parties having superior rights to such proceeds, awards or other payment.

                   The term "Note" shall mean a promissory note executed by the Company in favor of Lender pursuant to Section 2.1.2, in substantially the form of Exhibit 2.1.2.

                   The term "Partner" shall mean any partner of the Company, and shall also include any other Person which shall become the owner of a partnership interest in the Company.

                   The term "Partner's Certificate" shall mean a certificate signed on behalf of Enstar Communications as a General Partner of the Company.

                   The term "Person" shall mean a corporation, association, partnership, joint venture, trust, organization, business, individual or government or any governmental agency or political subdivision thereof.

                   The term "Plan" means, at any time, any pension plan (as defined in Section 3(2) of ERISA), subject to Title IV of ERISA which the Company sponsors or maintains or to which the Company makes, is making, or is obligated to make contributions, or in the case of a Multiemployer Plan has made contributions at any time during the immediately preceding five (5) plan years.

                   The term "Pro Forma Annualized EBITDA" shall mean, for any Fiscal

Quarter, (i) EBITDA of the Company for such Fiscal Quarter, multiplied by (ii)
4.

                   The term "Requirement of Law" shall mean as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

                   The term "Subsidiary" shall mean any Person of which the Company (or other specified Person) shall at the time own, directly or indirectly through one or more Subsidiaries, more than 50% of the outstanding shares of capital stock (or other shares of beneficial interest) entitled to vote generally, or holds more than 50% of the partnership or similar interests, or is a general partner.

                   The term "Surety Instruments" shall mean all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

                   The term "System" shall mean any cable television system.

                   The term "Total Debt" shall mean, as of any date of determination, the sum of (i) the aggregate stated balance sheet amount of all Indebtedness of the Company determined in accordance with GAAP and (ii) the amount of any past due payables to Enstar Cable Corporation with respect to management fees and reimbursable expenses.

11.     EXPENSES; INDEMNITY; FEES.

        (a) Whether or not the transactions contemplated hereby shall be consummated, the Company will bear (i) all expenses (including the fees and disbursements of your special counsel) in connection with the preparation and duplication of this Agreement, each other Loan Agreement, and the transactions contemplated hereby and thereby and any amendment or modification hereof and thereof and operations hereunder and thereunder, (ii) all taxes, including recording and filing fees and transfer and documentary stamp and similar taxes at any time payable in respect of this Agreement or any other Loan Agreement or the incurrence of the Loan Obligations, and (iii) all expenses incurred by you in connection with the enforcement of any rights hereunder or under any Loan Agreement, including without limitation costs of collection and reasonable attorneys' fees and out-of-pocket expenses.

        (b) The Company will indemnify you against and hold you harmless from any liability, loss or damage resulting from the violation by the Company of the provisions of Section 2.2 hereof. The Company will also indemnify you, and your directors, officers, agent and employees and each Person, if any, who controls you, and hold each of you and them harmless from and against any and all claims, damages, liabilities and expenses (including without limitation all fees and disbursements of counsel with whom you or them may consult in connection therewith and all expenses of litigation or preparation thereof) which you or they may incur or which may be asserted against you or them in connection with any litigation or investigation involving the Company, any officer, director or employee of the Company (including compliance with or contesting of any subpoenas or other process issued against you or any director, officer or employee of yours or any Person, if any, who controls you in any proceeding involving the Company), other than litigation commenced by the Company against you which (i) seeks enforcement of any of the Company's rights hereunder or under any Loan Agreement and (ii) is decided adversely to you.

        (c) On the Initial Closing Date the Company shall pay you a facility fee in the amount of $93,419.

        (d) The Company will pay to the Lender annually in advance a fee for its services hereunder calculated at the rate of $10,656 per annum from the

Initial Closing Date.

        (e) The covenants contained in paragraphs (a) and (b) of this Section 11 shall survive the termination of this Agreement.

                   The Company hereby acknowledges that, pursuant to the Loan Documents (as defined in the Lender's Credit Agreement), the Lender will assign all of its rights, title and interest in, to and under this Agreement, the other Loan Agreements, the Loan Obligations and the Loan Security to Bank of America National Trust and Savings Association, as agent for the Banks under the Lender's Credit Agreement (the "Documentation Agent"), and the Documentation Agent will be the holder of the Notes for all purposes under this Agreement and the Notes until payment in full of all Obligations under and as defined in the Lender's Credit Agreement. The Company (i) hereby irrevocably consents to the pledge and assignment of the Notes, this Agreement, the other Loan Agreements and the Loan Security to the Documentation Agent pursuant to the Loan Documents (as defined in the Lender's Credit Agreement) and to the exercise by the Documentation Agent (and the Banks under the Lender's Credit Agreement) of all rights and remedies under such agreements and (ii) acknowledges and agrees that on and after the Initial Closing Date, the Documentation Agent and the Banks under the Lender's Credit Agreement are third party beneficiaries of this Agreement. The Company will execute and deliver such documents and instruments and shall take such other action as the Documentation Agent may reasonably request to carry out the provisions of this Agreement and the Loan Documents (as defined in the Lender's Credit Agreement).

12.     NOTICES.

        (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Exhibit 12, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Exhibit 12; or, if directed to the Company or you, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the company and you.

        (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Section 2 to you shall not be effective until actually received by you.

        (c) Any agreement by you herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. You shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and you shall not have any liability to the Company or other Person on account of any action taken or not taken by you in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans shall not be affected in any way or to any extent by any failure by you to receive written confirmation of any telephonic or facsimile notice or the receipt by you of a confirmation which is at variance with the terms understood by you to be contained in the telephonic or facsimile notice.

13. PAYMENTS. All payments hereunder shall be made to you in immediately available funds.

14. AMENDMENTS. This Agreement or any term or provision hereof may be amended, modified, waived, charged, discharged or terminated, and compliance with any representation, warranty, covenant or condition hereof may be waived or modified only by a written instrument duly executed by you and the Company and with the written consent of the "Agents" under (and as defined in) the Lender's Credit Agreement.

15. LIMITED RECOURSE AGAINST GENERAL PARTNERS. The remedies of the holders of the Loan Obligations, including without limitation any remedy which could be exercised upon the occurrence of an Event of Default, shall be limited to the extent that no General Partner shall have any personal liability as a general partner of the Company with respect to the Loan Obligations, and in no event shall a General Partner be personally liable as a general partner for any deficiency judgment for any Loan Obligation; provided, however, that the provisions of this Section 15 shall not impair the ability of any holder of any Loan Obligation (i) to realize on the assets of the Company or on any other Loan Security, including any personal property or partnership interests pledged to secure the Loan Obligations or (ii) to pursue any remedy against any guarantor of the Loan Obligations.

16. SURVIVAL OF COVENANTS. All covenants, agreements, representations and warranties made herein or in any other Loan Agreement and in certificates delivered pursuant hereto or thereto shall be deemed to have been material and relied on by you, notwithstanding any investigation made by you or on your behalf, and shall survive the execution and delivery to you hereof and thereof.

17. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE COMPANY AND YOU HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, OR ANY OTHER LOAN AGREEMENT OR THE SUBJECT MATTER HEREOF OR THEREOF OR ANY LOAN OBLIGATION OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE COMPANY OR YOU IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. THE COMPANY ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY YOU THAT THE PROVISIONS OF THIS SECTION 17 CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH YOU HAVE RELIED, ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND ANY OTHER PRESENT OR FUTURE LOAN AGREEMENT. The Company or you may file an original counterpart or a copy of this Section 17 with any court as written evidence of the consent of each such Person to the waiver of its right to trial by jury.

18. DEFEASANCE. When all Loan Obligations have been paid and performed in full, and if at the time you are no longer committed to make any loans to the Company hereunder or under any other Loan Agreement, this Agreement shall terminate; provided, however, that the covenants contained in paragraphs (a) and
(b) of Section 11 hereof and in Section 6.5 hereof shall survive the termination of this Agreement.

19. SERVICE OF PROCESS. The Company by its execution hereof (i) hereby irrevocably submits to the nonexclusive jurisdiction of the state courts of the State of California and to the nonexclusive jurisdiction of the United States District Court for the Southern District of California for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or any other Loan Agreement or the subject matter hereof and (ii) to the extent not prohibited by applicable law, hereby waives and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is brought in an inconvenient forum, that the venue of any such proceeding brought in one of the above-named courts is improper, or that this Agreement or any other Loan Agreement, or the subject matter hereof or thereof may not be enforced in or by such court.

20. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, including as such successors and assigns all holders of any Loan

Obligation, except that (i) the Company may not assign its rights or obligations under this Agreement, and (ii) you shall be entitled to assign this Agreement and/or the loans made hereunder.

21. MISCELLANEOUS. This Agreement is a Loan Agreement. This Agreement and other Loan Agreements referred to herein constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts which together shall constitute one instrument and shall be governed by and construed in accordance with the laws of the State of California (without giving effect to the conflict of law rules of any jurisdiction) and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, including as such successors and assigns all holders of any Loan Obligation.

                            [Signature page follows.]

        If the foregoing corresponds with your understanding of our agreement, kindly sign this letter and the accompanying copies thereof in the appropriate space below and return the same to the Company, whereupon this letter shall become a binding agreement between you and the Company.

                                       Very truly yours,

                                       ENSTAR CABLE OF CUMBERLAND VALLEY,
                                       a Georgia general partnership

                                       By:     ENSTAR COMMUNICATIONS
                                               CORPORATION,
                                               a general partner



                                       By:       /s/ Michael K. Menerey
                                               --------------------------------

                                           Title:  Chief Financial Officer
                                                   ----------------------------

                                       By:     ENSTAR INCOME/GROWTH PROGRAM
                                               FIVE-A,L.P., a Georgia limited
                                               partnership, a General Partner

                                               By:    ENSTAR COMMUNICATIONS
                                                      CORPORATION,
                                                      its general partner



                                               By: /s/ Michael K. Menerey
                                                   ----------------------------

                                           Title:  Chief Financial Officer
                                                   ----------------------------

                                       By:     ENSTAR INCOME/GROWTH PROGRAM
                                               FIVE-B,L.P., a Georgia limited
                                               partnership, a General Partner

                                               By:    ENSTAR COMMUNICATIONS
                                                      CORPORATION,
                                                      its general partner



                                               By: /s/ Michael K. Menerey
                                                   ----------------------------

                                           Title:  Chief Financial Officer
                                                   ----------------------------



                       [Signatures continued on page 41.]

                      [Signatures continued from page 40.]

                                       ENSTAR INCOME/GROWTH PROGRAM
                                       FIVE-A, L.P., a Georgia limited
                                       partnership, a General Partner

                                       By:     ENSTAR COMMUNICATIONS
                                               CORPORATION,
                                               its general partner


                                               By:      /s/ Michael K. Menerey
                                                   ----------------------------

                                           Title:  Chief Financial Officer
                                                   ----------------------------

                                       ENSTAR INCOME/GROWTH PROGRAM
                                       FIVE-B, L.P., a Georgia limited
                                       partnership, a General Partner

                                       By:     ENSTAR COMMUNICATIONS
                                               CORPORATION,
                                               its general partner


                                               By: /s/ Michael K. Menerey
                                                   ----------------------------

                                           Title:  Chief Financial Officer
                                                   ----------------------------

The foregoing is hereby accepted:

ENSTAR FINANCE COMPANY, LLC

By:     ENSTAR COMMUNICATIONS CORPORATION,
        its Manager



        By: /s/ Michael K. Menerey
            -------------------------

    Title:  Chief Financial Officer
            -------------------------

                                TABLE OF EXHIBITS


Exhibit 2.1.2                Note

Exhibit 2.3                  Lender's Credit Agreement dated September 30, 1997

Exhibit 4.3                  Request for Borrowing and Partner's Certificate

Exhibit 4.7                  WBRHC Opinion Letter

Exhibit 7.4.1                Compliance Certificate

Exhibit 8.1.1 A              General Partners

Exhibit 8.1.1 B              Names and Jurisdictions

Exhibit 8.6.1                Franchises and FCC Licenses

Exhibit 12                   Address for Notices

                                                                   EXHIBIT 2.1.2

                                  FORM OF NOTE

                                                              September 30, 1997


        FOR VALUE RECEIVED, the undersigned, Enstar Cable of Cumberland Valley, a Georgia general partnership (the "Borrower"), hereby promises to pay Enstar Finance Company, LLC (the "Lender") or order, on the Termination Date (as defined in the Loan Agreement referred to below), the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower pursuant to the Loan Agreement. The Borrower promises to pay daily interest from the date hereof, computed as provided in such Loan Agreement, on the aggregate principal amount of such Loans from time to time unpaid at the per annum rate applicable to such unpaid principal amount as provided in such Loan Agreement and to pay interest on overdue principal and, to the extent not prohibited by applicable law, on overdue installments of interest and fees at the rate specified in such Loan Agreement, all such interest being payable at the time is specified in such Loan Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof.

        Payments hereunder shall be made to Lender at 474 South Raymond Avenue, Suite 200, Pasadena, California 91105, or at such other address as the holder of this Note may designate.

        All Loans made by the Lender pursuant to the Loan Agreement referred to below and all repayments of the principal thereof shall be recorded by the Lender and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such Loans then outstanding shall be endorsed by the Lender on the schedule attached hereto or on a continuation of such schedule attached to and made a part hereof; provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower under this Note, or under the Loan Agreement.

        This Note evidences borrowings under, and is entitled to the benefits and security of, and is subject to the provisions of, the Loan Agreement dated as of September 30, 1997, as from time to time in effect (the "Loan Agreement"), between the Borrower and Lender. The principal of this Note is prepayable in the amounts and under the circumstances set forth in the Loan Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Loan Agreement. Terms defined in the Loan Agreement and not otherwise defined herein are used herein with the meanings so defined.

        In case an Event of Default shall occur, the entire principal of this Note may become or be declared due and payable in the manner and with the effect provided in the Loan Agreement.

        THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (OTHER THAN THE CONFLICT OF LAWS) RULES OF THE STATE OF CALIFORNIA.

        The parties hereto, including the Borrower and all guarantors and endorsers, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Loan Agreement, and assent to extensions of time of payment, or forbearance or other indulgence without notice.

                                        ENSTAR CABLE OF CUMBERLAND VALLEY

                                        By:      ENSTAR COMMUNICATIONS
                                                 CORPORATION, its corporate
                                                 general partner



                                                 By:
                                                    ----------------------------
                                                    Title:
                                                          ----------------------

                         LOAN AND PAYMENTS OF PRINCIPAL

--------------------------------------------------------------------------------
                                   Amount of         Unpaid
                  Amount           Principal         Principal         Notation
Date              of Loan          Repaid            Balance           Made by

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                   EXHIBIT 2.3








                                CREDIT AGREEMENT




                         Dated as of September 30, 1997

                                      among

                          ENSTAR FINANCE COMPANY, LLC,

                                 BANQUE PARIBAS,
                            as Administrative Agent,

                         BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION,
                             as Documentation Agent,

                                       and

                  THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO

                                TABLE OF CONTENTS


SECTION                                                                                 PAGE

                                    ARTICLE I

                                   DEFINITIONS...........................................  1
       1.01  Certain Defined Terms.......................................................  1
       1.02  Other Interpretive Provisions............................................... 22
       1.03  Accounting Principles....................................................... 23

                                   ARTICLE II

                                   THE CREDIT............................................ 24
       2.01  Amounts and Terms of Commitments............................................ 24
       2.02  Loan Accounts............................................................... 24
       2.03  Procedure for Borrowing..................................................... 24
       2.04  Conversion and Continuation Elections....................................... 25
       2.05  Voluntary Termination or Reduction of Commitments........................... 27
       2.06  Optional Prepayments........................................................ 27
       2.07  Mandatory Prepayments of Loans; Mandatory Commitment Reductions............. 27
               (a)     Asset Dispositions................................................ 27
               (b)     Repayment of Partnership Loans.................................... 28
               (c)     Debt Issuance..................................................... 28
               (d)     Prepayment Due to Reduction of Commitments........................ 28
               (e)     General........................................................... 28
               (f)     Reduction of Commitment........................................... 28
       2.08  Repayment................................................................... 29
       2.09  Interest.................................................................... 29
       2.10  Fees........................................................................ 30
               (a)     Arrangement, Agency Fees.......................................... 30
               (b)     Commitment Fees................................................... 30
       2.11  Computation of Fees and Interest............................................ 30
       2.12  Payments by the Company..................................................... 31
       2.13  Payments by the Banks to the Administrative Agent........................... 32
       2.14  Sharing of Payments, Etc.................................................... 32
       2.15  Security.................................................................... 33

                                   ARTICLE III

                      TAXES, YIELD PROTECTION AND ILLEGALITY............................. 33
       3.01  Taxes....................................................................... 33
       3.02  Illegality.................................................................. 35
       3.03  Increased Costs and Reduction of Return..................................... 35
       3.04  Funding Losses.............................................................. 36
       3.05  Inability to Determine Rates................................................ 37
       3.06  Survival.................................................................... 37

SECTION                                                                                 PAGE
       3.07  Substitution of Banks....................................................... 37

                                   ARTICLE IV

                              CONDITIONS PRECEDENT....................................... 38
       4.01  Conditions of Initial Loans................................................. 38
               (i)     Credit Agreement and Notes........................................ 38
               (ii)    Resolutions; Incumbency........................................... 38
               (iii)   Organization Documents; Good Standing............................. 38
               (iv)    Legal Opinions.................................................... 39
               (v)     Payment of Fees................................................... 39
               (vi)    Collateral Documents.............................................. 39
               (vii)   Insurance Policies................................................ 40
               (viii)  Certificate....................................................... 40
               (ix)    Other Documents................................................... 40
       4.02  Conditions to All Borrowings................................................ 41
               (a)     Notice of Borrowing or Conversion/Continuation.................... 41
               (b)     Continuation of Representations and Warranties.................... 41
               (c)     No Existing Default............................................... 41
               (d)     No Future Advance Notice.......................................... 41

                                    ARTICLE V

                          REPRESENTATIONS AND WARRANTIES................................. 42
       5.01  Corporate Existence and Power............................................... 42
       5.02  Corporate Authorization; No Contravention................................... 43
       5.03  Governmental Authorization.................................................. 43
       5.04  Binding Effect.............................................................. 43
       5.05  Litigation.................................................................. 43
       5.06  No Default.................................................................. 44
       5.07  ERISA Compliance............................................................ 44
       5.08  Use of Proceeds; Margin Regulations......................................... 45
       5.09  Title to Properties......................................................... 45
       5.10  Taxes....................................................................... 45
       5.11  Financial Condition......................................................... 45
       5.12  Collateral Documents........................................................ 46
       5.13  Regulated Entities.......................................................... 46
       5.14  No Burdensome Restrictions.................................................. 46
       5.15  Copyrights, Patents, Trademarks and Licenses, etc........................... 46
       5.16  Subsidiaries................................................................ 47
       5.17  Insurance................................................................... 47
       5.18  Solvency.................................................................... 47
       5.19  Swap Obligations............................................................ 47
       5.20  Full Disclosure............................................................. 47

SECTION                                                                                 PAGE
                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS...................................... 48
       6.01  Financial Statements........................................................ 48
       6.02  Certificates; Other Information............................................. 50
       6.03  Notices..................................................................... 51
       6.04  Preservation of Corporate Existence, Etc.................................... 53
       6.05  Maintenance of Property..................................................... 53
       6.06  Insurance................................................................... 53
       6.07  Payment of Obligations...................................................... 54
       6.08  Compliance with Laws........................................................ 54
       6.09  Compliance with ERISA....................................................... 54
       6.10  Inspection of Property and Books and Records................................ 54
       6.11  Environmental Laws.......................................................... 55
       6.12  Use of Proceeds............................................................. 55
       6.13  Enforcement of Enstar Partnership Loan Agreements........................... 55
       6.14  Further Assurances.......................................................... 55

                                   ARTICLE VII

                                NEGATIVE COVENANTS....................................... 56
       7.01  Limitation on Liens......................................................... 56
       7.02  Disposition of Assets....................................................... 57
       7.03  Consolidations and Mergers.................................................. 57
       7.04  Loans and Investments....................................................... 57
       7.05  Limitation on Indebtedness.................................................. 58
       7.06  Transactions with Affiliates................................................ 58
       7.07  Use of Proceeds............................................................. 58
       7.08  Contingent Obligations...................................................... 58
       7.09  Joint Ventures.............................................................. 58
       7.10  Lease Obligations........................................................... 59
       7.11  Restricted Payments......................................................... 59
       7.12  ERISA....................................................................... 59
       7.13  Change in Business.......................................................... 59
       7.14  Accounting Changes.......................................................... 59
       7.15  Subsidiaries................................................................ 59
       7.16  Financial Covenants......................................................... 59
       7.17  Hedging Requirements........................................................ 60
       7.18  Amendment of Enstar Partnership Loan Agreements............................. 60

                                  ARTICLE VIII

                                EVENTS OF DEFAULT........................................ 61
       8.01  Event of Default............................................................ 61
               (a)     Non-Payment....................................................... 61
               (b)     Representation or Warranty........................................ 61
               (c)     Specific Defaults................................................. 61
               (d)     Other Defaults.................................................... 61

SECTION                                                                                 PAGE
               (e)     Cross-Default..................................................... 61
               (f)     Insolvency; Voluntary Proceedings................................. 62
               (g)     Involuntary Proceedings........................................... 62
               (h)     ERISA............................................................. 62
               (i)     Monetary Judgments................................................ 63
               (j)     Non-Monetary Judgments............................................ 63
               (k)     Change of Control................................................. 63
               (l)     Loss of Licenses.................................................. 63
               (m)     Adverse Change.................................................... 63
               (p)     Collateral........................................................ 63
       8.02  Remedies.................................................................... 64
       8.03  Specified Swap Contract Remedies............................................ 64
       8.04  Rights Not Exclusive........................................................ 65

                                   ARTICLE IX

                                   THE AGENTS............................................ 65
       9.01  Appointment and Authorization; "Agent"...................................... 65
       9.02  Delegation of Duties........................................................ 65
       9.03  Liability of Agent.......................................................... 65
       9.04  Reliance by Agent........................................................... 66
       9.05  Notice of Default........................................................... 66
       9.06  Credit Decision............................................................. 67
       9.07  Indemnification of Agent.................................................... 68
       9.08  Agent in Individual Capacity................................................ 68
       9.09  Successor Agent............................................................. 68
       9.10  Withholding Tax............................................................. 69
       9.11  Collateral Matters.......................................................... 70

                                    ARTICLE X

                                  MISCELLANEOUS.......................................... 71
       10.01  Amendments and Waivers..................................................... 71
       10.02  Notices.................................................................... 72
       10.03  No Waiver; Cumulative Remedies............................................. 73
       10.04  Costs and Expenses......................................................... 73
       10.05  Company Indemnification.................................................... 74
       10.06  Marshalling; Payments Set Aside............................................ 75
       10.07  Successors and Assigns..................................................... 76
       10.08  Assignments, Participations, etc........................................... 76
       10.09  Confidentiality............................................................ 78
       10.10  Set-off.................................................................... 79
       10.11  Notification of Addresses, Lending Offices, Etc............................ 79
       10.12  Counterparts............................................................... 79
       10.13  Severability............................................................... 79
       10.14  No Third Parties Benefited................................................. 79
       10.15  Governing Law and Jurisdiction............................................. 80
       10.16  Waiver of Jury Trial....................................................... 80
       10.17  Entire Agreement........................................................... 81

SCHEDULES

Schedule 2.01    Commitments
Schedule 5.18    Insurance Matters
Schedule 7.01    Permitted Liens
Schedule 10.02   Lending Offices; Addresses for Notices


EXHIBITS

Exhibit A        Form of Notice of Borrowing
Exhibit B        Form of Notice of Conversion/Continuation
Exhibit C        Form of Compliance Certificate
Exhibit D        Form of Legal Opinion of Company's Counsel
Exhibit E        Form of Assignment and Acceptance
Exhibit F        Form of Promissory Note
Exhibit G        Form of ECC Pledge Agreement
Exhibit H        Form of ECC Security Agreement
Exhibit I        Form of Enstar Partnership Loan Agreement
Exhibit J        Form of Falcon Pledge Agreement
Exhibit K        Form of FHGLP Pledge Agreement
Exhibit L        Form of Pledge Agreement
Exhibit M        Form of Security Agreement

                                CREDIT AGREEMENT


      This CREDIT AGREEMENT is entered into as of September 30, 1997, among Enstar Finance Company, LLC, a Delaware limited liability company (the "Company"), the several financial institutions from time to time party to this Agreement (collectively, the "Banks"; individually, a "Bank"), Banque Paribas, as administrative agent for the Banks and Bank of America National Trust and Savings Association, as documentation agent for the Banks.

      WHEREAS, the Banks have agreed to make available to the Company a secured revolving credit facility upon the terms and conditions set forth in this Agreement;

      NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

      1.01 Certain Defined Terms. The following terms have the following meanings:

            "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in
      (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person.

            "Administrative Agent" means Banque Paribas in its capacity as administrative agent for the Banks hereunder, and any successor administrative agent arising under Section 9.09.

            "Administrative Agent's Payment Office" means the address for payments set forth on Schedule 10.02 or such other address as the Administrative Agent may from time to time specify.

            "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

            "Agent" means the Administrative Agent or the Documentation Agent.

            "Agent-Related Persons" means the Administrative Agent, the Documentation Agent and any successor agent arising under Section 9.09, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

            "Aggregate Specified Swap Amount" means, at any time, the sum of all Specified Swap Amounts owing to all Swap Providers.

            "Agreement" means this Credit Agreement.

            "Applicable Margin" means (i) with respect to Base Rate Loans, 0.625%; and (ii) with respect to Offshore Rate Loans, 1.875%.

            "Assignee" has the meaning specified in subsection 10.08(a).

            "Attorney Costs" means and includes all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

            "Authorized Officer" means, with respect to the Company the Secretary or Assistant Secretary of its manager, with respect to ECC, its Secretary or Assistant Secretary and with respect to Falcon, the Secretary or Assistant Secretary of the general partner of its general partner.

            "Bank" means the institutions specified in the introductory clause hereto. Unless the context otherwise clearly requires, "Bank" includes any such institution in its capacity as Swap Provider. Unless the context otherwise clearly requires, references to any such institution as a "Bank" shall also include any of such institution's Affiliates that may at any time of determination be Swap Providers.

            "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et seq.).

            "Banque Paribas" means Banque Paribas, Los Angeles Agency.

            "Base Rate" means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by Banque Paribas in Los Angeles, California, as its "base rate." (The "base rate" is a rate set by Banque Paribas based upon various factors including Banque Paribas' costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the base rate announced by Banque Paribas shall take effect at the opening of business on the day specified in the public announcement of such change.

            "Base Rate Loan" means a Loan that bears interest based on the Base Rate.

            "BofA" means Bank of America National Trust and Savings Association, a national banking association.

            "Borrowing" means a borrowing hereunder consisting of Loans of the same Type made to the Company on the same day by the Banks under Article II, and, in the case of Offshore Rate Loans, having the same Interest Period.

            "Borrowing Date" means any date on which a Borrowing occurs under
      Section 2.03.

            "Borrowing Enstar Partnership" means an Enstar Partnership that is a party to an Enstar Partnership Loan Agreement under which there are outstanding Advances or Loans (as each such term is defined in such Enstar Partnership Loan Agreement) or any commitment of the Lender (as defined in such Enstar Partnership Loan Agreement) to make any such Loan or Advance.

            "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or Los Angeles are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

            "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

            "Cash Interest Expense" means, for any Person and for any period, total interest expense (including that portion attributable to capital leases in accordance with GAAP and capitalized interest) of such Person and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of such Person and its Subsidiaries payable in cash during such period, including, all commissions, discounts and other fees and charges owed with respect to letters of credit and banker's acceptance financing and net costs under Swap Contracts.

            "CERCLA" has the meaning specified in the definition of "Environmental Laws."

            "Change of Control" means any of the following events or circumstances: (i) the failure of Falcon Holding Group, L.P. or Falcon Holding Group Inc. to hold, directly or indirectly, in the aggregate 100% of the membership interests of the Company, (ii) the failure of Falcon Holding Group Inc. or Falcon Holding Group L.P. to hold, directly or indirectly, in the aggregate 100% of the outstanding stock of ECC, (iii) the failure of Falcon Holding Group Inc. to be the sole general partner of Falcon Holding Group, L.P. and (iv) if any Person or Persons acting in concert (other than Telecommunications, Inc. or an Affiliate of Telecommunications Inc., Marc Nathanson, Greg Nathanson, Stanley Itskowitch and/or any Nathanson Family Trust), together with Affiliates thereof, shall in the aggregate, directly or indirectly, control or own (beneficially or otherwise) more than 25% of the issued and outstanding stock of Falcon Holding Group Inc.

            "Closing Date" means the date on which all conditions precedent set forth in Section 4.01 are satisfied or waived by all Banks (or, in the case of subsection 4.01(e), waived by the Person entitled to receive such payment).

            "Code" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

            "Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by the Company or ECC or Falcon and their respective Subsidiaries in or upon which a Lien now or hereafter exists in favor of the Banks, or an Agent on behalf of the Banks, whether under this Agreement, the Collateral Documents or under any other documents executed by any such Person and delivered to an Agent or Banks.

            "Collateral Documents" means, collectively, (i) the Security Agreement, the Pledge Agreement, the Falcon Pledge Agreement, the FHGLP Pledge Agreement, the ECC Security Agreement, the ECC Pledge Agreement and all other security agreements, mortgages, deeds of trust, patent and trademark assignments, lease assignments, guarantees and other similar agreements between the Company or ECC or Falcon and the Banks or an Agent for the benefit of the Banks now or hereafter delivered to the Banks or an Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the Uniform Commercial Code or comparable law) against the Company or ECC or Falcon as debtor in favor of the Banks or an Agent for the benefit of the Banks as secured party, and
      (ii) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

            "Commitment", as to each Bank, has the meaning specified in Section 2.01.

            "Company" has the meaning specified in the introductory paragraph of this Agreement.

            "Compliance Certificate" means a certificate substantially in the form of Exhibit C.

            "Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a

      "Guaranty Obligation"); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations other than in respect of Swap Contracts, shall be equal to the maximum reasonably anticipated liability in respect thereof and, in the case of Contingent Obligations in respect of Swap Contracts, shall be equal to the Swap Termination Value.

            "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

            "Conversion/Continuation Date" means any date on which, under
      Section 2.04, the Company (a) converts Loans of one Type to another Type, or (b) continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

            "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

            "Disposition" means the sale, lease, conveyance or other disposition of property, other than sales or other dispositions expressly permitted under subsection 7.02(i).

            "Dollars", "dollars" and "$" each mean lawful money of the United States.

            "EBITDA" means, with respect to any Person and with respect to any period, net income for such period, plus income tax expense for such period, plus gross interest expense for such period (including net payments under Swap Contracts), plus depreciation and amortization expense for such period, plus losses on sales of fixed assets during such period, plus other non-cash charges, minus gains on sales of fixed assets during such period, minus extraordinary gains for such period, and minus non-operating income for such period, all determined in accordance with GAAP.

            "EBTDA" means, with respect to any Person and with respect to any period, net income for such period, plus income tax expense for such period, plus depreciation and amortization expense for such period, plus losses on sales of fixed assets during such period, plus other non-cash charges, minus gains on sales of fixed assets during such period, minus extraordinary gains for such period, and minus non-operating income for such period, all determined in accordance with GAAP.

            "ECC" means Enstar Communications Corporation, a Georgia corporation.

            "ECC Pledge Agreement" means the pledge agreement, entered into by ECC in favor of the Documentation Agent on behalf of the Banks, substantially in the form of Exhibit G hereto, as it may be amended, supplemented or otherwise modified from time to time.

            "ECC Security Agreement" means the security agreement, entered into by ECC in favor of the Documentation Agent on behalf of the Banks, substantially in the form of Exhibit H hereto, as it may be amended, supplemented or otherwise modified from time to time.

            "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; and (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Bank, (ii) a Subsidiary of a Person of which a Bank is a Subsidiary, or (iii) a Person of which a Bank is a Subsidiary.

            "Enstar Partnership" means any one of Enstar VII, a Georgia limited partnership, Enstar X Ltd., a Georgia limited partnership, Enstar XI, Ltd., a Georgia limited partnership, Enstar Income Program 1984-1, L.P., a Georgia limited partnership, Enstar Income Program II-1, L.P., a Georgia limited partnership, Enstar Income Program IV-1, L.P., a Georgia limited partnership, Enstar Income Program IV-2, L.P., a Georgia limited partnership, Enstar Income/Growth Program Five-A, L.P., a Georgia limited partnership, Enstar Income/Growth Program Five-B, L.P., a Georgia limited partnership, Enstar Income/Growth Program Six-A, L.P., a Georgia limited partnership, Enstar Income/Growth Program Six-B, L.P., a Georgia limited partnership and Enstar Cable of Cumberland Valley, a Georgia general partnership.

            "Enstar Partnership Loan" means any loan made by the Company to any Enstar Partnership (other than Enstar Income/Growth Program Five-A, L.P., Enstar Income/Growth Program Five-B, L.P. and Enstar Income Program II-1, L.P.) pursuant to an Enstar Partnership Loan Agreement.

            "Enstar Partnership Loan Agreement" means a loan agreement between the Company and an Enstar Partnership (other than Enstar Income/Growth Program Five-A, L.P., Enstar Income/Growth Program Five-B, L.P. and Enstar Income Program II-1, L.P.) (including the exhibits and schedules attached thereto), substantially in the form of Exhibit I hereto, with such changes as agreed to by the Majority Banks, all "Loan Agreements" (as defined in such loan agreement) and all other documents delivered or entered into in connection therewith and the transactions contemplated thereby, each as they may be amended, supplemented, restated or otherwise modified from time to time.

            "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental, placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from Property, whether or not owned by the Company.

            "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters; including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act, the California Hazardous Waste Control Law, the California Solid Waste Management, Resource, Recovery and Recycling Act, the California Water Code and the California Health and Safety Code.

            "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

            "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of
      Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

            "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under
      Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

            "Eurodollar Reserve Percentage" has the meaning specified in the definition of "Offshore Rate".

            "Event of Default" means any of the events or circumstances specified in Section 8.01.

            "Event of Loss" means, with respect to any property, any of the following: (a) any loss, destruction or damage of such property; (b) any pending or threatened institution of any proceedings for the condemnation or seizure of such property or for the exercise of any right of eminent domain; or (c) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property, or confiscation of such property or the requisition of the use of such property.

            "Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

            "Falcon" means Falcon Cablevision, a California limited partnership.

            "Falcon Pledge Agreement" means the pledge agreement entered into by Falcon in favor of the Documentation Agent on behalf of the Banks, substantially in the form of Exhibit J hereto, as it may be amended, supplemented or otherwise modified from time to time.

            "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

            "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

            "Fee Letter" has the meaning specified in subsection 2.10(a).

            "FHGLP Pledge Agreement" means the pledge agreement, entered into by Falcon Holding Group, L.P. in favor of the

      Documentation Agent on behalf of the Banks, substantially in the form of Exhibit K hereto, as it may be amended, supplemented or otherwise modified from time to time.

            "Fiscal Quarter" means a fiscal quarter of the fiscal year of the Company ending on the last day of March, June, September and December of each calendar year.

            "Fixed Charges" means, for any period, the sum of (i) gross interest expense payable in cash during such period, (ii) scheduled principal payments during such period on Indebtedness described in clauses (a), (b),
      (c), (d), (e), (f) and (g) of the definition of Indebtedness, (iii) expense for taxes paid during such period, and (iv) the amount of capital expenditures during such period for maintenance (as opposed to upgrade) of cable systems and other fixed assets.

            "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

            "Further Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including, without limitation, net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to Section 3.01.

            "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the Closing Date.

            "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

            "Guaranty Obligation" has the meaning specified in the definition of "Contingent Obligation."

            "Hazardous Materials" means all those substances that are regulated by, or which may form the basis of liability under, any Environmental Law, including any substance identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

            "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables and accrued expenses entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to capital leases; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
      by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (h) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

      For all purposes of this Agreement, the Indebtedness of any Person shall include all recourse Indebtedness of any partnership or joint venture or limited liability company in which such Person is a general partner or a joint venturer or a member.

            "Indemnified Liabilities" has the meaning specified in Section
      10.05.

            "Indemnified Person" has the meaning specified in Section 10.05.

            "Independent Auditor" has the meaning specified in subsection 6.01(a).

            "Insolvency Proceeding" means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

            "Interest Payment Date" means, as to any Offshore Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each Fiscal Quarter and each date such Loan is converted into another Type of Loan, provided, however, that if any Interest Period for an Offshore Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

            "Interest Period" means, as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation;

      provided that:

                  (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of an Offshore Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                  (ii) any Interest Period pertaining to an Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (iii) no Interest Period for any Loan shall extend beyond the
            Termination Date.

            "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

            "Joint Venture" means a single-purpose corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company with another Person in order to conduct a common venture or enterprise with such Person.

            "Lending Office" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on Schedule 10.02, or such other office or offices as the Bank may from time to time notify the Company and the Agents.

            "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

            "Liquid Assets" means, as at any date of determination, (i) cash;
      (ii) marketable securities, (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or
      (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (iii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iv) commercial paper maturing no more than one year from the date of the creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (v) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Bank or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary federal banking regulator) and
      (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (vi) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (ii) and (iii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

            "Loan" means an extension of credit by a Bank to the Company under
      Article II, and may be a Base Rate Loan or an Offshore Rate Loan (each, a "Type" of Loan).

            "Loan Documents" means this Agreement, any Notes, the Collateral Documents, the Fee Letters, any documents evidencing or relating to Specified Swap Contracts, and all other documents delivered to any Agent or any Bank in connection with the transactions contemplated by this Agreement.

            "Majority Banks" means, at any time, Banks then holding at least 51% of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, Banks then having at least 51% of the Commitments, or, if the Commitments have been terminated and no Loans are then outstanding, Banks then owed a Specified Swap Amount at least 51% of the Aggregate Specified Swap Amount.

            "Margin Stock" means "margin stock" as such term is defined in Regulation G, T, U or X of the FRB.

            "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Company; (b) a material impairment of the ability of the Company, ECC or Falcon to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability against the Company, ECC or Falcon of any Loan Document, or (ii) the perfection or priority of any Lien granted under any of the Collateral Documents.

            "Multiemployer Plan" means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

            "Nathanson Family Trust" means any inter vivos or testamentary created by Marc Nathanson or his spouse.

            "Net Proceeds" means, as to any Disposition by a Person, proceeds in cash, checks or other cash equivalent financial instruments as and when received by such Person, net of: (a) the direct costs relating to such Disposition excluding amounts payable to such Person or any Affiliate of such Person, (b) sale, use or other transaction taxes paid or payable by such Person as a direct result thereof, and (c) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a Lien on the asset which is the subject of such Disposition. "Net Proceeds" shall also include proceeds paid on account of any Event of Loss, net of (i) all money actually applied to repair or reconstruct the damaged property or property affected by the condemnation or taking, (ii) all of the costs and expenses reasonably incurred in connection with the collection of such proceeds, award or other payments, and (iii) any amounts retained by or paid to parties having superior rights to such proceeds, awards or other payments.

            "Note" means a promissory note executed by the Company in favor of a Bank pursuant to subsection 2.02(b), in substantially the form of Exhibit F.

            "Notice of Borrowing" means a notice in substantially the form of Exhibit A.

            "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit B.

            "Obligations" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Company to any Bank, any Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

            "Offshore Rate" means, for any Interest Period, with respect to Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/16th of 1%) determined by the Administrative Agent as follows:

      Offshore Rate =         LIBOR
                      1.00 - Eurodollar Reserve Percentage

      Where,

            "Eurodollar Reserve Percentage" means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Bank) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

                  "LIBOR" means the rate of interest per annum determined by the
            Administrative Agent to be the arithmetic mean (rounded upward to the next 1/16th of 1%) of the rates of interest per annum notified to the Administrative Agent by each Reference Bank as the rate of interest at which dollar deposits in the approximate amount of the amount of the Loan to be made or continued as, or converted into, an Offshore Rate Loan by such Reference Bank and having a maturity comparable to such Interest Period would be offered to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

                  The Offshore Rate shall be adjusted automatically as to all
            Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

            "Offshore Rate Loan" means a Loan that bears interest based on the Offshore Rate.

            "Organization Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

            "Other Taxes" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

            "Participant" has the meaning specified in subsection 10.08(d).

            "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

            "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Company sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

            "Permitted Liens" has the meaning specified in Section 7.01.

            "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

            "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company sponsors or maintains or to which the Company makes, is making, or is obligated to make contributions and includes any Pension Plan.

            "Pledge Agreement" means the pledge agreement entered into by the Company in favor of the Administrative Agent on behalf of the Banks, substantially in the form of Exhibit L hereto, as it may be amended, supplemented or otherwise modified from time to time.

            "Pledged Collateral" has the meaning specified in the Pledge Agreement, the ECC Pledge Agreement, the Falcon Pledge Agreement and the FHGLP Pledge Agreement.

            "Pro Forma Annualized EBITDA" means, for any Fiscal Quarter, (i) the sum of (a) the sum of EBITDA for each of the Borrowing Enstar Partnerships for such fiscal quarter plus (b) EBTDA for the Company for such fiscal quarter, multiplied by (ii) 4.

            "Pro Rata Share" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks.

            "Reference Banks" means BofA and Banque Paribas.

            "Reportable Event" means, any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

            "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

            "Responsible Officer" means the chief executive officer, the president or the chief operating officer of the Manager of the Company, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer, vice president-finance/corporate development or the corporate controller of the Manager of the Company, or any other officer having substantially the same authority and responsibility.

            "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

            "Security Agreement" means the security agreement entered into by the Company in favor of the Documentation Agent on behalf of the Banks, substantially in the form of Exhibit M hereto, as it may be amended, supplemented or otherwise modified from time to time.

            "Senior Debt" means all Indebtedness of the Company that is not in any manner subordinated in right of payment or security in any respect to the Loans.

            "Solvent" means, as to any Person at any time, that (a) the fair value of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the Bankruptcy Code and, in the alternative, for purposes of the California Uniform Fraudulent Transfer Act; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

            "Specified Swap Amount" means, at any time, in respect of Specified Swap Contracts to which any Swap Provider is party, the Swap Termination Value relating thereto.

            "Specified Swap Contract" means any Swap Contract made or entered into at any time, or in effect at any time (whether heretofore or hereafter), whether directly or indirectly, and whether as a result of assignment or transfer or otherwise, between the Company and any Swap Provider which Swap Contract is entered into in accordance with Section 7.17, is or was intended by the Company to have been entered into, in part or entirely, for purposes of mitigating interest rate risk relating to any Offshore Loan (which intent shall conclusively be deemed to exist if the Company so represents to the Swap Provider in writing), and as to which the final scheduled payment by the Company is not later than the Termination Date.

            "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

            "Surety Instruments" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

            "Swap Contract" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

            "Swap Provider" means any Bank, or any Affiliate of any Bank, that is at the time of determination party to a Swap Contract with the Company.

            "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the Administrative Agent based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Bank.)

            "Tangible Net Worth" means, at any time, (i) the total assets of the Company which would be shown as assets on the balance sheet of the Company as of such time prepared in accordance with GAAP minus (ii) the total liabilities of the Company which would be shown as liabilities on the balance sheet of the Company as of such time prepared in accordance with GAAP minus (iii) the net book amount of all assets of the Company (after deducting any reserves applicable thereto) which would be shown as intangible assets on the balance sheet of the Company as of such time prepared in accordance with GAAP.

            "Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, respectively, taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a lending office.

            "Termination Date" means the earlier to occur of:

                  (a)   August 31, 2002; and

                  (b) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

            "Total Debt" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of the Company determined in accordance with GAAP.

            "Total Leverage" means, at any time, the ratio of (i) Total Debt of the Company to (ii) Pro Forma Annualized EBITDA.

            "Type" has the meaning specified in the definition of "Loan."

            "UCC" means the Uniform Commercial Code as in effect in the State of California.

            "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

            "United States" and "U.S." each means the United States of America.

      1.02 Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

            (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

            (c)   (i)   The term "documents" includes any and all instruments,
      documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                  (ii) The term "including" is not limiting and means "including without limitation."

                  (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

                  (iv) The term "property" includes any kind of property or asset, real, personal or mixed, tangible or intangible.

            (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

            (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

            (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of an Agent or the Banks by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole discretion."

            (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Administrative Agent, the Documentation Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks, the Administrative Agent or the Documentation Agent merely because of the Administrative Agent's, the Documentation Agent's or the Banks' involvement in their preparation.

      1.03 Accounting Principles. (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

            (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.

                                   ARTICLE II

                                   THE CREDIT

      2.01 Amounts and Terms of Commitments. Each Bank severally agrees, on the terms and conditions set forth herein, to make loans to the Company from time to time on any Business Day during the period from the Closing Date to the Termination Date, in an aggregate amount not to exceed at any time outstanding the amount set forth on Schedule 2.01 (such amount as the same may be reduced under Section 2.05 or as a result of one or more assignments under Section 10.08, the Bank's "Commitment"); provided, however, that, after giving effect to any Borrowing, the aggregate principal amount of all outstanding Loans shall not at any time exceed the combined Commitments. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.01, prepay under Section 2.06 and reborrow under this Section 2.01.

      2.02 Loan Accounts. (a) The Loans made by each Bank shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business. The loan accounts or records maintained by the Administrative Agent and each Bank shall be conclusive absent manifest error of the amount of the Loans made by the Banks to the Company and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans.

            (b) Upon the request of any Bank made through the Administrative Agent, the Loans made by such Bank may be evidenced by one or more Notes, instead of or in addition to loan accounts. Each such Bank shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each such Bank is irrevocably authorized by the Company to endorse its Note(s) and each Bank's record shall be conclusive absent manifest error; provided, however, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Bank.

        2.03 Procedure for Borrowing. (a) Each Borrowing shall be made upon the Company's irrevocable written notice delivered to the Administrative Agent in the form of a Notice of Borrowing (which notice must be received by the Administrative Agent prior to 11:00 a.m. (Los Angeles time) (i) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans and (ii) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans, specifying:

                  (A) the amount of the Borrowing, which shall be in an aggregate minimum amount of $500,000 or any multiple of $100,000 in excess thereof;

                  (B)   the requested Borrowing Date, which shall be a Business
            Day;

                  (C)   the Type of Loans comprising the Borrowing; and

                  (D) the duration of the Interest Period applicable to such Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be three months.

            (b) The Administrative Agent will promptly notify each Bank of its receipt of any Notice of Borrowing and of the amount of such Bank's Pro Rata Share of that Borrowing.

            (c) Each Bank will make the amount of its Pro Rata Share of each Borrowing available to the Administrative Agent for the account of the Company at the Administrative Agent's Payment Office by 11:00 a.m. (Los Angeles time) on the Borrowing Date requested by the Company in funds immediately available to the Administrative Agent. The proceeds of all such Loans will then be made available to the Company by the Administrative Agent by wire transfer in accordance with written instructions provided to the Administrative Agent by the Company of like funds as received by the Administrative Agent.

            (d) After giving effect to any Borrowing, unless the Administrative Agent shall otherwise consent, there may not be more than six different Interest Periods in effect.

      2.04 Conversion and Continuation Elections. (a) The Company may, upon irrevocable written notice to the Administrative Agent in accordance with subsection 2.04(b):

                  (i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of Offshore Rate Loans, to convert any such Loans (or any part thereof in an amount not less than $500,000, or that is in an integral multiple of $100,000 in excess thereof) into Loans of any other Type; or

                  (ii) elect, as of the last day of the applicable Interest Period, to continue any Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $500,000, or that is in an integral multiple of $100,000 in excess thereof);

provided, that if at any time the aggregate amount of Offshore Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $500,000, such Offshore Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Company to continue such Loans as, and convert such Loans into, Offshore Rate Loans shall terminate.

            (b) The Company shall deliver a Notice of Conversion/Continuation to be received by the Administrative Agent not later than 11:00 a.m. (Los Angeles time) at least (i) four Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans and (ii) one Business Day in advance of the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

                  (A)   the proposed Conversion/Continuation Date;

                  (B) the aggregate amount of Loans to be converted or continued;

                  (C) the Type of Loans resulting from the proposed conversion or continuation; and

                  (D) other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period.

            (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans, the Company has failed to select timely a new Interest Period to be applicable to such Offshore Rate Loans, or if any Default or Event of Default then exists, the Company shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

            (d) The Administrative Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Company, the Administrative Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.

            (e) Unless the Majority Banks otherwise consent, during the existence of a Default or Event of Default, the Company may not elect to have a Loan converted into or continued as an Offshore Rate Loan.

            (f) After giving effect to any conversion or continuation of Loans, unless the Administrative Agent shall otherwise consent, there may not be more than six different Interest Periods in effect.

      2.05 Voluntary Termination or Reduction of Commitments. The Company may, upon not less than five Business Days' prior notice to the Agents, terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum amount of $100,000 or any multiple of $50,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the then-outstanding principal amount of the Loans would exceed the amount of the combined Commitments then in effect. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Bank according to its Pro Rata Share. All accrued commitment fees to, but not including the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination.

      2.06 Optional Prepayments. Subject to Section 3.04, the Company may, at any time or from time to time, upon not less than one Business Days' irrevocable notice to the Administrative Agent, ratably prepay Loans in whole or in part, in minimum amounts of $100,000 or any multiple of $50,000 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, and, in the case of Offshore Rate Loans, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 3.04.

      2.07 Mandatory Prepayments of Loans; Mandatory Commitment Reductions. (a) Asset Dispositions. If the Company or any Borrowing Enstar Partnership shall at any time or from time to time make or agree to make a Disposition, or shall suffer an Event of Loss, then (i) the Company shall promptly notify the Agents of such proposed Disposition or Event of Loss (including the amount of the estimated Net Proceeds to be received by the

Company or such Borrowing Enstar Partnership in respect thereof) and (ii) promptly upon, and in no event later than three days after, receipt by the Company or the Borrowing Enstar Partnership of the Net Proceeds of such Disposition or Event of Loss, the Company shall prepay Loans in an aggregate amount equal to the amount of such Net Proceeds, and the Commitments shall thereupon be permanently reduced by the amount of such prepayment.

            (b) Repayment of Partnership Loans. Promptly upon the payment (whether by optional or mandatory redemptions or prepayments, scheduled prepayments, acceleration or otherwise) of any Enstar Partnership Loan, and in no event later than one day thereafter, the Company shall prepay Loans in an amount equal to the amount of the Enstar Partnership Loan so paid, and in the case of any such prepayment (other than in connection with an optional prepayment of an Enstar Partnership Loan) the Commitments shall thereupon be permanently reduced by the amount of such prepayment.

            (c) Debt Issuance. If the Company or any Borrowing Enstar Partnership enters into any transaction pursuant to which the Company or any Borrowing Enstar Partnership incurs Indebtedness, the Company shall promptly notify the Agents of the amount of such Indebtedness. Promptly upon, and in no event later than one day after, receipt by the Company of any amounts in respect of such Indebtedness, the Company shall prepay the Loans in an aggregate amount equal to the amount of such Indebtedness, and the Commitments shall thereupon be permanently reduced by the amount of such prepayment.

            (d) Prepayment Due to Reduction of Commitments. The Company shall from time to time prepay the Loans to the extent necessary so that the aggregate outstanding amount of the Loans shall not at any time exceed the Commitments then in effect.

            (e) General. Any prepayments pursuant to this Section 2.07 shall be applied first to any Base Rate Loans then outstanding and then to Offshore Rate Loans with the shortest Interest Periods remaining. The Company shall pay, together with each prepayment under this Section 2.07, accrued interest on the amount prepaid and any amounts required pursuant to Section 3.04.

            (f) Reduction of Commitment. Upon the making of any mandatory prepayment under this Section 2.07 (other than in connection with an optional prepayment of an Enstar Partnership Loan), the Commitment of each Bank shall automatically be reduced by an amount equal to such Bank's ratable share of the aggregate of principal repaid, effective as of the earlier of the date that such prepayment is made or the date by which such prepayment is due and payable hereunder. On January 31, 2002, the Commitment of each Bank shall automatically be reduced by an amount equal to such Bank's ratable share of $5,000,000. All accrued commitment fees to, but not including the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination.

      2.08 Repayment. The Company shall repay to the Banks on the Termination Date the aggregate principal amount of Loans outstanding on such date together with all other Obligations under the Loan Documents.

      2.09 Interest. (a) Each Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate or the Base Rate, as the case may be (and subject to the Company's right to convert to other Types of Loans under Section 2.04), plus the Applicable Margin.

            (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans under Section 2.07 (or Section 2.06 in the case of Offshore Rate Loans) for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Administrative Agent at the request or with the consent of the Majority Banks.

            (c) Notwithstanding subsection (a) of this Section, while any Event of Default exists or after acceleration, the Company shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Obligations, at a rate per annum which is determined by adding 2% per annum to the Applicable Margin then in effect for such Loans and, in the case of Obligations not subject to an Applicable Margin, at a rate per annum equal to the Base Rate plus 2%; provided, however, that, on and after the expiration of any Interest Period applicable to any Offshore Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Base Rate plus 2%.

            (d) Anything herein to the contrary notwithstanding, the obligations of the Company to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the Company shall pay such Bank interest at the highest rate permitted by applicable law.

      2.10 Fees. (a) Arrangement, Agency Fees. The Company shall pay a facility fee and an agency fee to the Administrative Agent for the Administrative Agent's own account, and shall pay a facility fee and an agency fee to the Documentation Agent for the Documentation Agent's own account, as required by the letter agreement ("Fee Letter") between the Company, the Administrative Agent and the Documentation Agent dated July 29, 1997 and accepted and agreed by Falcon Holding Group, L.P. on August 4, 1997.

            (b) Commitment Fees. The Company shall pay to the Administrative Agent for the account of each Bank a commitment fee on the average daily unused portion of such Bank's Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Administrative Agent, equal to 0.50 percent per annum. Such commitment fee shall accrue from the Closing Date to the Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing on September 30, 1997, through the Termination Date, with the final payment to be made on the Termination Date; provided that, in connection with any reduction or termination of Commitments under Section 2.05 or Section 2.07, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The commitment fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article IV are not met.

      2.11 Computation of Fees and Interest. (a) All computations of interest for Base Rate Loans when the Base Rate is determined by Banque Paribas' "base rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

            (b)   Each determination of an interest rate by the

Administrative Agent shall be conclusive and binding on the Company and the Banks in the absence of manifest error.

            (c) If any Reference Bank's Commitment terminates (other than on termination of all the Commitments), or for any reason whatsoever the Reference Bank ceases to be a Bank hereunder, that Reference Bank shall thereupon cease to be a Reference Bank, and the Offshore Rate shall be determined on the basis of the rates as notified by the remaining Reference Banks.

            (d) Each Reference Bank shall use its best efforts to furnish quotations of rates to the Administrative Agent as contemplated hereby. If any of the Reference Banks fails to supply such rates to the Administrative Agent upon its request, the rate of interest shall be determined on the basis of the quotations of the remaining Reference Bank(s).

      2.12 Payments by the Company. (a) All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Administrative Agent for the account of the Banks at the Administrative Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than the close of business (Los Angeles time) on the date specified herein; provided that the Company shall at all times provide the Administrative Agent at least one Business Day's prior written notice of any such payment. The Administrative Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Administrative Agent later than 10:00 a.m. (Los Angeles time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

            (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

            (c) Unless the Administrative Agent receives notice from the Company prior to the date on which any payment is due to the Banks that the Company will not make such payment in full as and when required, the Administrative Agent may assume that the Company has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company has not made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

      2.13 Payments by the Banks to the Administrative Agent. (a) Unless the Administrative Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Administrative Agent for the account of the Company the amount of that Bank's Pro Rata Share of the Borrowing, the Administrative Agent may assume that each Bank has made such amount available to the Administrative Agent in immediately available funds on the Borrowing Date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Administrative Agent in immediately available funds and the Administrative Agent in such circumstances has made available to the Company such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Administrative Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the Business Day following the Borrowing Date, the Administrative Agent will notify the Company of such failure to fund and, upon demand by the Administrative Agent, the Company shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

            (b) The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.

      2.14 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Bank or Swap Provider shall obtain on account of the Obligations in its favor any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder), such Bank shall, and each Bank that is an Affiliate of such Swap Provider shall cause such Swap Provider to, immediately (a) notify the Agents of such fact, and (b) purchase from the other Banks and Swap Providers such participations in the Loans made by them and the Specified Swap Amounts owing to them as shall be necessary to cause such purchasing Bank and Swap Provider to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank and Swap Provider shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's and Swap Provider's ratable share (according to the proportion of (i) the amount of such paying Bank's and Swap Provider's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank or Swap Provider may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.10) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.

      2.15 Security. All obligations of the Company under this Agreement, the Notes and all other Loan Documents shall be secured in accordance with the Collateral Documents.


                                   ARTICLE III

                     TAXES, YIELD PROTECTION AND ILLEGALITY

      3.01 Taxes. (a) Any and all payments by the Company to each Bank or either of the Agents under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Company shall pay all Other Taxes.

            (b) If the Company shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Bank or either of the Agents, then:

                  (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Bank or such Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

                  (ii)  the Company shall make such deductions and withholdings;

                  (iii) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                  (iv) the Company shall also pay to each Bank or the Administrative Agent for the account of such Bank, at the time interest is paid, Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

            (c) The Company agrees to indemnify and hold harmless each Bank and each of the Agents for the full amount of (i) Taxes, (ii) Other Taxes, and
(iii) Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or such Agent makes written demand therefor.

            (d) Within 30 days after the date of any payment by the Company of Taxes, Other Taxes or Further Taxes, the Company shall furnish to each Bank or the Agents the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Bank or the Agents.

            (e) If the Company is required to pay any amount to any Bank or any Agent pursuant to subsection (b) or (c) of this Section, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change in the sole judgment of such Bank is not otherwise disadvantageous to such Bank.

            (f) Nothing contained in this Section 3.01 shall override any term or provision of any Specified Swap Contract regarding withholding taxes relating to Swap Contracts.

      3.02 Illegality. (a) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by the Bank to the Company through the Administrative Agent, any obligation of that Bank to make Offshore Rate Loans shall be suspended until the Bank notifies the Agents and the Company that the circumstances giving rise to such determination no longer exist.

            (b) If a Bank determines that it is unlawful to maintain any Offshore Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Agents), prepay in full such Offshore Rate Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 3.04, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loan. If the Company is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, the Company shall borrow from the affected Bank, in the amount of such repayment, a Base Rate Loan.

            (c) If the obligation of any Bank to make or maintain Offshore Rate Loans has been so terminated or suspended, the Company may elect, by giving notice to the Bank through the Administrative Agent that all Loans which would otherwise be made by the Bank as Offshore Rate Loans shall be instead Base Rate Loans.

      3.03 Increased Costs and Reduction of Return. (a) If any Bank determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore Rate) in or in the interpretation of any law or regulation or (ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans, then the

Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agents), pay to the Administrative Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

            (b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Bank to the Company through the Administrative Agent, the Company shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

      3.04 Funding Losses. The Company shall reimburse each Bank and hold each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

            (a) the failure of the Company to make on a timely basis any payment of principal of any Offshore Rate Loan;

            (b) subject to Section 3.05, the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;

            (c) the failure of the Company to make any prepayment in accordance with any notice delivered under Section 2.06;

            (d) the prepayment (including pursuant to Section 2.07) or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or

            (e) the automatic conversion under Section 2.04 of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Company to the Banks under this Section and under subsection 3.03(a), each Offshore Rate Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

      3.05 Inability to Determine Rates. If any Reference Bank determines that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or that the Offshore Rate applicable pursuant to subsection 2.09(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to such Bank of funding such Loan, the Administrative Agent will promptly so notify the Company and each Bank. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Loans hereunder shall be suspended until the Administrative Agent upon the instruction of the Majority Banks revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the Banks shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans.

      3.06  Survival. The agreements and obligations of the Company in this
Article III shall survive the payment of all other Obligations.

      3.07 Substitution of Banks. Upon the receipt by the Company from any Bank (an "Affected Bank") of a claim for compensation under Section 3.01, Section
3.02 or Section 3.03, the Company may: (i) request the Affected Bank to use its best efforts to obtain a replacement bank or financial institution satisfactory to the Company and to the Agents (or the other Agent of the Affected Bank is also an Agent) (a "Replacement Bank") to acquire and assume all or a ratable part of all of such Affected Bank's Loans and Commitment, and if such Affected Bank or any Affiliate thereof is a Swap Provider, all Specified Swap Contracts of such Affected Bank and Affiliate; (ii) request one more of the other Banks to acquire and assume all or part of such Affected Bank's Loans and Commitment; or (iii) designate a Replacement Bank. Any such designation of a Replacement Bank under clause (i) or (iii) shall be subject to the prior written consent of the Agents (or the other Agent if the Affected Bank is also an Agent), which consent shall not be unreasonably withheld.


                                   ARTICLE IV

                              CONDITIONS PRECEDENT

      4.01 Conditions of Initial Loans. The obligation of each Bank to make its initial Loan hereunder is subject to the following conditions:

            (a) the Agents shall have received on or before the Closing Date all of the following, in form and substance satisfactory to each Agent and each Bank, and in sufficient copies for each Bank:

                  (i) Credit Agreement and Notes. This Agreement and the Notes executed by each party thereto;

                  (ii) Resolutions; Incumbency. (1) Copies of the resolutions of the Members of Company, the board of directors of ECC and the partners of Falcon authorizing the transactions contemplated hereby and by the Loan Documents, certified as of the Closing Date by the Secretary or an Assistant Secretary of such Person; and

                        (2) A certificate of the Secretary or Assistant Secretary of each of the Company, ECC and Falcon certifying the names and true signatures of the officers of the Company, ECC or Falcon authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder;

                  (iii) Organization Documents; Good Standing. Each of the following documents:

                        (1) the certificate of formation, certificate of limited partnership, limited liability company agreement, partnership agreement, articles or certificate of incorporation and the bylaws, as applicable, of each of the Company, ECC and Falcon as in effect on the Closing Date, certified by the Authorized Officer of the Company, ECC or Falcon as of the Closing Date; and

                        (2) a good standing and tax good standing (or similar) certificate (to the extent such types of certificates are available from the applicable jurisdiction) for the Company, ECC and Falcon from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation and each state where the Company or ECC is qualified to do business as a foreign corporation as of a recent date, together with a bring-down certificate by facsimile, dated the Closing Date;

                  (iv) Legal Opinions. An opinion of Weinstein, Boldt, Racine, Halfhide & Camel, counsel to the Company and addressed to each Agent and the Banks, substantially in the form of Exhibit D;

                  (v) Payment of Fees. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with Attorney Costs of the Agents to the extent invoiced prior to or on the Closing Date; including any such costs, fees and expenses arising under or referenced in Sections 2.10 and 10.04;

                  (vi) Collateral Documents. The Security Agreement, the Pledge Agreement, the ECC Security Agreement, the ECC Pledge Agreement, the Falcon Pledge Agreement and the FHGLP Pledge Agreement, each executed by the Company, ECC, Falcon and/or Falcon Holding Group, L.P., as the case may be, in appropriate form for recording, where necessary, together with:

                        (1) acknowledgment copies of all UCC-l financing statements filed, registered or recorded to perfect the security interests of the Documentation Agent for the benefit of the Banks, or other evidence satisfactory to the Agents that there has been filed, registered or recorded all financing statements and other filings, registrations and recordings necessary and advisable to perfect the Liens of the Documentation Agent for the benefit of the Banks in accordance with applicable law;

                        (2) written advice relating to such Lien and judgment searches as either of the Agents shall have requested, and such termination statements or other documents as may be necessary to confirm that the Collateral is subject to no other Liens in favor of any Persons (other than Permitted Liens);

                        (3) all certificates and instruments representing the Pledged Collateral, transfer powers executed in blank with signatures guaranteed as either of the Agents or the Banks may specify;

                        (4) evidence that all other actions necessary or, in the opinion of either of the Agents or the Banks, desirable to perfect and protect the first priority security interest created by the Collateral Documents have been taken;

                        (5) funds sufficient to pay any filing or recording tax or fee in connection with any and all UCC-1 financing statements;

                        (6) evidence that all other actions necessary or, in the opinion of either of the Agents or the Banks, desirable to perfect and protect the first priority Lien created by the Collateral Documents, and to enhance the Documentation Agent's ability to preserve and protect its interests in and access to the Collateral, have been taken;

                  (vii) Insurance Policies. Standard lenders' payable endorsements with respect to the insurance policies or other instruments or documents evidencing insurance coverage on the properties of the Company in accordance with Section 6.06;

                  (viii) Certificate. A certificate signed by a Responsible Officer, dated as of the Closing Date, stating that:

                        (1)   the representations and warranties contained in
      Article V are true and correct on and as of such date, as though made on and as of such date;

                        (2) no Default or Event of Default exists or would result from the initial Borrowing; and

                        (3) there has occurred since June 30, 1997, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect; and

                  (ix) Other Documents. Such other approvals, opinions, documents or materials as either of the Agents or any Bank may request.

            (b) On or before the Closing Date Falcon Holding Group, L.P. shall have made a capital contribution to the Company in cash in an amount not less than $250,000.

            (c) On or before the Closing Date ECC shall have assigned to the Company deferred management fees owed to ECC by the Enstar Partnerships in an amount at least equal to $1,000,000 and such Enstar Partnerships shall have agreed to pay such amount to the Company on terms satisfactory to the Agents.

            (d) Each of the Agents shall have completed their due diligence review of the Company, its Subsidiaries, Falcon Holding Group, L.P., ECC, Falcon and the Enstar Partnerships to such Agent's satisfaction, and such review shall have provided each of the Agents with results and information which, in their sole opinion, are satisfactory to making the Loans and entering into this Agreement and consummating the transaction contemplated herein.

            (e) On or before the Closing Date, the partnership agreement for Enstar Income/Growth Program Five-A shall have been amended, in form and substance satisfactory to the Agents, to clarify the definition of "Permanent Financing" set forth therein, and the Agents shall have received a legal opinion from Weinstein, Boldt, Racine, Halfhide & Camel, in form and substance satisfactory to the Agents, as to the validity and effectiveness of such amendment.

      4.02 Conditions to All Borrowings. The obligation of each Bank to make any Loan to be made by it (including its initial Loan) or to continue or convert any Loan under Section 2.04 is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Conversion/ Continuation
Date:

            (a) Notice of Borrowing or Conversion/Continuation. The Administrative Agent shall have received (with, in the case of the initial Loan only, a copy for each Bank) a Notice of Borrowing or a Notice of Conversion/Continuation, as applicable;

            (b) Continuation of Representations and Warranties. The representations and warranties in Article V shall be true and correct on and as of such Borrowing Date or Conversion/ Continuation Date with the same effect as if made on and as of such Borrowing Date or Conversion/Continuation Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date);

            (c) No Existing Default. No Default or Event of Default shall exist or shall result from such Borrowing or continuation or conversion; and

            (d) No Future Advance Notice. None of the Agents or the Banks shall have received from the Company any notice that any Collateral Document will no longer secure on a first priority basis future advances or future Loans to be made or extended under this Agreement.

            (e) Enstar Partnership Loan. Prior to or at the time of the making of such Loan (i) the Company shall have entered into an Enstar Partnership Loan Agreement with an Enstar

Partnership (other than Enstar Income/Growth Program Five-A, L.P. and Enstar Income/Growth Program Five-B, L.P. which are general partners of Enstar Cable of Cumberland Valley, which shall be the borrower under the applicable Enstar Partnership Loan Agreement), (ii) all of the conditions precedent set forth in such Enstar Partnership Loan Agreement shall have been satisfied and such Enstar Partnership Loan Agreement shall be in full force and effect, (iii) the Company shall immediately loan the proceeds of such Loan to one or more Enstar Partnerships pursuant to such Enstar Partnership Loan Agreement(s), and (iv) each of the Agents and their counsel shall have reviewed such Enstar Partnership Loan Agreement(s) and all related documents (including, without limitation, each security agreement and similar agreement) and all UCC or comparable filings, and shall have been satisfied with such documents and filings and that all actions necessary or desirable to perfect and protect the security interests purported to be created thereby have been taken. The Partnership Loan Agreement for Enstar II-I shall provide that no loans shall be made thereunder until June 1, 1998 and that all loans made thereunder shall be due and payable within one year (and shall not be refinanced with other loans made thereunder).

Each Notice of Borrowing and Notice of Conversion/Continuation submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice and as of each Borrowing Date or Conversion/Continuation Date, as applicable, that the conditions in this Section
4.02 are satisfied.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

      The Company represents and warrants to each Agent and each Bank that:

      5.01  Corporate Existence and Power.

            (a) (i) The Company is a limited liability company duly formed and validly existing and in good standing under the laws of Delaware, (ii) ECC is a corporation duly organized, validly existing and in good standing under the laws of Georgia and (iii) Falcon is a limited partnership duly organized, validly existing and in good standing under the laws of California;

            (b) Each of the Company, ECC and Falcon has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents;

            (c) Each of the Company, ECC and Falcon is duly qualified as a foreign limited liability company, corporation or limited partnership, as the case may be, and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

            (d)   is in compliance with all Requirements of Law.

      5.02 Corporate Authorization; No Contravention. The execution, delivery and performance by the Company, ECC and Falcon, as the case may be, of this Agreement and each other Loan Document to which such Person is party, have been duly authorized by all necessary corporate, limited liability company or partnership action, as applicable, and do not and will not:

            (a) contravene the terms of any of such Person's Organization Documents;

            (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or

            (c)   violate any Requirement of Law.

      5.03 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority (except for recordings or filings in connection with the Liens granted to the Documentation Agent under the Collateral Documents) is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company, ECC or Falcon of the Agreement or any other Loan Document.

      5.04 Binding Effect. This Agreement and each other Loan Document to which the Company, ECC or Falcon is a party constitute the legal, valid and binding obligations of such Person, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

      5.05 Litigation. There are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the

Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, ECC or Falcon or any of such Person's properties which:

            (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

            (b) if determined adversely to the Company, ECC or Falcon, as the case may be, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

      5.06 No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by the Company or from the grant or perfection of the Liens of the Agents and the Banks on the Collateral. As of the Closing Date, the Company is not in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under subsection 8.01(e).

      5.07  ERISA Compliance.

            (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification. The Company and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

            (b) There are no pending or, to the best knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

            (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under
Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

      5.08 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section 6.12 and Section 7.07. The Company is not generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

      5.09 Title to Properties. The Company has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the property of the Company is subject to no Liens, other than Permitted Liens.

      5.10 Taxes. The Company has filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon it or its properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company that would, if made, have a Material Adverse Effect.

      5.11 Financial Condition. (a) The audited and unaudited financial statements of each of ECC and each Enstar Partnership dated December 31, 1996 and June 30, 1997, respectively, and the related statements of income or operations, shareholders' equity and cash flows for the fiscal year and quarter ended on such respective dates:

                  (i)   were prepared in accordance with GAAP
      consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject in the case of unaudited statements to the absence of footnotes and to ordinary, good faith year end audit adjustments;

                  (ii) fairly present the financial condition of ECC and each Enstar Partnership, as the case may be, as of the date thereof and results of operations for the period covered thereby; and

                  (iii) except as specifically disclosed in Schedule 5.11, show all material indebtedness and other liabilities, direct or contingent, of ECC and each Enstar Partnership, as the case may be, as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

            (b)   Since June 30, 1997, there has been no Material Adverse
Effect.

      5.12 Collateral Documents. (a) The provisions of each of the Collateral Documents are effective to create in favor of the Documentation Agent for the benefit of the Banks, a legal, valid and enforceable first priority security interest in all right, title and interest of the Company and ECC in the collateral described therein; and financing statements have been filed in the offices in all of the jurisdictions listed in the Security Agreement and the Pledge Agreement.

            (b) All representations and warranties of the Company and ECC contained in the Collateral Documents are true and correct.

      5.13 Regulated Entities. Neither the Company nor any Person controlling the Company, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

      5.14 No Burdensome Restrictions. The Company is not a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

      5.15 Copyrights, Patents, Trademarks and Licenses, etc. The Company owns or is licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

      5.16 Subsidiaries. The Company has no Subsidiaries and has no equity investments in any other corporation or entity.

      5.17 Insurance. Except as specifically disclosed in Schedule 5.18, the properties of the Company are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company operates.

      5.18  Solvency. The Company is Solvent.

      5.19 Swap Obligations. (a) The Company has not incurred any outstanding obligations under any Swap Contracts, other than Specified Swap Contracts. The Company has undertaken its own independent assessment of its consolidated assets, liabilities and commitments and has considered appropriate means of mitigating and managing risks associated with such matters and has not relied on any Swap Provider or any Affiliate of any Swap Provider in determining whether to enter into any Swap Contract.

            (b) The Company has not entered into any master agreement relating to Swap Contracts and under which termination values resulting from Swap Contracts that are Specified Swap Contracts are nettable against termination values resulting from Swap Contracts that are not Specified Swap Contracts, unless only Specified Swap Contracts are outstanding under such master agreement.

      5.20 Full Disclosure. None of the representations or warranties made by the Company, ECC or Falcon in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company, ECC or Falcon in connection with the Loan

Documents (including the offering and disclosure materials delivered by or on behalf of the Company to the Banks prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.


                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

      So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

      6.01 Financial Statements. The Company shall deliver to each Agent, in form and detail satisfactory to each Agent and the Majority Banks, with sufficient copies for each Bank:

            (a) as soon as available, but not later than 120 days after the end of each fiscal year (commencing with the fiscal year ended December 31, 1997), a copy of the audited balance sheet of the Company as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Ernst & Young LLP or another nationally-recognized independent public accounting firm ("Independent Auditor") which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's records; and

            (b) as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the fiscal quarter ended September 30, 1997), a copy of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Company and the Subsidiaries;

            (c) As soon as available, but no later than one hundred five (105) days after the end of each fiscal year, the balance sheet of each Borrowing Enstar Partnership as of the end of such year, and the statements of income, cash flows and of Partners' capital of such Borrowing Enstar Partnership for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and (with the exception of Enstar VII, a Georgia limited partnership whose financial statements may be prepared internally) accompanied by a report and opinion on financial statements of Ernst & Young LLP or other independent certified public accountants of recognized national standing selected by such Borrowing Enstar Partnership and satisfactory to the Agents, together with (a) computations by such Borrowing Enstar Partnership demonstrating, as of the close of such fiscal year, compliance with Sections 7.5.2, 7.5.4, 7.10.1, 7.10.2, 7.10.3, 7.11.2 and 7.15 of the Enstar
Partnership Loan Agreement relating to such Borrowing Enstar Partnership, (b) either a supplemental schedule or an appropriate footnote disclosure, together with such annual audited financial statements, which provides in reasonable detail, a statement setting forth the amount of direct reimbursable expenses of the Borrowing Enstar Partnerships on a consolidated basis pursuant to the respective management agreements to which such Borrowing Enstar Partnerships are a party, (c) a certificate signed by the president, vice president, treasurer or controller of the Corporate General Partner of such Borrowing Enstar Partnership
(i) stating that such person has reviewed the Enstar Partnership Loan Agreement relating to such Borrowing Enstar Partnership and has made, or caused to be made under its supervision, a review of the transactions and conditions of such Borrowing Enstar Partnership during such year, and (ii) stating that such review has not disclosed the existence during such year (and that such signer does not have knowledge of the existence, as of the date of such certificate) of any Default (as defined in such Enstar Partnership Loan Agreement), or, if any such Default existed or exists, specifying the nature and period of existence thereof and what action such Borrowing Enstar Partnership has taken, is taking or proposes to take with respect thereto, and (d) a certificate by such accountants
(i) stating that such financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis and fairly present the financial condition of such Borrowing Enstar Partnership at the dates thereof and the results of its operations for the periods covered thereby, and (ii) stating whether or not in the course of the examination upon which their opinion on such financial statements was based (which shall include a review of the relevant provisions of the Enstar Partnership Loan Agreement relating to such Borrowing Enstar Partnership but need not include any special or additional audit procedures) they became aware of the existence, at the end of the fiscal year covered by such financial statements, of any Default (as defined in such Enstar Partnership Loan Agreement) under Sections 7.5 through
7.12 of the Enstar Partnership Loan Agreement relating to such Borrowing Enstar Partnership, and, if their examination has disclosed such a Default, specifying the nature and period of the existence thereof.

            (d) as soon as available, but not later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, the balance sheet of each Borrowing Enstar Partnership as of the end of such period and statements of income and cash flows of such Borrowing Enstar Partnership (other than Enstar VII, Enstar X Ltd. and Enstar XI Ltd.) for the period from the beginning of the current fiscal year to the end of such period and internally prepared quarterly operating statements of such Borrowing Enstar Partnership by operating regions for the portion of the fiscal year of such Borrowing Enstar Partnership then ended, setting forth in each case in comparative form the figures for the corresponding period of the previous fiscal year, all in reasonable detail and accompanied by (i) a partner's certificate signed by the president, vice president, treasurer or controller of the Corporate General Partner of such Borrowing Enstar Partnership stating that such statements are complete and correct, subject only to normal changes resulting from year-end audit adjustments, have been prepared in accordance with GAAP applied on a consistent basis and fairly present the financial condition of such Borrowing Enstar Partnership at the dates thereof and the results of its operations for the periods covered thereby, (ii) computations by such Borrowing Enstar Partnership hereto demonstrating, as of the close of such fiscal quarter, compliance with Sections 7.5.2, 7.5.4, 7.10.1, 7.10.2, 7.10.3, 7.11.2 and 7.15
of the Borrowing Enstar Partnership Loan Agreement relating to such Borrowing Enstar Partnership, (iii) a partner's certificate signed by the president, vice president, treasurer or controller of the Corporate General Partner of such Borrowing Enstar Partnership (a) stating that each signer has reviewed the Enstar Partnership Loan Agreement relating to such Borrowing Enstar Partnership and has made, or caused to be made under its supervision, a review of the transactions and conditions of such Borrowing Enstar Partnership during the accounting period covered by such financial statements, and (b) stating that such review has not disclosed the existence during such accounting period (and that such signer does not have knowledge of the existence, as of the date of such certificate) of any Default (as defined in the Enstar Partnership Loan Agreement relating to such Borrowing Enstar Partnership, or, if any such Default exists, specifying the nature and period of existence thereof and what action such Borrowing Enstar Partnership has taken, is taking or proposes to take with respect thereto.

      6.02 Certificates; Other Information. The Company shall furnish to each Agent, with sufficient copies for each Bank:

            (a) concurrently with the delivery of the financial statements referred to in subsection 6.01(a), a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

            (b) concurrently with the delivery of the financial statements referred to in subsections 6.01(a) and (b), a Compliance Certificate executed by a Responsible Officer;

            (c) promptly, such additional information regarding the business, financial or corporate affairs of the Company as any Agent, at the request of any Bank, may from time to time request.

      6.03  Notices. The Company shall promptly notify each Agent and each Bank:

            (a) of the occurrence of any Default or Event of Default or "Default" or "Event of Default" under any Enstar Partnership Loan Agreement, and of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default or "Default" or "Event of Default" under any Enstar Partnership Loan Agreement;

            (b) of (i) any breach or non-performance of, or any default under, any Contractual Obligation of the Company which could result in a Material Adverse Effect; and (ii) any dispute, litigation, investigation, proceeding or suspension which may exist at any time between the Company and any Governmental Authority;

            (c) of the commencement of, or any material development in, any litigation or proceeding affecting the Company (i) in which the amount of damages claimed is $100,000 (or its equivalent in another currency or currencies) or more, (ii) in which injunctive or similar relief is sought and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, or (iii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any Loan Document;

            (d) upon, but in no event later than 10 days after, becoming aware of (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against the Company or any of its properties pursuant to any applicable Environmental Laws, (ii) all other Environmental Claims, and
(iii) any environmental or similar condition on any real property adjoining or in the vicinity of the property of the Company that could reasonably be anticipated to cause such property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such property under any Environmental Laws;

            (e) of the occurrence of any of the following events affecting the Company or any ERISA Affiliate (but in no event more than 10 days after such event), and deliver to each Agent and each Bank a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event:

                  (i)   an ERISA Event;

                  (ii) a material increase in the Unfunded Pension Liability of any Pension Plan;

                  (iii) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Company or any ERISA Affiliate; or

                  (iv)  the adoption of any amendment to a Plan subject to
      Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability.

            (f) of any material change in accounting policies or financial reporting practices by the Company;

            (g) of the entry by the Company into any Specified Swap Contract, together with the details thereof;

            (h) of the occurrence of any default, event of default, termination event or other event under any Specified Swap Contract that after the giving of notice, passage of time or both, would permit either counterparty to such Specified Swap Contract to terminate early any or all trades relating to such contract; and

            (i) upon the request from time to time of the Agent, the Swap Termination Values, together with a description of the method by which such amounts were determined, relating to any then-outstanding Specified Swap Contracts to which the Company is party.

      Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company proposes to take with respect thereto and at what time. Each notice under subsection 6.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

      6.04  Preservation of Corporate Existence, Etc. The Company shall:

            (a) preserve and maintain in full force and effect its limited liability company existence and good standing under the laws of its state or jurisdiction of organization;

            (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business;

            (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

            (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

      6.05 Maintenance of Property. The Company shall maintain and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted.

      6.06 Insurance. In addition to insurance requirements set forth in the Collateral Documents, the Company shall maintain with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons; including workers' compensation insurance, public liability and property and casualty insurance which amount shall not be reduced by the Company in the absence of 30 days' prior notice to each Agent. All such insurance shall name the Documentation Agent as loss payee/mortgagee and as additional insured, for the benefit of the Banks, as their interests may appear. All casualty and key man insurance maintained by the Company shall name the Documentation Agent as loss payee and all liability insurance shall name the Documentation Agent as additional insured for the benefit of the Banks, as their interests may appear. Upon request of either Agent or any Bank, the Company shall furnish the Documentation Agent, with sufficient copies for each Bank, at reasonable intervals (but not more than once per calendar year) a certificate of a Responsible Officer of the Company (and, if requested by the Agent, any insurance broker of the Company) setting forth the nature and extent of all insurance maintained by the Company in accordance with this Section or any Collateral Documents (and which, in the case of a certificate of a broker, were placed through such broker).

      6.07 Payment of Obligations. The Company shall pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

            (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company;

            (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and

            (c) all indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

      6.08 Compliance with Laws. The Company shall comply in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards
Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

      6.09 Compliance with ERISA. The Company shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

      6.10 Inspection of Property and Books and Records. The Company shall maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company. The Company shall permit representatives and independent contractors of each Agent or any Bank to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, when an Event of Default exists the Agent or any Bank may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.

      6.11 Environmental Laws. (a) The Company shall conduct its operations and keep and maintain its property in compliance with all Environmental Laws.

            (b) Upon the written request of either of the Agents or any Bank, the Company shall submit to the Documentation Agent with sufficient copies for each Bank, at the Company's sole cost and expense, at reasonable intervals, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to subsection 6.03(d), that could, individually or in the aggregate, result in liability in excess of $100,000.

      6.12 Use of Proceeds. The Company shall use the proceeds of the Loans to finance the Enstar Partnership Loans in accordance with Section 7.07 and not in contravention of any Requirement of Law.

      6.13 Enforcement of Enstar Partnership Loan Agreements. The Company shall enforce each Enstar Partnership Loan Agreement in accordance with its terms.

      6.14 Further Assurances. (a) The Company shall ensure that all written information, exhibits and reports furnished to either of the Agents or any Bank do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to each of the Agents and the Banks and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement or recordation thereof.

            (b) Promptly upon request by either of the Agents or the Majority Banks, the Company shall do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments such Agent or such Banks, as the case may be, may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests covered by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Agents and Banks the rights granted or now or hereafter intended to be granted to the Banks under any Loan Document or under any other document executed in connection therewith.


                                   ARTICLE VII

                               NEGATIVE COVENANTS

      So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

      7.01 Limitation on Liens. The Company shall not, and shall not permit ECC to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

            (a) any Lien (other than a Lien on the Collateral) existing on property of the Company on the Closing Date and set forth in Schedule 7.01 securing Indebtedness outstanding on such date;

            (b)   any Lien created under any Loan Document;

            (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.07, provided that no notice of lien has been filed or recorded under the Code;

            (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty;

            (e) Liens (other than any Lien imposed by ERISA and other than on the Collateral) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

            (f) Liens (other than Liens on the Collateral) consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed and all such liens in the aggregate at any time outstanding for the Company do not exceed $500,000;

            (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company;

            (h) Liens securing obligations in respect of capital leases on assets subject to such leases, provided that such capital leases are otherwise permitted hereunder; and

            (i) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Company to provide collateral to the depository institution.

      7.02 Disposition of Assets. The Company shall not, and shall not permit any Borrowing Enstar Partnership to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except
(i) sales, assignments, leases, conveyances, transfers or dispositions by the Company or any Borrowing Enstar Partnership of its property in the ordinary course of business the aggregate Net Proceeds of which received on or after the date hereof do not exceed $50,000 for the Company and each Borrowing Enstar Partnership on an individual basis and (ii) sales, assignments, leases, conveyances, transfers or dispositions the Net Proceeds of which are applied to the prepayment of the Loans and the reduction of the Commitments in accordance with Section 2.07.

      7.03 Consolidations and Mergers. The Company shall not merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person.

      7.04 Loans and Investments. The Company shall not purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Company (together, "Investments"), except for:

            (a)   Investments held by the Company in the form of Liquid Assets;

            (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

            (c) Investments constituting Specified Swap Contracts or payments or advances under Specified Swap Contracts;

            (d)   Enstar Partnership Loans; and

            (e) Receivables due from the Enstar Partnerships in the amount of $1,000,000 in existence on the Closing Date.

      7.05 Limitation on Indebtedness. The Company shall not create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except Indebtedness incurred pursuant to this Agreement.

      7.06 Transactions with Affiliates. The Company shall not enter into any transaction with any Affiliate of the Company, except upon fair and reasonable terms no less favorable to the Company than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company.

      7.07 Use of Proceeds. The Company shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, for any purpose other than to finance the Enstar Partnership Loans on the terms and conditions set forth in the Enstar Partnership Loan Agreements.

      7.08 Contingent Obligations. The Company shall not create, incur, assume or suffer to exist any Contingent Obligations except:

            (a) endorsements for collection or deposit in the ordinary course of business;

            (b)   Permitted Swap Obligations;

      7.09  Joint Ventures. The Company shall not enter into any Joint Venture.

      7.10 Lease Obligations. The Company shall not create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease.

      7.11 Restricted Payments. The Company shall not declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its membership interests or purchase, redeem or otherwise acquire for value any membership interests or any warrants, rights or options to acquire such membership interests, now or hereafter outstanding.

      7.12 ERISA. The Company shall not, and shall not suffer or permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably expected to result in liability of the Company in an aggregate amount in excess of $100,000; or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

      7.13 Change in Business. The Company shall not engage in any material line of business substantially different from those lines of business carried on by the Company on the date hereof.

      7.14 Accounting Changes. The Company shall not make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Company.

      7.15 Subsidiaries. The Company shall not form, acquire, own, make an Investment in or permit to exist any Subsidiary.

      7.16  Financial Covenants.

            (a) Minimum Tangible Net Worth. The Company shall not permit Tangible Net Worth to be less than $1,000,000 at any time.

            (b) Minimum Liquid Assets. The Company shall not permit Liquid Assets of the Company to be less than $150,000 at any time.

            (c) Maximum Leverage Ratio. The Company shall not at any time permit the ratio of (i) Total Debt of the Company (as of the date of calculation) to (ii) Pro Forma Annualized EBITDA as of the last day of any Fiscal Quarter on or preceding such date of calculation to exceed the correlative ratio indicated:

                 Period                      Maximum Leverage Ratio
      Closing Date - Dec. 31, 1998                 3.50:1.00
      Jan. 1, 1999 - Dec. 31, 1999                 3.00:1.00

      Jan. 1, 2000 - Dec. 31, 2000                 2.50:1.00

      Jan. 1, 2001 and thereafter                  2.00:1.00

            (d) Minimum Interest Coverage Ratio. The Company shall not permit the ratio of (i) the sum of EBITDA for each of the Borrowing Enstar Partnerships to (ii) Cash Interest Expense of the Company, for any four Fiscal Quarter period to be less than 2.00:1.00.

            (e) Minimum Fixed Charge Coverage Ratio. The Company shall not permit the ratio of (i) the sum of EBITDA for each of the Borrowing Enstar Partnerships to (ii) Fixed Charges of the Company, for any four Fiscal Quarter period to be less than 1.20:1.00.

      7.17 Hedging Requirements. The Company shall not permit the aggregate outstanding amount of the Loans to exceed $20,000,000 unless:

                  (i) the Company shall have entered into one or more Specified Swap Contracts with respect to at least 50% of the outstanding Offshore Rate Loans;

                  (ii) such Specified Swap Contracts have a minimum weighted average term of 24 months (the "Hedge Period"); and

                  (iii) if such Specified Swap Contracts are interest rate caps, such Specified Swap Contracts do not have a strike price more than 2% higher than the rate per annum for U.S. Treasury notes with a maturity equal to the applicable Hedge Period.

      7.18. Amendment of Enstar Partnership Loan Agreements. The Company shall not, without the consent of the Majority Banks, amend, supplement, restate or otherwise modify, or waive or consent to any departure from, any Enstar Partnership Loan Agreement or any provision thereof.


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
                                  ARTICLE VIII

                                EVENTS OF DEFAULT

      8.01 Event of Default. Any of the following shall constitute an "Event of Default":

            (a) Non-Payment. The Company fails to make, (i) when and as required to be made herein, payments of any amount of principal of any Loan, or
(ii) when and as required to be paid under any Specified Swap Contract, any payment or transfer under such Specified Swap Contract, or (iii) within three days after the same becomes due, payment of any interest, fee or any other amount payable hereunder or under any other Loan Document (other than a Specified Swap Contract); or

            (b) Representation or Warranty. Any representation or warranty by the Company or ECC made or deemed made herein, in any other Loan Document other than a Specified Swap Contract, or which is contained in any certificate, document or financial or other statement by the Company, ECC, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document other than a Specified Swap Contract, is incorrect in any material respect on or as of the date made or deemed made; or

            (c) Specific Defaults. The Company fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03 or 6.09(c) or in Article VII; or

            (d) Other Defaults. The Company fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document other than a Specified Swap Contract, and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to the Company by the Agent or any Bank; or

            (e) Cross-Default. (i) The Company (A) fails to make any payment in respect of any Indebtedness or Contingent Obligation (other than in respect of Swap Contracts), when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise); or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such

Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Specified Swap Contract having a Swap Termination Value of greater than $50,000 an Early Termination Date (as defined in such Specified Swap Contract) resulting from (1) any event of default under such Specified Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Specified Swap Contract) or (2) any Termination Event (as so defined) as to which the Company or any Subsidiary is an Affected Party (as so defined).

            (f) Insolvency; Voluntary Proceedings. The Company, ECC, Falcon or any Borrowing Enstar Partnership (i) generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

            (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company, ECC, Falcon or any Borrowing Enstar Partnership, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's, ECC's, Falcon's or any Borrowing Enstar Partnership's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company, ECC, Falcon or any Borrowing Enstar Partnership admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company, ECC, Falcon or any Borrowing Enstar Partnership acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

            (h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $100,000; or (ii) the aggregate amount of Unfunded Pension


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
Liability among all Pension Plans at any time exceeds $100,000; or (iii) the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $100,000; or

            (i) Monetary Judgments. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Company involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $100,000 or more, and the same shall remain unvacated and unstayed pending appeal for a period of 10 days after the entry thereof; or

            (j) Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against the Company which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (k)   Change of Control. There occurs any Change of Control; or

            (l) Loss of Licenses. Any Governmental Authority revokes or fails to renew any material license, permit or franchise of the Company, or the Company for any reason loses any material license, permit or franchise, or the Company suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any material license, permit or franchise; or

            (m)   Adverse Change. There occurs a Material Adverse Effect; or

            (n) Defaults Under Loan Documents. ECC or Falcon fails in any material respect to perform or observe any term, covenant or agreement in the Loan Documents to which it is a party;

            (p)   Collateral.

                  (i) any material provision of any Collateral Document shall for any reason cease to be valid and binding on or enforceable against the Company or any Person party thereto or the Company or any such Person shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or

                  (ii) any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest subject only to Permitted Liens.

            (q) Default Under Enstar Partnership Loans. Any Default or Event of Default shall have occurred under and as defined in any Enstar Partnership Loan Agreement.

      8.02 Remedies. If any Event of Default occurs, the Administrative Agent shall, at the request of, or may, with the consent of, the Majority Banks,

            (a) declare the commitment of each Bank to make Loans to be terminated, whereupon such commitments shall be terminated;

            (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

            (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection
(f) or (g) of Section 8.01 (in the case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent or any Bank.

      8.03 Specified Swap Contract Remedies. Notwithstanding any other provision of this Article VIII, each Swap Provider shall have the right, with prior notice to the Agent, but without the approval or consent of the Agent or the other Banks, with respect to any Specified Swap Contract of such Swap Provider, (a) to declare an event of default, termination event or other similar event thereunder and to create an Early Termination Date, (b) to determine net termination amounts in accordance with the terms of such Specified Swap Contracts and to set-off


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
amounts between Specified Swap Contracts, and (c) to prosecute any legal action against the Company to enforce net amounts owing to such Swap Provider.

      8.04 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.


                                   ARTICLE IX

                                   THE AGENTS

      9.01 Appointment and Authorization; "Agent". Each Bank hereby irrevocably (subject to Section 9.09) appoints, designates and authorizes the Administrative Agent and the Documentation Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, no Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall either Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Administrative Agent or the Documentation Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

      9.02 Delegation of Duties. Either of the Agents may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

      9.03 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or any other Loan Document, or for the value of or title to any Collateral, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Affiliates.

      9.04 Reliance by Agent. (a) The Agents shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agents. The Agents shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

            (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by any Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

      9.05 Notice of Default. Neither Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default (except, in the case of the Administrative Agent, with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Banks), unless such Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". Such Agent will notify the Banks of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Banks in accordance with
Article VIII; provided, however, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

      9.06 Credit Decision. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by any Agent hereinafter taken, including any review of the affairs of the Company, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company, the value of and title to any Collateral, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by any Agent, no Agent shall have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

      9.07 Indemnification of Agent. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse each Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

      9.08 Agent in Individual Capacity. BofA and its Affiliates and Banque Paribas and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Affiliates as though BofA and Banque Paribas were not an Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates and Banque Paribas and its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company) and acknowledge that no Agent shall be under any obligation to provide such information to them. With respect to its Loans, BofA and Banque Paribas shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not an Agent, and the terms "Bank" and "Banks" include BofA and Banque Paribas in its individual capacity.

      9.09 Successor Agent. Either Agent may, and at the request of the Majority Banks shall, resign as Agent upon 30 days' notice to the Banks. If such Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of such

Agent, such Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Administrative Agent" or "Documentation Agent," as the case may be, shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above.

      9.10 Withholding Tax. (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Administrative Agent, to deliver to the Administrative Agent:

                  (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form 1001 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                  (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement; and

                  (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

      Such Bank agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

            (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Bank. To the extent of such percentage amount, the Agent will treat such Bank's IRS Form 1001 as no longer valid.

            (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Administrative Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

            (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Administrative Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by subsection (a) of this Section are not delivered to the Administrative Agent, then the Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

            (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

      9.11 Collateral Matters. (a) The Documentation Agent is authorized on behalf of all the Banks, without the necessity of any notice to or further consent from the Banks, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Collateral Documents.

            (b) The Banks irrevocably authorize the Documentation Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Commitments and payment in full of all Loans and all other Obligations known to the Documentation Agent and payable under this Agreement or any other Loan Document; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting property in which the Company owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting property leased to the Company under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Company to be, renewed or extended; (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness evidenced thereby has been paid in full; or (vi) if approved, authorized or ratified in writing by the Majority Banks or all the Banks, as the case may be, as provided in subsection 10.01(f). Upon request by the Documentation Agent at any time, the Banks will confirm in writing the Documentation Agent's authority to release particular types or items of Collateral pursuant to this subsection 9.11(b), provided that the absence of any such confirmation for whatever reason shall not affect the Documentation Agent's rights under this Section 9.11.

            (c) Each Bank agrees with and in favor of each other (which agreement shall not be for the benefit of the Company) that the Company's obligation to such Bank under this Agreement and the other Loan Documents is not and shall not be secured by any real property collateral now or hereafter acquired by such Bank.


                                    ARTICLE X

                                  MISCELLANEOUS

      10.01 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company or ECC therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Documentation Agent at the written request of the Majority

Banks) and the Company and acknowledged by the Agents, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and the Company and acknowledged by the Agents, do any of the following:

            (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 8.02);

            (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document or reduce the calculation of the amount of, or postpone or delay the timing of any mandatory prepayment or reduction of Commitment hereunder or under any other Loan Documents;

            (c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (ii) below) any fees or other amounts payable hereunder or under any other Loan Document;

            (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder; or

            (e) amend this Section, or Section 2.14, or any provision herein providing for consent or other action by all Banks; or

            (f) release all or any substantial portion of the Collateral except as otherwise may be provided in the Collateral Document or except where the consent of the Majority Banks only is specifically provided for;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the applicable Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of such Agent under this Agreement or any other Loan Document, and (ii) the Fee Letters and documents evidencing Specified Swap Contracts may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

      10.02 Notices. (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on

Schedule 10.02, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 10.02; or, as directed to the Company or any Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and such Agent.

            (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II or IX to the Agent shall not be effective until actually received by the Agent.

            (c) Any agreement of the Agents and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Agents and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Agents and the Banks shall not have any liability to the Company or other Person on account of any action taken or not taken by the Agents or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans shall not be affected in any way or to any extent by any failure by the Agents and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agents and the Banks of a confirmation which is at variance with the terms understood by the Agents and the Banks to be contained in the telephonic or facsimile notice.

      10.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

      10.04 Costs and Expenses. The Company shall:

            (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse the Agents within ten Business Days after demand (subject to subsection 4.01(e)) for all out-of-pocket costs and expenses incurred by each of them in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by the Agents with respect thereto; and

            (b) pay or reimburse the Agents and each Bank within ten Business Days after demand (subject to subsection 4.01(e)) for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding); and

            (c) pay or reimburse the Agents within ten Business Days after demand (subject to subsection 4.01(e)) for all appraisal, audit, environmental inspection and review, search and filing costs, fees and expenses, incurred or sustained by them in connection with the matters referred to under subsections
(a) and (b) of this Section.

      10.05 Company Indemnification. (a) Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify, defend and hold the Agent-Related Persons, and each Bank and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and termination of all Specified Swap Contracts and the termination, resignation or replacement of the Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Specified Swap Contracts or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

            (b)   (i)   The Company shall indemnify, defend and hold harmless
      each Indemnified Person, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Attorney Costs and the allocated cost of internal environmental audit or review services), which may be incurred by or asserted against such Indemnified Person in connection with or arising out of any pending or threatened investigation, litigation or proceeding. No action taken by legal counsel chosen by the Agent or any Bank in defending against any such investigation, litigation or proceeding or requested remedial, removal or response action shall vitiate or any way impair the Company's obligation and duty hereunder to indemnify and hold harmless the Agents and each Bank.

                  (ii) In no event shall any site visit, observation, or testing by any Agent or any Bank (or any contractee of the Agent or any Bank) be deemed a representation or warranty that Hazardous Materials are or are not present in, on, or under, the site, or that there has been or shall be compliance with any Environmental Law. Neither the Company nor any other Person is entitled to rely on any site visit, observation, or testing by any Agent or any Bank. None of the Administrative Agent, the Documentation Agent or any Bank owes any duty of care to protect the Company or any other Person against, or to inform the Company or any other party of, any Hazardous Materials or any other adverse condition affecting any site or property. None of the Administrative Agent, the Documentation Agent or any Bank shall be obligated to disclose to the Company or any other Person any report or findings made as a result of, or in connection with, any site visit, observation, or testing by the Agent or any Bank.

            (c) Survival; Defense. The obligations in this Section shall survive payment of all other Obligations. At the election of any Indemnified Person, the Company shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person's sole discretion, at the sole cost and expense of the Company. All amounts owing under this Section shall be paid within 30 days after demand.

      10.06 Marshalling; Payments Set Aside. None of the Administrative Agent, the Documentation Agent or any Bank shall be under any obligation to marshall any assets in favor of the

Company or any other Person or against or in payment of any or all of the Obligations. To the extent that the Company makes a payment to an Agent or the Banks, or an Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Administrative Agent upon demand its pro rata share of any amount so recovered from or repaid by the Administrative Agent.

      10.07 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent, the Documentation Agent and each Bank.

      10.08 Assignments, Participations, etc. (a) Any Agent may, and with the written consent of the Agents, which consents shall not be unreasonably withheld, any other Bank, may at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of either Agent shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such Bank) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Bank hereunder, in a minimum amount of $5,000,000; provided, however, that (i) the Company and the Agents may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (A) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Administrative Agent by such Bank and the Assignee; (B) such Bank and its Assignee shall have delivered to the Company and the Administrative Agent an Assignment and Acceptance in the form of Exhibit E ("Assignment and Acceptance") together with any Note or Notes subject to such assignment and (C) the assignor Bank or Assignee has paid to each the Administrative Agent a processing fee in the amount of its $[______________]; and (ii) if the assignor Bank or any of its Affiliates is a Swap Provider with respect to any Specified Swap Contract, such Bank shall not assign all of its interest in the

Loans and the Commitments to an Assignee unless such Assignee, or an Affiliate of such Assignee, shall also assume all obligations of such assignor Bank or Affiliate with respect to such Specified Swap Contracts, with the consent of the Company.

            (b) From and after the date that the Administrative Agent notifies the assignor Bank that it has received (and provided its consent and obtained the consent of the Documentation Agent) with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

            (c) Within five Business Days after its receipt of notice by the Administrative Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, the Company shall execute and deliver to the Administrative Agent, new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Bank has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Loans retained by the assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such Bank). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto.

            (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "Participant") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; provided, however, that (i) the originating Bank's obligations under this Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Company and the Agents shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section 10.01. In the case of any such participation, the Participant shall not have any rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Company hereunder shall be determined as if such Bank had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

            (e) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

      10.09 Confidentiality. Each Bank agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Company and provided to it by the Company, or by an Agent on the Company's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Bank; provided, however, that any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which any Agent, any Bank or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder; (H) as to any Bank or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company is party or is deemed party with such Bank or such Affiliate; and (I) to its Affiliates.

      10.10 Set-off. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Company against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not any Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Agents after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

      10.11 Notification of Addresses, Lending Offices, Etc. Each Bank shall notify the Agents in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as either Agent shall reasonably request.

      10.12 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

      10.13 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

      10.14 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Banks, the Agents and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

      10.15 Governing Law and Jurisdiction. (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

            (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

            (c) Nothing contained in this Section shall override any contrary provision contained in any Specified Swap Contract.

      10.16 Waiver of Jury Trial. THE COMPANY, THE BANKS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE BANKS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY

SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

      10.17 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Company, the Banks and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Los Angeles, California by their proper and duly authorized officers as of the day and year first above written.


                                       ENSTAR FINANCE COMPANY, LLC

                                       By: /s/ Michael K. Menerey
                                          -------------------------------

                                       Title: Chief Financial Officer
                                             ----------------------------

                                       By: ______________________________

                                       Title: ___________________________


                                       BANQUE PARIBAS,
                                       as Administrative Agent

                                       By: /s/ Darlynn Ernst / SP Berkman
                                          -------------------------------

                                       Title: Assistant    / Managing
                                            Vice President / Director
                                          -------------------------------


                                       BANK OF AMERICA NATIONAL TRUST
                                       AND SAVINGS ASSOCIATION,
                                       as Documentation Agent

                                       By: /s/ Shannon T. Ward
                                          -------------------------------

                                       Title: Vice President
                                             ----------------------------


                                       BANQUE PARIBAS,
                                       as a Bank

                                       By: /s/ Darlynn Ernst / SP Berkman
                                           ------------------------------

                                       Title: Assistant    / Managing
                                            Vice President / Director
                                          -------------------------------

                                       BANK OF AMERICA NATIONAL TRUST
                                       AND SAVINGS ASSOCIATION, as a Bank


                                       By: /s/ Shannon T. Ward
                                          -------------------------------

                                       Title: Vice President
                                             ----------------------------

                                  SCHEDULE 2.01


                                   COMMITMENTS
                               AND PRO RATA SHARES


                                                                Pro Rata
         Bank                     Commitment                    Share

Banque Paribas                    $17,500,000                   50%

Bank of America National
Trust and Savings
Association                       $17,500,000                   50%


         TOTAL                    $35,000,000                   100%

                                  SCHEDULE 5.18

                                INSURANCE MATTERS

                                     [None]

                                  SCHEDULE 7.01

                                 PERMITTED LIENS

                                     [None]

                                 SCHEDULE 10.02


                      OFFSHORE AND DOMESTIC LENDING OFFICES
                              ADDRESSES FOR NOTICES


BANQUE PARIBAS,
  as Agent

Banque Paribas
2029 Century Park East, Suite 3900
Los Angeles, CA  90067
Attention:  Darlynn Ernst
Telecopy:  (310) 556-3762


BANQUE PARIBAS,
  as a Bank

For drawdowns or repayments:
Banque Paribas
2029 Century Park East, Suite 3900
Los Angeles, CA  90067
Attention:  Shirley Williams
Telecopy:  (310) 553-1504


BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
  as Agent

Bank of America National Trust
and Savings Association
Department of Entertainment #3283
555 South Flower Street, 10th Floor
Los Angeles, California  90071
Attention:  Shannon Ward
            Facsimile:  (213) 228-2641
            Telephone:  (213) 228-6126

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
  as a Bank

Domestic and Offshore Lending Office:
1850 Gateway Boulevard, Fourth Floor
Concord, California  94520

Notices (other than Borrowing notices and Notices of Conversion/Continuation):

Bank of America National Trust
and Savings Association

333 South Beaudry Avenue, 19th Floor
Los Angeles, California  90017
Attention:  Linda Nisley
            Telephone:  (213) 345-6342
            Facsimile:  (213) 345-6550

                                                                     EXHIBIT 4.3

                        ENSTAR CABLE OF CUMBERLAND VALLEY


                 Request for Borrowing and Partner's Certificate

        Enstar Communications Corporation, a Georgia corporation ("Enstar Communications") and a general partner of Enstar Cable of Cumberland Valley, a Georgia general partnership (the "Company"), hereby refers to the Loan Agreement dated as of September 30, 1997, as from time to time in effect (the "Loan Agreement") between the Company and Enstar Finance Company, LLC and hereby certifies that:

        1. This certificate is being furnished to Enstar Finance Company, LLC under the Loan Agreement in connection with a loan to be made under the revolving credit established by Section 2.1 of the Loan Agreement on the date (the "Closing Date") and in the amount specified below:

Closing Date:

Amount of Requested Loan:

Type of Required Loan (Base Rate or Offshore Rate):

Interest Period (if Offshore Rate):

        2. The representations and warranties contained in Sections 6.3 and 8 of the Loan Agreement are true and correct on and as of the Closing Date with the same force and effect as though made on and as of such Closing Date.

        3. No Default exists on the Closing Date prior to or after giving effect to the extension of credit to be made on the Closing Date.

        4. Each of the conditions set forth in Section 4 of the Credit Agreement has been satisfied as of the date hereof.

        5. Between June 30, 1997 and the Closing Date, neither the business nor the assets nor the financial condition of the Company has been materially and adversely affected as the result of any fire, flood, explosion, accident, drought, strike, lockout, riot, sabotage, confiscation, condemnation or purchase of any property by governmental authority, activities of armed forces, acts of God or the public enemy, new or amended legislation or regulation, regulatory order, judicial decision or other event or development whether or not related to those enumerated above.

        6. Attached as Schedule A to this certificate and made a part hereof are calculations demonstrating compliance with Section 7.10 of the Loan Agreement immediately after giving effect to the making of the Loan requested hereby.

         7. Except as set forth in a certificate attached hereto, there has been no change in the Partnership Agreement heretofore certified to Enstar Finance Company, LLC under the Loan Agreement or in the incumbency of the officers of Enstar Communications whose signatures have heretofore been certified to Enstar Finance Company, LLC.

         8. Terms defined in the Loan Agreement and not otherwise defined herein are used herein with the meanings so defined.

         IN WITNESS WHEREOF, ENSTAR COMMUNICATIONS CORPORATION has caused this Request for Borrowings and Partner's Certificate to be signed by its duly authorized officer this 30th day of September, 1997.

                                       ENSTAR COMMUNICATIONS CORPORATION,
                                       a Georgia corporation


                                       By:
                                          --------------------------------------
                                          Title:
                                                --------------------------------

                                    EXHIBIT A

                      Section 7.10 Compliance Calculations



Section 7.10.1

         Total Debt (a):

         Pro Forma
         Annualized EBITDA (b):

         The ratio of (a) to (b) is _________________

         Maximum Permitted is _______________________

Section 7.10.2

         EBITDA for four consecutive
         Fiscal Quarter periods (a) is ______________

         Cash Interest Expense for
         four consecutive Fiscal
         Quarter periods (b) is _____________________

         The ratio of (a) to (b) is _________________

         Minimum ratio allowed is 2.00:1.00

Section 7.10.3

         EBITDA for four consecutive
         Fiscal Quarter periods (a) is _____________

         Fixed Charges for four consecutive
         Fiscal Quarters (b) is ____________________

         The ratio of (a) to (b) is ________________

         Minimum ratio allowed is 1.20:1.00

                                                                    EXHIBIT 4.7



                                                    E-Mail: wbrhc@compuserve.com


                               September 30, 1997


Enstar Finance Company, LLC
474 S. Raymond Avenue
Suite 200
Pasadena, CA  91105

Gentlemen:

        This opinion is furnished to you pursuant to Section 4.7 of the Loan Agreement dated as of September 30, 1997 (the "Loan Agreement") between you and Enstar Cable of Cumberland Valley, a Georgia general partnership (the "Company"). Terms defined in the Loan Agreement and not otherwise defined herein are used herein with the meanings so defined.

        We have acted as special counsel to the Company and Enstar Communications Corporation, a Georgia corporation ("ECC") in connection with the Loan Agreement and in connection with the transactions contemplated thereby and as such are familiar with the proceedings taken by them in connection therewith.

        We have participated in the preparation of, and have examined executed counterparts of the Loan Agreement. We have also examined such certificates, documents and records and have made such examinations of law as we have deemed necessary to enable us to render the opinions expressed below. In addition, we have examined and relied upon the representations and warranties contained in the Loan Agreement and in certificates delivered to you in connection therewith as to matters of fact (other than facts constituting conclusions of law) and upon the covenants contained in the Loan Agreement as to the application of proceeds of the loans made pursuant thereto.

        No opinion is expressed herein as to any matter arising under the Communications Act of 1934, as amended, or the rules and regulations thereunder or any rule or regulation otherwise under the jurisdiction of the Federal Communications Commission. We call your attention to the fact that we do not represent the Company with respect to franchise matters and our opinions expressed in paragraphs 7 and 8 are made without any independent check or verification. In addition, our opinions expressed in paragraph 5 with respect to the perfection of security interests in jurisdictions outside of the State of California are based solely upon our review of the Uniform Commercial Code as in

Enstar Finance Company, LLC
September 30, 1997
Page 2


effect in such jurisdiction as contained in a Uniform Commercial Code reporting service published by Commerce Clearing House.

        Based on the foregoing, we are of the opinion that:

        1. The Company is a duly organized and validly existing general partnership under the laws of the State of Georgia, with powers adequate for the execution, delivery and performance of the Loan Agreement, for obtaining the credit contemplated by the Loan Agreement, for securing the Secured Obligations with the Loan Security, for owning its properties and for carrying on its business as now conducted and as proposed to be conducted.

        2. ECC is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, with corporate powers adequate for owning its properties, for carrying on its business as now conducted and as proposed to be conducted and for acting as a general partner of the Company and for entering into the Loan Agreement on behalf of the Company. With respect to all matters relating to the Loan Agreement, ECC as a general partner of the Company has full authority to bind the Company without any consent of any other partner of the Company. ECC is duly qualified or has filed all necessary documents to become qualified to do business as a foreign corporation in the states of Arkansas, California, Illinois, Kentucky, Missouri, North Carolina, South Carolina, Tennessee and Utah.

        3. The Loan Agreement has been duly authorized, executed and delivered on behalf of the Company by ECC in its capacity as a general partner of the Company, constitutes the legal, valid and binding obligation of the Company, and subject to the qualifications in the paragraph following paragraph 8 hereof, is enforceable against the Company in accordance with its terms.

        4. The incurrence of the Loan Obligations has been duly authorized by all necessary partnership action on the part of the Company, and the Loan Obligations outstanding on the date hereof have been duly authorized by all necessary partnership action on the part of the Company, constitute the legal, valid and binding obligations of the Company, entitled to the benefits of the Loan Security and, subject to the qualifications in the paragraph following paragraph 8 hereof, are enforceable against the Company in accordance with their terms.

Enstar Finance Company, LLC
September 30, 1997
Page 3


        5. The provisions of the Loan Agreement are sufficient to create in your favor a security interest in all right, title and interest of the Company in those items and types of Loan Security described in the Loan Agreement in which a security interest may be created under Article 9 of the Uniform Commercial Code as in effect in the State of California. Financing statements on Form UCC-1 have been duly executed by ECC, as a general partner of the Company. The description of the Loan Security set forth in said financing statements is sufficient to perfect a security interest in the items and types of Loan Security described therein in which a security interest may be perfected by the filing of a financing statement under the Uniform Commercial Code as in effect in such states. Assuming such financing statements have been duly filed in each filing office indicated in Exhibit "A" hereto under the Uniform Commercial Code in effect in each state in which said filing offices are located, and all fees and taxes in connection with such filings have been paid, such filings are sufficient to perfect the security interests created by the Loan Agreement in all right, title and interest of the Company in those items and types of Loan Security described in the Loan Agreement in which a security interest may be perfected by the filing of financing statements under the Uniform Commercial Code in such states. However, we express no opinion as to personal property affixed to real property in such a manner as to become a fixture under the laws of any state in which the Loan Security may be located and we call your attention to the fact that your security interest in certain of such Loan Security may not be perfected by the filing of financing statements under the Uniform Commercial Code.

        6. The execution and delivery of the Loan Agreement by the Company does not, and the performance by it with the terms thereof will not, result in any violation of, or be in conflict with, constitute default under or, except for the security interests securing the Secured Obligations, result in the creation of a Lien under, any term or provision of: (a) the Partnership Agreement or any document or instrument relating to the management or internal regulation of the Company or interpretative of such Partnership Agreement, (b) the charter or bylaws of ECC, (c) any license, judgment, decree, order, agreement, indenture or other instrument applicable to the Company or ECC of which we have knowledge, or
(d) any law, statute or governmental regulation of the United States of America or the State of California applicable to the Company or ECC.

        7. To the best of our knowledge, there is no action, proceeding or investigation, pending or threatened, against the Company or ECC

Enstar Finance Company, LLC
September 30, 1997
Page 4


which places in question the validity or enforceability of the Loan Agreement, the Secured Obligations or the Loan Security.

        8. No consent or approval of any trustee or holder of any Indebtedness or other obligation of the Company or ECC and no consent, permission, authorization, order or approval of, or other action by, and no declaration of filing with, any governmental authority or any other Person is necessary in connection with the execution, delivery and performance by any of the Company of any Loan Agreement to which it is a party or in connection with the granting by the Company of Liens in the Loan Security as contemplated by the Loan Agreement.

        Our opinions that the Loan Agreement and the Loan Obligations are enforceable against the Company in accordance with its terms are subject to (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties and (ii) general principles of equity, regardless of whether enforcement is sought in proceedings in equity or at law.

        We call your attention to the fact that:

                i. the effectiveness of each financing statement referred to in paragraph 5 above terminates five years after the date of filing unless a continuation statement is filed prior to such termination in accordance with Section 9-403 of the Uniform Commercial Code;

                ii. Section 9-402(7) of the Uniform Commercial Code provides that if the Company so changes its name, identity or corporate structure that a filed financing statement becomes seriously misleading, the filing is not effective to perfect a security interest in collateral acquired by the Company more than four months after such change unless a new appropriate financing statement is filed before the expiration of that period;

                iii. if certain tangible Loan Security is moved to a state in which a financing statement has not been filed or if the Company's location changes to a state in which a financing statement has not been filed, Section 9-103 of the Uniform Commercial Code requires that a new appropriate financing statement be filed in such new state within four months after such move to continue perfection of the security interest;

Enstar Finance Company, LLC
September 30, 1997
Page 5


                iv. under certain circumstances described in Section 9-306 of the Uniform Commercial Code, the rights of a secured party to enforce a perfected security interest in proceeds of collateral may be limited; and

                v. under certain circumstances described in Sections 9-307 and 9-308 of the Uniform Commercial Code, purchasers of collateral may take the same free of a perfected security interest.

        Except as otherwise expressly stated herein, we express no opinion herein as to the laws of any jurisdiction other than the laws of the State of California and the laws of the United States of America. Insofar as the opinions herein expressed depend upon the laws of any other jurisdiction, we have assumed, for purposes hereof, that such laws are substantially similar to the laws of the State of California.

        This opinion is limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein.

        This opinion is delivered by the undersigned to you, and only you, shall be entitled to rely thereon.

                                       Very truly yours,



                                       WEINSTEIN, BOLDT, RACINE,
                                       HALFHIDE & CAMEL
                                       Professional Corporation

                                                                   EXHIBIT 7.4.1

                       ENSTAR CABLE OF CUMBERLAND VALLEY,
                          a Georgia general partnership

                             COMPLIANCE CERTIFICATE


                                       Financial
                                       Statement Date: ________________, ____
                                                         (the "Test Quarter")

        Reference is made to that certain Loan Agreement dated as of September 30, 1997 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") between Enstar Finance Company, LLC, a Delaware limited liability company (the "Lender") and Enstar Cable of Cumberland Valley (the "Company"). Unless otherwise defined herein, capitalized terms used herein have the respective meanings assigned to them in the Loan Agreement.

        The undersigned hereby certifies as of the date hereof that he/she is the _______________ of the Corporate General Partner of the Company, and that, as such, he/she is authorized to execute and deliver this compliance certificate (the "Certificate") to the Lender on behalf of the Company, and that:

[Use the following paragraph if this Certificate is delivered in connection with the financial statements required by subsection 7.4.1 of the Loan Agreement.]

        1. Attached as Schedule 1 hereto are (a) a true and correct copy of the audited balance sheet of the Company as at the end of the fiscal year ended ________________, ____ and (b) the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year and accompanied by the opinion of [________________] or another nationally-recognized certified independent public accounting firm (the "Independent Auditor"), which report shall state that such consolidated financial statements are complete and correct and have been prepared in accordance with GAAP, and fairly present, in all material respects, the financial position of the Company for the periods indicated and on a basis consistent with prior periods.

[Use the following paragraph if this Certificate is delivered in connection with the financial statements required by subsection 7.4.2 of the Loan Agreement.]

        1. Attached as Schedule 1 hereto are (a) a true and correct copy of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of the fiscal quarter ended ______________, _____, and (b) the related unaudited consolidated statements of income, shareholders' equity, and cash flows for the period commencing on the first day and ending on the last day of such quarter and certified by the chief financial officer or controller of the

Corporate General Partner that such financial statements were prepared in accordance with GAAP (subject only to ordinary, good faith year-end audit adjustments and the absence of footnotes) and fairly present, in all material respects, the financial position and the results of operations of the Company and its Subsidiaries.

         2. The undersigned has reviewed and is familiar with the terms of the Loan Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and conditions (financial or otherwise) of the Company during the accounting period covered by the attached financial statements (the "Test Quarter") with a view to determining whether during such Test Quarter Company performed, observed and satisfied all of its obligations. The undersigned certifies that during the Test Quarter, all covenants and conditions have been so performed and observed and no Default or Event of Default has occurred or is continuing, with the exceptions set forth below in response to which Company has taken or proposes to take the following actions (if none, so state).

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                  The undersigned certifies that the calculations made and the information contained herein are derived from and correctly reflect the books and records of Company.

         3. The following financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.


                            [Signature page follows.]

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as of September 30, 1997.

                                       ENSTAR COMMUNICATIONS CORPORATION


                                       By:
                                          --------------------------------------
                                          Title:
                                                --------------------------------

                                                                   EXHIBIT 7.4.1

                                   Schedule 1

                             Compliance Calculations


Section 7.5.2

Aggregate principal amount of Indebtedness of
the Company in respect of Capitalized Lease
Obligations                                                          $__________

Maximum Amount Permitted:                                            $    50,000


Section 7.5.4

Aggregate principal amount of Indebtedness in respect of judgments or awards outstanding on the date hereof which have been in force for less than the applicable appeal period or in respect of which the Company is in good faith prosecuting an appeal or proceedings for
review                                                               $__________

Maximum Amount Permitted:                                            $   100,000


Section 7.10.1

         Total Debt (a):

         Pro Forma
         Annualized EBITDA (b):

         The ratio of (a) to (b) is _________________

         Maximum Permitted is _______________________

Section 7.10.2

         EBITDA for four consecutive
         Fiscal Quarter periods (a) is ______________

         Cash Interest Expense for
         four consecutive Fiscal
         Quarter periods (b) is _____________________

         The ratio of (a) to (b) is _________________

         Minimum ratio allowed is 2.00:1.00

Section 7.10.3

         EBITDA for four consecutive
         Fiscal Quarter periods (a) is _____________

         Fixed Charges for four consecutive
         Fiscal Quarters (b) is ____________________

         The ratio of (a) to (b) is ________________

         Minimum ratio allowed is 1.20:1.00



Section 7.11.2

Aggregate fixed rental obligations of the Company for any period of twelve consecutive months under all leases (other than Capitalized Leases), including payments required to be made by the lessee in respect of taxes and insurance, whether or not denominated as rent, but excluding rental payments made by the Company under pole attachments or use agreements, leases of microwave services, maintenance contracts and payments
under programming agreements                                       $____________

Maximum Permitted:                                                 $      50,000

Section 7.15

Total Debt                                                         $____________

One-third of Adjusted Capital                                      $____________


Total Debt may not exceed [one-third] of Adjusted Capital.


Dated:______________________________

                                                                 EXHIBIT 8.1.1 A

                                GENERAL PARTNERS


Name                                                 Partnership Interest

Enstar Communications Corporation                              0%

Enstar Income/Growth Program Five-A, L.P.                     50%

Enstar Income/Growth Program Five-B, L.P.                     50%

                                                                 EXHIBIT 8.1.1 B

                             NAMES AND JURISDICTIONS


Names                                              Jurisdictions

Enstar Cable of Cumberland Valley                    Kentucky
                                                     Missouri
                                                     Tennessee

Enstar Cable TV

Falcon Cable TV

                                                                  EXHIBIT 8.6.1



                                                                        08/14/97
Franchise List by Partnership/Region

================================ =================== ================== ============== ===============
      Partnership Region             Franchise           Community         Granted        Expiration
================================ =================== ================== ============== ===============
ENSTAR CABLE CUMBERLAND VALLEY

     Monticello, KY
        Campbell County, TN                               County             6/30/80       12/30/95
        Casey County, KY                                  County             9/16/86       01/01/98
        Cumberland, KY                                     City              1/11/80       01/11/00
        Greensburg, KY                                     City              5/17/89       05/17/99
        Hustonville, KY                                    City                            03/01/98
        Jamestown, KY                                      City              2/16/88       02/16/98
        Jellico, TN                                        City               2/5/81       02/05/96
        Liberty, KY                                        City              1/13/86       01/13/06
        Lincoln County, KY                                County              4/5/83       04/05/98
        McCreary County, KY                               County            12/14/71       01/13/97
        Monticello, KY                                     City              5/12/80       11/01/99
        Russell County, KY                                County             8/22/88       08/22/03
        Russell Springs, KY                                City              2/23/88       02/23/98
        Wayne County, KY                                  County             4/22/88       04/22/98
        Whitley County, KY                                County              1/1/85       01/01/96
     Pomme De Terre, MO
        Hermitage, MO                                      City              3/12/86       03/12/01
        Humansville, MO                                    City             11/26/85       11/26/05
        Weaubleau, MO                                      City              11/4/85       11/04/00
        Wheatland, MO                                      City              1/14/85       01/14/00

                                                                         8/14/97

                       Enstar Cable of Cumberland Valley

                                  FCC LICENSES

==================== ================== =================== ================== ===============
TYPE                 EXPIRATION         CALL SIGN           LOCATION           REGION
==================== ================== =================== ================== ===============

Enstar Cable Cumberland Valley
RADIO
                     01/13/1998         WNKS242             Cumberland         Monticello, KY
                     06/23/1998         KNJV260             Liberty            Monticello, KY
TVRO
                     05/08/2007         E870981             Jellico            Monticello, KY

================================================================================
                               COMMUNITIES SERVED

================================================================================

PARTNERSHIP: ENSTAR CABLE CUMBERLAND VALLEY

          REGION: MONTICELLO, KY
                     Casey County, KY
                     Cumberland, KY
                     Dunnville, KY
                     Emlyn, KY
                     Green County, KY
                     Greensburg, KY
                     Harlan County, KY
                     Hustonville, KY
                     Jamestown, KY
                     Jellico, TN
                     Liberty, KY
                     Liberty TVRO, KY
                     Monticello, KY
                     Moreland, KY
                     Newcomb/Osweago, TN
                     Russell County, KY
                     Russell Springs, KY
                     Wayne County, KY
                     Whitley County, KY
                     Williamsburg, KY
          REGION: POMME DE TERRE, MO
                     Hermitage, MO
                     Hickory County, MO
                     Humansville, MO
                     Weaubleau, MO
                     Wheatland, MO

                                                                      EXHIBIT 12

                                    Addresses

Enstar Cable of Cumberland Valley
474 S. Raymond Avenue
Suite 200
Pasadena, CA  91105
(626) 844-1700
FAX (626) 793-5143

Enstar Finance Company, LLC
474 S. Raymond Avenue
Suite 200
Pasadena, CA  91105
(626) 844-1700
FAX (626) 793-5143